Exhibit 10.1

25 FIRST STREET

THE DAVENPORT

CAMBRIDGE, MASSACHUSETTS

AMENDED AND RESTATED LEASE

FROM

JAMESTOWN PREMIER DAVENPORT, LLC

TO

HUBSPOT, INC.

i

LIST OF EXHIBITS. The following Exhibits are a part of this Lease and are incorporated herein by reference.

Exhibit 1.1.1	Legal Description of the Lot
Exhibit 1.1.2	Floor Plan of Each Portion of the Premises, the Atrium and the Courtyard
Exhibit 1.1.3	Annual Fixed Rent Rental Rate
Exhibit 1.1.4	Sample Rent Chart
Exhibit 1.1.5	Interim Period Annual Fixed Rent Chart
Exhibit 2.1	Revised Rentable Floor Area of Premises upon the Substantial Full Occupancy Commencement Date
Exhibit 2.2.1	Floor Plans of Certain Common Areas on Floors 2, 3 and 4
Exhibit 3.1	Form of Commencement Date Agreement
Exhibit 3.3	Leases for the Put Premises Tenants
Exhibit 3.4.1	Floor Plan of the Basement Put Premises
Exhibit 3.4.2	Basement Put Premises Annual Fixed Rent Rental Rate
Exhibit 3.4.3	Basement Put Premises Delivery Condition
Exhibit 4.1	Work Letter
Exhibit 16.10	List of Mortgagees
Exhibit 16.13	Form of SNDA with Existing Mortgagee
Exhibit 16.31	Rules and Regulations
Exhibit 16.32	Other Tenant Signage and Substantial Full Occupancy Tenant Signage
Exhibit 16.35	Location of Tenant’s Equipment – Generator
Exhibit 16.36	Building Dog Policy
Exhibit 16.40	Location of Tenant’s Roof Deck
Exhibit 16.42.1	Location of Tenant’s Basement Storage Premises
Exhibit 16.42.2	Annual Fixed Basement Rent
Exhibit 16.43	Location of Swing Basement Space

ii

AMENDED AND RESTATED LEASE AGREEMENT

This Amended and Restated Lease Agreement (as amended and restated, this “Lease” or “Agreement” or “Amended and Restated Lease”) dated as of November 1, 2015 (the “Execution Date”) is hereby entered into by and between JAMESTOWN PREMIER DAVENPORT, LLC, a Delaware limited liability company, successor-in-interest to DWF III Davenport, LLC, the successor-in-interest to 25 First Street, LLC (hereinafter referred to as “Landlord”), and HUBSPOT, INC., a Delaware corporation (hereinafter referred to as “Tenant”). The Lease relates to space in the Building (as defined herein) known as The Davenport Building, having an address of 25 First Street, Cambridge, Massachusetts.

BACKGROUND

Reference is made to the following:

A. Tenant is currently leasing the Portion of the Premises referred to herein as the Existing Premises pursuant to a lease between Landlord and Tenant dated March 10, 2010, as amended by a First Amendment to Lease Agreement dated as of February 1, 2011, a Second Amendment to Lease Agreement dated as of September 20, 2012, a Third Amendment to Lease Agreement dated as of February 4, 2013, a Fourth Amendment to Lease Agreement dated as of April 1, 2013 (the “Prior Fourth Amendment”), a Fifth Amendment to Lease Agreement dated as of June 12, 2013, a Sixth Amendment to Lease dated as of November 9, 2013, and a Seventh Amendment to Lease dated as of October 22, 2015 (the “Prior Seventh Amendment”) (as amended, the “Prior Lease”) with respect to the Existing Premises (as hereinafter defined).

B. Pursuant to Section 16.44 hereof, the Prior Lease shall terminate effective as of 11:59 p.m. (ET) on the day immediately preceding the Lease Commencement Date.

C. The Existing Premises, the Delayed Portion of the Existing Premises, as well as each portion of the Expansion Premises (i.e., the Phase I Premises, Phase II Premises A, Phase II Premises B, Phase II Premises C, and Phase III Premises) and, in the event that, pursuant to Section 3.3 and/or Section 3.4 below, Tenant leases any portion of the Put Premises, each portion of the Put Premises, are sometimes referred to herein as a “Portion of the Premises.”

Landlord and Tenant hereby agree with each other as follows:

ARTICLE 1

BASIC LEASE PROVISIONS

1.1	BASIC DATA. The following terms shall have the following meanings:

Landlord:	Jamestown Premier Davenport, LLC, a Delaware limited liability company, successor-in-interest to DWF III Davenport, LLC, the successor-in-interest to 25 First Street, LLC

Tenant:	HubSpot, Inc., a Delaware corporation

Lot:	The land described on Exhibit 1.1.1, known as 25 First Street, Cambridge, Massachusetts.

Building:	The building and other improvements constructed on the Lot.

Existing Premises:

118,561 rentable square feet on Floors 1, 2,

and 4, comprising the Suite 100 Portion of the

Existing Premises, Suite 104 Portion of the

Existing Premises, Suite 105 Portion of the

Existing Premises, Suite 106 Portion of the

Existing Premises, Suite 108 Portion of the

Existing Premises, Suite 114 Portion of the

Existing Premises, Suite 200 Portion of the

Existing Premises, Suite 205 Portion of the

Existing Premises, Suite 401 Portion of the

Existing Premises, Suite 405 Portion of the

Existing Premises, and the Delayed Portion of the Existing Premises (collectively, the “Existing Premises”), as set forth below:

Suite 100 Portion of the Existing Premises:	8,794 rentable square feet on Floor 1, as shown on Exhibit 1.1.2, Sheet 1, which rentable square footage is subject to increase upon the Substantial Full Occupancy Commencement Date as provided in Section 2.1(B) below.

Suite 104 Portion of the Existing Premises:	5,631 rentable square feet on Floor 1, as shown on Exhibit 1.1.2, Sheet 1, which rentable square footage is subject to increase upon the Substantial Full Occupancy Commencement Date as provided in Section 2.1(B) below.

Suite 105 Portion of the Existing Premises:	2,269 rentable square feet on Floor 1, as shown on Exhibit 1.1.2, Sheet 1, which rentable square footage is subject to increase upon the Substantial Full Occupancy Commencement Date as provided in Section 2.1(B) below.

Suite 106 Portion of the Existing Premises:	2,207 rentable square feet on Floor 1, as shown on Exhibit 1.1.2, Sheet 1, which rentable square footage is subject to increase upon the Substantial Full Occupancy Commencement Date as provided in Section 2.1(B) below.

Suite 108 Portion of the Existing Premises:	6,337 rentable square feet on Floors 1, as shown on Exhibit 1.1.2, Sheet 1, which rentable square footage is subject to increase upon the Substantial Full Occupancy Commencement Date as provided in Section 2.1(B) below.

Suite 114 Portion of the Existing Premises:	4,095 rentable square feet on Floor 1, as shown on Exhibit 1.1.2, Sheet 1, which rentable square footage is subject to increase upon the Substantial Full Occupancy Commencement Date as provided in Section 2.1(B) below.

Suite 200 Portion of the Existing Premises:	35,803 rentable square feet on Floor 2, as shown on Exhibit 1.1.2, Sheet 2, which rentable square footage is subject to increase upon the Substantial Full Occupancy Commencement Date as provided in Section 2.1(B) below.

Suite 205 Portion of the Existing Premises:	8,258 rentable square feet on Floor 2, as shown on Exhibit 1.1.2, Sheet 2, which rentable square footage is subject to increase upon the Substantial Full Occupancy Commencement Date as provided in Section 2.1(B) below.

Suite 401 Portion of the Existing Premises:	32,134 rentable square feet on Floor 4, as shown on Exhibit 1.1.2, Sheet 4, which rentable square footage is subject to increase upon the Substantial Full Occupancy Commencement Date as provided in Section 2.1(B) below.

Suite 405 Portion of the Existing Premises:	6,426 rentable square feet on Floor 4, as shown on Exhibit 1.1.2, Sheet 4, which rentable square footage is subject to increase upon the Substantial Full Occupancy Commencement Date as provided in Section 2.1(B) below.

Delayed Portion of the Existing Premises:	6,607 rentable square feet on Floors 1, as shown on Exhibit 1.1.2, Sheet 1, which rentable square footage is subject to increase upon the Substantial Full Occupancy Commencement Date as provided in Section 2.1(B) below. The parties hereby acknowledge that the Delayed Portion of the Existing Premises is the space defined as the Fourth Amendment 6,607 RSF Premises in the Prior Fourth Amendment.

Expansion Premises:	66,887 rentable square feet on Floors 2, 3, and 4, comprising the Phase I Premises, Phase II Premises A, Phase II Premises B, Phase II Premises C, and Phase III Premises (collectively, the “Expansion Premises”), as set forth below:

Phase I Premises:	8,143 rentable square feet on Floor 2, as shown on Exhibit 1.1.2, Sheet 2, which rentable square footage is subject to increase upon the Substantial Full Occupancy Commencement Date as provided in Section 2.1(B) below.

Phase II Premises A:	4,996 rentable square feet on Floor 2, as shown on Exhibit 1.1.2, Sheet 2, which rentable square footage is subject to increase upon the Substantial Full Occupancy Commencement Date as provided in Section 2.1(B) below.

Phase II Premises B:	8,202 rentable square feet on Floor 4, as shown on Exhibit 1.1.2, Sheet 4, which rentable square footage is subject to increase upon the Substantial Full Occupancy Commencement Date as provided in Section 2.1(B) below.

Phase II Premises C:	2,712 rentable square feet on Floor 4, as shown on Exhibit 1.1.2, Sheet 4, which rentable square footage is subject to increase upon the Substantial Full Occupancy Commencement Date as provided in Section 2.1(B) below.

Phase III Premises:	42,834 rentable square feet on Floor 3, as shown on Exhibit 1.1.2, Sheet 3, which rentable square footage is subject to increase upon the Substantial Full Occupancy Commencement Date as provided in Section 2.1(B) below.

Initially-Contemplated Premises:	The Existing Premises and the Expansion Premises, collectively.

Put Premises:	The Currently-Committed Put Premises (defined in Section 3.3 below) and the Basement Put Premises (defined in Section 3.4 below), collectively. Each of Put Premises A, Put Premises B, Put Premises C and the Basement Put Premises are sometimes referred to herein as a “Portion of the Put Premises.”

Lease Commencement Dates:

Existing Premises Commencement Date (except for the Delayed Portion of the Existing Premises):	November 1, 2015

Phase I Premises Commencement Date:	October 22, 2015.

Delayed Portion of the Existing Premises Commencement Date:	The later of (i) September 1, 2016 (the “Estimated Delayed Portion of the Existing Premises Commencement Date”) and (ii) the date when Landlord delivers the Delayed Portion of the Existing Premises to Tenant in its as-is condition and free and clear of all tenants and occupants.

Phase II Premises A Commencement Date:	The later of (i) the date when Landlord delivers the Phase II Premises A to Tenant in its as-is condition and free and clear of all tenants and occupants and (ii) January 1, 2017 (the “Estimated Phase II and Phase III Premises Commencement Date”).

Phase II Premises B Commencement Date:	The later of (i) the date when Landlord delivers the Phase II Premises B to Tenant in its as-is condition and free and clear of all tenants and occupants and (ii) the Estimated Phase II and Phase III Premises Commencement Date.

Phase II Premises C Commencement Date:	The later of (i) the date when Landlord delivers the Phase II Premises C to Tenant in its as-is condition and free and clear of all tenants and occupants and (ii) Estimated Phase II and Phase III Premises Commencement Date.

Phase III Premises Commencement Date:	The later of (i) the date when Landlord delivers the Phase III Premises to Tenant in its as-is condition and free and clear of all tenants and occupants and (ii) Estimated Phase II and Phase III Premises Commencement Date.

Rent Commencement Dates:

Existing Premises Rent Commencement Date (except for the Delayed Portion of the Existing Premises):	November 1, 2015

Delayed Portion of the Existing Premises Rent Commencement Date:	The date that is three (3) months following the Delayed Portion of the Existing Premises Commencement Date, subject to Section 5.1(B).

Phase I Premises Rent Commencement Date:	April 21, 2016, subject to the rent credit set forth in Section 16.44 below.

Phase II Premises A Rent Commencement Date:	The date that is six (6) months following the Phase II Premises A Commencement Date, subject to Section 5.1(B).

Phase II Premises B Rent Commencement Date:	The date that is six (6) months following the Phase II Premises B Commencement Date, subject to Section 5.1(B).

Phase II Premises C Rent Commencement Date:	The date that is six (6) months following the Phase II Premises C Commencement Date, subject to Section 5.1(B).

Phase III Premises Rent Commencement Date:	The date that is eight (8) months following the Phase III Premises Commencement Date, subject to Section 5.1(B).

Final Expansion Premises Rent Commencement Date:	The latest to occur of: (i) the Phase II Premises A Rent Commencement Date, (ii) the Phase II Premises B Rent Commencement

Date, (iii) the Phase II Premises C Rent Commencement Date, and (iv) the Phase III Premises Rent Commencement Date.

Expiration Date:	October 31, 2027.

Term or Lease Term:	The period commencing on the Lease Commencement Date, and expiring on the Expiration Date, as the same may be extended as set forth in Section 3.2.

Extension Options:	Two (2) additional periods of five (5) years each, as provided in Section 3.2.

Permitted Use:	General business office use and all lawful uses ancillary thereto and subject to Tenant’s express use rights set forth in this Lease.

Annual Fixed Rent:	Except as set forth below with respect to Annual Fixed Rent payable in respect of the Existing Premises (including the Delayed Portion of the Existing Premises) during the Interim Period (defined below) and except as set forth in Section 3.4 with respect to Annual Fixed Rent payable in respect of the Basement Put Premises, Annual Fixed Rent payable in respect of each Portion of the Premises shall be equal to the amount obtained by multiplying (i) the then-applicable Rentable Floor Area of the Premises (less the sum of (a) the Rentable Floor Area of the Existing Premises during the Interim Period plus (b) the Rentable Floor Area of the Basement Put Premises) by (ii) the then-applicable Annual Fixed Rent rental rate as set forth on the schedule attached hereto as Exhibit 1.1.3 (the “Annual Fixed Rent Rental Rate”). For the avoidance of doubt, the parties acknowledge that (a) the Rentable Floor Area of any Portion of the Expansion Premises will not be taken into account for purposes of the foregoing calculation until the Rent Commencement Date with respect to each such Portion of the Expansion Premises and (b) the Annual Fixed Rent Rental Rate shall have no application with respect to the Basement Put Premises, the parties hereby acknowledging that Annual Fixed Rent shall be payable with respect to the Basement Put Premises as set forth in Section 3.4. In order to illustrate how Annual Fixed Rent under the Lease is calculated, attached hereto as Exhibit 1.1.4 is a sample rent chart showing the Annual Fixed Rent payable commencing as of the Final Expansion Premises Rent Commencement Date and continuing throughout the Lease Term, which sample rent chart assumes the following: (i) the Final Expansion Premises Rent Commencement Date occurs on September 1, 2017, (ii) the Substantial Full Occupancy Commencement Date does not occur at any point during the Lease Term; and (iii) no Commencement Date with respect to any Portion of the Put Premises occurs at any point during the Lease Term.

Annual Fixed Rent for the Existing Premises During the Interim Period:	During the period beginning on the Lease Commencement Date and continuing through November 30, 2020 (the “Interim Period”), Annual Fixed Rent payable in respect of the Existing Premises shall be as set forth on the schedule attached hereto as Exhibit 1.1.5. From and after December 1, 2020, and continuing throughout the Lease Term, Annual Fixed Rent payable in respect of the Existing Premises shall be calculated at the rental rates as described above with respect to the Premises generally.

Additional Rent:	All charges and other sums payable by Tenant as set forth in this Lease in addition to Annual Fixed Rent.

Tenant’s Share:	The ratio of the Rentable Floor Area of the Premises to one hundred percent (100%) of the Rentable Floor Area of the Building.

Common Areas:	As defined in Section 2.2.

Rentable Floor Area of the Premises:	111,954 rentable square feet as of the Execution Date, subject to increase upon (i) the Commencement Date with respect to any additional Portion of the Premises and/or (ii)

the Substantial Full Occupancy Commencement Date as provided in Section 2.1(B) below.

Rentable Floor Area of the Building:	218,037 rentable square feet, subject to increase upon (i) the Substantial Full Occupancy Commencement Date as provided in Section 2.1(B) below and/or (ii) the Basement Put Premises Commencement Date as provided in Section 3.4(C). Landlord represents and warrants that the Basement Put Premises has not been included in the calculation of the Rentable Floor Area of Building for any purposes, including the loss factor or add on factor utilized in connection with Landlord’s measurement of the Rentable Floor Area of the Building.

Tenant Improvement Allowance (Landlord’s Base Contribution) for Existing Premises and Expansion Premises:	$7,758,706.83

Brokers:	T3 Advisors and Transwestern RBJ.

Security Deposit:	$3,457,523.98, subject to reduction as set forth in Section 16.27 hereof.

Occupying:	Whenever the term “Occupying” is used in this Lease to determine the portion of the Premises (exclusive of the Basement Put Premises) that the Tenant is then occupying, such portion shall be equal to one hundred percent (100%) of the Rentable Floor Area then leased to Tenant under this Lease (exclusive of the Basement Put Premises), less the aggregate amount of Rentable Floor Area of the Premises then being sublet by Tenant to any person or entity other than a Permitted Tenant Successor or a Tenant Affiliate and/or affected by having been assigned by Tenant to any person or entity other than a Permitted Tenant Successor or a Tenant Affiliate. For the avoidance of doubt, the term “Occupancy” shall not require actual, physical occupancy or use of the Premises by Tenant.

ARTICLE 2

PREMISES

2.1	DEMISE AND LEASE OF PREMISES.

(A) Landlord hereby leases the Existing Premises to Tenant, and Tenant hereby leases the Existing Premises from Landlord. Except as expressly set forth in Section 2.2 hereof, the Premises shall not include any Common Areas, as hereinafter defined. Effective as of the applicable Commencement Date for the Delayed Portion of the Existing Premises and each Portion of the Expansion Premises (as such Commencement Dates are defined in Section 1.1 above), Landlord shall demise and lease to Tenant, and Tenant shall hire and take from Landlord, the Delayed Portion of the Existing Premises and such Portion of the Expansion Premises for a term commencing as of the applicable Commencement Date for the Delayed Portion of the Existing Premises and such Portion of the Expansion Premises and terminating as of the expiration or earlier termination of the Lease Term. Said demise of the Delayed Portion of the Existing Premises and each such Portion of the Expansion Premises shall be upon all of the same terms and conditions of the Lease, except as set forth herein. From and after the Commencement Date for the Delayed Portion of the Existing Premises and each Portion of the Expansion Premises, (i) the term “Premises” as used in this Lease shall be deemed to include the Delayed Portion of the Existing Premises and such Portion of the Expansion Premises, as the case may be, and (ii) the Rentable Floor Area of the Premises shall be increased by an amount equal to the Rentable Floor Area of the Delayed Portion of the Existing Premises and such Portion of the Expansion Premises, as the case may be.

(B) Adjustments in Lease upon the Substantial Full Occupancy Commencement Date. The parties hereby expressly acknowledge and agree that if, pursuant to the provisions of this Lease or otherwise, the Substantial Full Occupancy Commencement Date (as hereinafter defined) has occurred, then the agreed upon Rentable Floor Area of each Portion of the Premises, as well as of the Building, shall be increased, and Tenant shall be entitled to certain additional rights, as follows:

(i)	Increase in Rentable Areas.

(a)

The “Substantial Full Occupancy Commencement Date” shall mean the earlier to occur of: (i) the first date as of which the Premises demised to Tenant under this Lease contains at least 198,414 rentable square feet (i.e., the first date when the percentage obtained by dividing (x) the Rentable Floor Area of the Premises by (y) the Rentable Floor Area of the Building reaches ninety-one percent (91%)) (the “91% Leasing Test”), and (ii) the first date as of which Tenant leases the entirety of Put Premises C (provided that Tenant is also then leasing the entirety of the Initially-Contemplated Premises) (the “Put Premises C Leasing Test”). Tenant’s continued satisfaction of the 91% Leasing Test and the Put Premises C Leasing Test shall each individually be referred to herein as a “Substantial Full Occupancy Condition”

(i.e., Tenant is not required to satisfy both tests to satisfy the Substantial Full Occupancy Condition). Landlord hereby agrees that: (i) if a Put Premises Tenant fails to timely and properly exercise its right to extend the term of if its lease (“Existing Put Premises Lease”) of a Portion of the Currently-Committed Put Premises (as hereinafter defined), Landlord will not enter into an agreement with such Put Premises Tenant renewing or extending the term of such Existing Put Premises Lease, and, (ii) from and after the Execution Date, Landlord will not enter into an amendment or modification of any Existing Put Premises Lease which grants to such Put Premises Tenant new or greater rights, with respect to the Building or its leased premises, than such Put Premises Tenant has, as of the Execution Date, under such Existing Put Premises Lease. For the avoidance of doubt, the Substantial Full Occupancy Commencement Date and the Substantial Full Occupancy Conditions shall in no event be determined by reference to the number of rentable square feet of the Premises or the Building that Tenant is Occupying.

(b)	Effective as of the Substantial Full Occupancy Commencement Date: (i) the Rentable Floor Area of the Building will be increased from 218,037 rentable square feet to 220,190 rentable square feet, (ii) the Rentable Floor Area of each Portion of the Initially-Contemplated Premises and the Currently Committed Put Premises will be deemed to contain the Rentable Floor Area as shown on Exhibit 2.1 attached hereto, (iii) Annual Fixed Rent payable with respect to each Portion of the Premises shall thereafter be calculated based on the Rentable Floor Area of the Premises as so increased pursuant to this Section 2.1(B), and (iv) Tenant’s Share for purposes of calculating the Landlord’s Tax Expenses Allocable to the Premises and Operating Expenses Allocable to the Premises will not change on account of the occurrence of the Substantial Full Occupancy Commencement Date. The parties acknowledge that the occurrence of the Substantial Full Occupancy Commencement Date shall be determined based on the percentage that the Rentable Floor Area of the Premises bears to the Rentable Floor Area of the Building, and shall not take into account the percentage of the Premises that Tenant is actually then occupying. The parties further acknowledge that any increases and/or decreases to the Rentable Floor Area of the Premises after the Substantial Full Occupancy Commencement Date will have no effect on the Rentable Floor Area of the Building (e.g., the Rentable Floor Area of the Building will not be reduced even if subsequent to the Substantial Full Occupancy Commencement Date the Rentable Floor Area of the Premises is reduced such that it is less than ninety-one percent (91%) of the Rentable Floor Area of the Building).

(c)	Tenant’s Rights upon Substantial Full Occupancy Commencement Date. Upon the occurrence of the Substantial Full Occupancy Commencement Date, Tenant shall have the rights set forth in Sections 2.2(D) (Right to Tenant’s reception desk in Common Area on the first floor), 2.2(E)(v) (certain rights related to the Floor 1 Common Areas), Section 7.3 (Services), Section 10.2 (Parking), 16.32(C) (Exterior Signage), and 16.42(B) (Demise of Basement Storage Areas).

2.2	COMMON AREAS AND LANDLORD’S RESERVED RIGHTS.

(A) Tenant shall have the non-exclusive right to use in common with others, subject to the terms of this Lease, the following areas (“Common Areas”): (a) the common lobbies, corridors, stairways, elevators and mechanical, janitorial and electrical rooms of the Building, and the pipes, ducts, shafts, conduits, wires and appurtenant meters and equipment serving the Premises in common with others, (b) the loading areas serving the Building and the common walkways and driveways necessary for access to the Building, (c) if the Premises include less than the entire rentable floor area of any floor, the common toilets, corridors and elevator lobby of such floor, and (d) the Building Amenities (as hereinafter defined). Subject to Tenant’s rights under this Lease, Landlord shall provide the following Building amenities to Tenant, its employees and guests throughout the Term (as it may be extended): (i) an enclosed common area atrium located on Floor 1 of the Building and shown as the “Atrium” on the floor plan attached hereto as Exhibit 1.1.2, Sheet 1 (the “Atrium”), (ii) an outdoor common area courtyard located on Floor 1 of the Building and shown as the “Courtyard” on the floor plan attached hereto as Exhibit 1.1.2, Sheet 1 (the “Courtyard”), (iii) an exposed brick and beam environment, (iv) a client service liaison, (v) a common conference room on the first floor of the Building and shown as “Conference” on the floor plan attached hereto as Exhibit 1.1.2, Sheet 1 (the “First Floor Conference Room”), and (vi) shower facilities (each a “Building Amenity” and collectively, the “Building Amenities”). Landlord agrees that the Atrium, the Courtyard and the First Floor Conference Room will remain a part of the Building throughout the Term hereof (subject to such modifications as Landlord may deem necessary or desirable from time to time, provided, however, that from and after the Substantial Full Occupancy Commencement Date, Landlord shall only be allowed to make modifications to such areas (i) if required by law or (ii) if Tenant consents to such modifications in accordance with Section 2.2(C) below) and that, subject to availability, Tenant may utilize the Courtyard, the Atrium and the First Floor Conference Room for functions and the like subject to there not being any Event of Default under this Lease and Tenant signing the Landlord’s standard form of license with regard to such usage, which license would include provisions regarding reimbursement to Landlord for out of pocket insurance, security and clean-up costs incurred by Landlord in connection with such use of the Courtyard, the Atrium or the First Floor Conference Room. In the event that Tenant enters into a license to concurrently use both the Atrium and the Courtyard, such license shall specify that Tenant’s use of such areas will not prohibit or unreasonably restrict any other tenant of the Building from accessing their premises. Tenant shall pay actual out-of-pocket costs incurred by Landlord in connection with Tenant’s use of the Courtyard, the Atrium and the First Floor Conference Room. Notwithstanding anything to the contrary herein contained, Landlord has no obligation to allow any particular telecommunication service provider to have access to the Building or to Tenant’s Premises, but Landlord shall not be unreasonable in denying such access and Tenant’s existing telecommunications provider shall be permitted access throughout the Term of this Lease. If Landlord permits such access and the provider serves other tenants in the Building, Landlord may condition such access upon the payment to Landlord by the service provider of fees assessed by Landlord in its reasonable discretion. There shall be no fees assessed for Tenant’s existing telecommunications provider or after the Substantial Full Occupancy Commencement Date.

(B) Landlord reserves the right, provided the same is done without unreasonable interference with Tenant’s use, to install, use, maintain, repair, replace and relocate pipes, ducts, conduits, wires and appurtenant fixtures, wherever located, so long as such items (i) are necessary to keep and operate the Building in good condition and repair consistent with Landlord’s obligations under this Lease, (ii) do not materially adversely affect the first class appearance or usefulness of the Premises, (iii) do not reduce the usable area of the Premises (other than to a de minimis extent), and, (iv) with respect to any such changes made within the Premises, (a) are required by law and (b) consented to by Tenant (which consent will not be unreasonably withheld). Notwithstanding the foregoing, Landlord shall not have the right to make such changes within the Premises after the Substantial Full Occupancy Commencement Date, unless either (x) such changes are required by law or (y) Tenant consents to such changes, which consent may be withheld in Tenant’s sole discretion. Installations, replacements and relocations referred to in this Section 2.2(B) shall be located so far as practicable in the central core area of the Building, above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises. Except in the case of emergencies or for normal cleaning or maintenance, Landlord agrees to use reasonable efforts to coordinate with Tenant the scheduling of any of the foregoing which require work in the Premises. In connection with any such work, Landlord shall use reasonable efforts to minimize interference with Tenant’s use of the Premises.

(C) Subject to the terms of this Lease and Tenant’s rights hereunder, Landlord reserves all rights of ownership and use in all respects outside the Premises. Landlord shall have the right to change and rearrange the Common Areas, to change, relocate and eliminate facilities therein, to permit the use of or lease all or part thereof for exhibitions and displays and to sell, lease or dedicate all or part thereof to public use; and further to make changes in the Building and other structures and improvements on the Lot, except the Premises, as long as Tenant at all times has reasonable access to the Building and Premises and adequate use and enjoyment thereof pursuant to this Lease, and provided, however, that, (1) except as provided in Section 2.2(B), Landlord shall not exercise any of the foregoing rights with respect to any of the Tenant Controlled Common Areas (as hereinafter defined) that Tenant has the right to control and alter pursuant to Section 2.2(E) below without Tenant’s consent in Tenant’s sole discretion, (2) from and after the Substantial Full Occupancy Commencement Date, Landlord shall not make any material changes or modifications to the Common Areas, including the Building Amenities and entrances, doorways and corridors that except (i) as required by law or (ii) with Tenant’s prior written consent, which consent will not be unreasonably withheld:

(x) are not necessary to keep and operate the Building in good condition and repair consistent with Landlord’s obligations under this Lease, or

(y) materially adversely affect the first class appearance or usefulness of the Common Areas and/or Building Amenities, or

(z) reduce or alter the usable area or functionality of the Common Areas and/or Building Amenities (other than to a de minimis extent); and

(3) from and after the Execution Date, Landlord shall not, except as expressly contemplated with respect to certain areas of the basement of the Building (i.e., the Basement Put Premises, the Basement Storage Premises, and the Swing Basement Space), or as may be requested by Tenant in writing, convert any portion of the Common Areas, or any other portion of the Building which is not, as of the Execution Date of this Lease used as rentable or leaseable space for the exclusive use of a tenant, to areas which can be leased, licensed or otherwise occupied by a third party for its exclusive use.

(D) From and after the Substantial Full Occupancy Commencement Date, Tenant shall have the right, at its election, to (i) share the use of the reception desk currently located on Floor 1 with Landlord’s security personnel, or (ii) relocate, at Tenant’s cost, such reception desk to an alternate location in the Common Areas of Floor 1, which new location shall be mutually agreed upon by Landlord and Tenant, and to install a new reception desk for Tenant’s exclusive use in the current location of the Building’s reception desk; provided, however: (x) Tenant acknowledges that if the existing reception desk is relocated by Tenant, until the 100% Lease Date (as hereinafter defined), at Tenant’s election, either Tenant’s use of the relocated reception desk will continue to be shared with Landlord’s security personnel or Landlord’s security personnel shall be stationed at another mutually acceptable location located on Floor 1, and (y) Landlord acknowledges that Tenant shall incur no obligation to provide security or other services to tenants of the Building due to its use of the shared reception desk.

(E) Tenant’s Rights to Control Common Areas.

(i) Definitions. It is agreed that the following terms used herein shall be defined as follows:

(1) “Tenant Controlled Common Areas” shall mean the portions of the Common Areas of the Building with respect to which Tenant may exercise the Common Area Control Rights, which portions of the Common Areas shall become “Tenant Controlled Common Areas” at the times set forth in this Section 2.2(E).

(2) “Common Area Control Rights” shall mean: (1) the right to require Landlord to impose on the tenants of the Building reasonable rules and regulations with respect to the use of the Tenant Controlled Common Areas; (2) the right to make alterations and installations to the Tenant Controlled Common Areas, provided that Tenant must (a) perform such work in accordance with the terms of this Lease and (b) obtain Landlord’s written approval of the final construction plans and specifications for such work pursuant to Section 9.2 below prior to making any such alterations; (3) the right to direct Landlord to exclude other tenants and occupants of the Building from accessing the Tenant Controlled Common Areas, including, to the extent applicable, the right to impose Elevator Lock Off Rights (as hereinafter defined) with respect to any elevator that opens directly into a Common Area that is then a Tenant Controlled Common Area; and (4) the right to use the Tenant Controlled Common Areas for the Permitted Use as if such Tenant Controlled Common Areas were the Premises; provided, however, that Tenant may not use any Tenant Controlled Common Areas for permanent population occupancy (e.g., the use of desks or other work stations where Tenant’s employees store their papers and belongings).

(3) “Elevator Lock Off Right” shall mean the right for Tenant, at Tenant’s sole cost and expense (subject to Tenant’s right to use Landlord’s Base Contribution to pay for such costs), to perform alterations to the elevators of the Building so that access to any floor (“Restricted Floor”) from such elevator may only be made through the use of card key or other reasonable means approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed), provided that: (x) Tenant may only exercise its Elevator Lock Off Right for any elevator into which either: (1) the elevator lobby directly adjacent to such elevator for the Restricted Floor in question is then a Tenant Controlled Common Area, and (2) Tenant provides to Landlord the same means of access to the locked offer floors as Tenant provides to its employees so that Landlord may access such floors using such elevators in an emergency.

(4) “Floor 2 Common Area A” shall mean the portion of Floor 2 shown on Exhibit 2.2.1, Sheet 1 as “Floor 2 Common Area A.”

(5) “Floor 2 Common Area B” shall mean the portion of Floor 2 shown on Exhibit 2.2.1, Sheet 1 as “Floor 2 Common Area B.”

(6) “Floor 3 Common Area A” shall mean the portion of Floor 3 shown on Exhibit 2.2.1, Sheet 2 as “Floor 3 Common Area A.”

(7) “Floor 3 Common Area B” shall mean the portion of Floor 3 shown on Exhibit 2.2.1, Sheet 2 as “Floor 3 Common Area B.”

(8) “Floor 4 Common Area A” shall mean the portion of Floor 4 shown on Exhibit 2.2.1, Sheet 3 as “Floor 4 Common Area A.”

(9) “Floor 4 Common Area B” shall mean the portion of Floor 4 shown on Exhibit 2.2.1, Sheet 3 as “Floor 4 Common Area B.”

(ii) Floor 2 Common Area Control Rights. From and after the Execution Date, Floor 2 Common Area A shall be deemed to be Tenant Controlled Common Area. In addition, at such time as, and for so long as, Tenant leases the entirety of the Rentable Floor Area of Floor 2, Floor 2 Common Area A and Floor 2 Common Area B shall both be deemed to be Tenant Controlled Common Area.

(iii) Floor 3 Common Area Control Rights. Effective as of the Phase III Premises Commencement Date, Floor 3 Common Area A shall be deemed to be Tenant Controlled Common Area. In addition, at such time as, and for so long as, Tenant leases the entirety of the Rentable Floor Area of Floor 3, Floor 3 Common Area A and Floor 3 Common Area B shall both be deemed to be Tenant Controlled Common Area.

(iv) Floor 4 Common Area Control Rights. Effective as of the Phase II Premises B Commencement Date, Floor 4 Common Area A shall be deemed to be Tenant Controlled Common Area. In addition, at such time as, and for so long as, Tenant leases the entirety of the Rentable Floor Area of Floor 4, Floor 4 Common Area A and Floor 4 Common Area B shall both be deemed to be Tenant Controlled Common Area.

(v) Floor 1 Common Area Control Rights. Upon the Substantial Full Occupancy Commencement Date, Tenant shall, subject to the provisions of this Section 2.2(E), have the following rights with respect to the portion of the Common Areas located on Floor 1 (including the Atrium and the Courtyard) and shown on Exhibit 2.2.1, Sheet 1 (the “Floor 1 Common Areas”): (a) the right to require Landlord to impose on the tenants of the Building reasonable rules and regulations with respect to the use of the Floor 1 Common Areas and (b) the right to make alterations and installations to the Floor 1 Common Areas, provided that Tenant must (a) perform such work in accordance with the terms of this Lease and (b) obtain Landlord’s written approval of the final construction plans and specifications for such work pursuant to Section 9.2 below prior to making any such alterations.

(vi) Tenant’s Common Area Rights as of the 100% Lease Date. Effective as of the first date as of which the percentage that the Rentable Floor Area of the Premises bears to the Rentable Floor Area of the Building reaches one hundred percent (100%) (the “100% Lease Date”), use of the Common Areas of the Building shall be exclusive to Tenant and Landlord shall have no rights to alter or change the same, except in the event that such alteration or change is required by Applicable Laws. As used herein, the “100% Lease Test” shall mean that the percentage that the Rentable Floor Area of the Premises bears to the Rentable Floor Area of the Building then equals one hundred percent (100%). For the avoidance of doubt, the 100% Lease Date shall be deemed to have occurred, and Tenant shall be deemed to have satisfied the 100% Lease Test, if Tenant is then leasing the Existing Premises, the Expansion Premises, the Currently-Committed Put Premises (i.e., Put Premises A, Put Premises B and Put Premises C, but not including the Basement Put Premises), and the Basement Storage Premises. In addition, upon the 100% Lease Date, and so long as Tenant continues to satisfy the 100% Lease Test, Tenant shall have the right to remove the existing artwork and scroll in the main lobby (the “Existing Artwork”) and replace the Existing Artwork with artwork selected by Tenant and/or with signage and branding identifying Tenant. Tenant shall provide the Existing Artwork to Landlord promptly after removing the same. In the event that, after the 100% Lease Date, Tenant no longer satisfies the 100% Lease Test, Tenant shall, at Landlord’s election and at Tenant’s sole cost and expense, either (i) restore the Existing Artwork to the location where it existed as of the Execution Date or (ii) install mutually acceptable new artwork provided by Landlord.

(vii) Upon the Substantial Full Occupancy Commencement Date, Tenant shall have the right, so long as Tenant continues to satisfy either of the Substantial Full Occupancy Conditions,

to perform the work associated with the Potential Common Area Projects (as hereinafter defined); provided, however that (i) Tenant must perform any work associated with a Potential Common Area Project in accordance with the terms of this Lease (including, without limitation, obtaining Landlord’s written approval of the final construction plans and specifications for such work pursuant to Section 9.2 below prior to performing such work), and (ii) Tenant acknowledges that Landlord will not be required to approve all of the Potential Common Area Projects. In the event that, after the Substantial Full Occupancy Commencement Date, Tenant no longer satisfies at least one of the Substantial Full Occupancy Conditions, Tenant shall, at Landlord’s election, be required to restore the portion of the Common Areas renovated in connection with any Potential Common Area Project to substantially the same condition in which the same existed as of the Execution Date. In addition, prior to the expiration or earlier termination of the Lease Term, Tenant shall, at Landlord’s election, be required to restore the portion of the Common Areas renovated in connection with any Potential Common Area Project to the condition in which the same existed as of the Execution Date. Each of the following shall be defined as a “Potential Common Area Project”: (a) interactive display and “Mediamesh” on exterior of the Building or the Building’s chimney or within the interior of the Premises behind windows facing the exterior of the Building; (b) rework of the interior lobby Atrium; (c) installation of a connection to Atrium or Courtyard; (d) built-in auditorium or Courtyard seating; and (e) additional Atrium circulation.

(viii) Notwithstanding anything to the contrary herein contained, Tenant’s rights under this Section 2.2(E) shall be subject to the following: (y) Landlord’s prior written approval of any such rule, regulation, and alteration, which approval shall not be unreasonably withheld, conditioned, or delayed, and (z) any such alterations and installations shall be performed in accordance with the provisions of this Lease (including, without limitation, Article 9). Nothing in this Section 2.2(E) shall limit or restrict Tenant’s signage rights set forth in Section 16.32 of this Lease.

ARTICLE 3

LEASE TERM, EXTENSION OPTIONS, AND RIGHTS TO ADDITIONAL SPACE

3.1	TERM.

(A) The Term of this Lease shall be the period specified in Section 1.1 hereof, unless sooner terminated or extended as herein provided. On request of either party, as soon as may be convenient after the Final Expansion Premises Rent Commencement Date has been determined, Landlord and Tenant agree to join with each other in the execution of a written Commencement Date Agreement in the form of Exhibit 3.1 to this Lease.

(B) Landlord shall use commercially reasonable efforts to cause the Phase II Premises A Commencement Date, the Phase II Premises B Commencement Date, the Phase II Premises C Commencement Date and the Phase III Premises Commencement Date to occur on or before the Estimated Phase II and Phase III Commencement Date, respectively; provided, however, that Landlord shall not be liable to Tenant for the failure of any such Commencement Date to occur on or before the Estimated Phase II and Phase III Commencement Date. Notwithstanding the foregoing, in the event that the Phase II Premises A Commencement Date, the Phase II Premises B Commencement Date, the

Phase II Premises C Commencement Date or the Phase III Premises Commencement Date occur on or after February 1, 2017 (the “Phase II and Phase III Outside Date”), then Tenant shall be entitled to a credit against Annual Fixed Rent with respect to the Portion of the Phase II and Phase III Premises for which delivery has been so delayed (the “Holdover Premises”) in an amount equal to the product of (i) one (1) days’ Annual Fixed Rent with respect to such Holdover Premises, multiplied by (ii) the number of days that elapse after the Phase II and Phase III Outside Date until the Commencement Date of this Lease with respect to such Holdover Premises, and which credit will be applied following the Rent Commencement Date for such Holdover Premises.

(C) Landlord shall use commercially reasonable efforts to cause the Delayed Portion of the Existing Premises Commencement Date to occur on or before the Estimated Delayed Portion of the Existing Premises Commencement Date. Notwithstanding the foregoing, in the event that Landlord shall be unable to cause the Delayed Portion of the Existing Premises Commencement Date to occur on or before the Estimated Delayed Portion of the Existing Premises Commencement Date due to the failure of the current tenant in the Delayed Portion of the Existing Premises (the “Holdover Tenant”) to vacate the same on or before the Estimated Delayed Portion of the Existing Premises Commencement Date, then (i) Landlord shall have no liability to Tenant therefor, (ii) Tenant shall not have the right to terminate the Lease, (iii) Tenant shall accept delivery of the Delayed Portion of the Existing Premises when delivered by Landlord in the condition required by this Lease, (iv) Landlord shall promptly deliver to the Holdover Tenant a written demand to immediately vacate the Delayed Portion of the Existing Premises, and (v) if the Holdover Tenant shall fail to vacate the Delayed Portion of the Existing Premises within ninety (90) days after the Estimated Delayed Portion of the Existing Premises Commencement Date, Landlord shall commence summary process proceedings against the Holdover Tenant.

3.2	EXTENSION OPTION

(A) First Extension Term. On the conditions (which conditions may be waived in Landlord’s sole discretion) that, both at the time of Tenant’s delivery of Tenant’s First Extension Notice and as of the commencement of the First Extension Term: (i) there exists no monetary or material non-monetary Event of Default, (ii) the Lease is still in full force and effect, and (iii) HubSpot, Inc., itself, a Permitted Tenant Successor, and/or a Tenant Affiliate (as hereinafter defined) occupies at least seventy-five percent (75%) of the Rentable Floor Area of the Premises then leased to Tenant as of the Extended Expiration Date (excepting only the subleasing by Tenant, if and to the extent permitted under the Lease, of up to 25% of the Premises in the aggregate to a party or parties other than a Permitted Tenant Successor or a Tenant Affiliate), then Tenant shall have the right to extend the Term for all but not just a portion of the then Premises for two (2) consecutive periods of five (5) years each (the “First Extension Term” commencing September 1, 2027, and expiring August 31, 2032; and, if Tenant timely and properly exercises its right to extend the Term for the First Extension Term, the “Second Extension Term” commencing September 1, 2032, and expiring August 31, 2037; each, an “Extension Term”). Each Extension Term shall be on all of the terms and conditions of the Lease, except that (a) the Annual Fixed Rent shall be equal to the Fair Market

Rent, as determined below, as of the commencement of the applicable Extension Term, (b) Landlord shall have no obligation to provide any construction allowance or to perform any work to the Premises as a result of such extension, provided, however, the foregoing shall both be considered relevant factors in determining the Fair Market Rent for the applicable Extension Term, (c) Tenant shall have no right to further extend the Term beyond the Second Extension Term and (d) the alternative tax provisions contained in Section 6.1(D) below shall have no applicability with respect to either Extension Term (it being understood that such provisions shall only apply during the initial Lease Term).

(B) In order to exercise its extension option for the First Extension Term or the Second Extension Term, Tenant shall give notice thereof to Landlord (as applicable, “Tenant’s First Extension Notice” or “Tenant’s Second Extension Notice”) not earlier than twenty-one (21) months nor later than eighteen (18) months prior to the expiration of the then current Term, whereupon Landlord shall, within thirty (30) days thereafter, advise Tenant of the proposed Annual Fixed Rent for, as applicable, the First Extension Term or the Second Extension Term (“Landlord’s Quotation”). Each of Tenant’s First Extension Notice and Tenant’s Second Extension Notice shall be irrevocable.

(C) Within thirty (30) days after Landlord sends Landlord’s Quotation to Tenant (the “Negotiation Period”), Landlord and Tenant shall attempt to agree on the Annual Fixed Rent for, as applicable, the First Extension Term or the Second Extension Term. If Landlord and Tenant have not so agreed and executed a written instrument evidencing such agreement within the Negotiation Period, then Landlord and Tenant shall each, within seven (7) days from the expiration of the Negotiation Period, designate an independent, licensed real estate broker, who shall have at least ten (10) years’ experience as a licensed real estate broker specializing in commercial leasing and who shall be familiar with the commercial real estate market in which the Building is located. Said brokers shall each determine the Fair Market Rent for the Premises within fifteen (15) days of their designation. “Fair Market Rent” shall mean the market rental rates then being obtained for renewal leases for similar space in office buildings of similar quality, in similar locations taking into account the size of the Premises and other relevant factors, and that are of comparable age to the Building and are leased to first-class private sector tenants. All determinations of Fair Market Rent shall reflect market conditions expected to exist as of the date Annual Fixed Rent based on Fair Market Rent is to commence and shall take into consideration all then relevant factors, including the size of the premises and market tenant concession packages and the absence of any work allowance or Landlord work for the applicable Extension Term. If the lower of the two determinations is not less than ninety-five percent (95%) of the higher of the two determinations, then the Fair Market Rent shall be the average of the two determinations. If the lower of the two determinations is less than ninety-five percent (95%) of the higher of the two determinations, then the two brokers shall render separate written reports of their determinations of Fair Market Rent and within fifteen (15) days thereafter, the two brokers shall appoint a third broker with like qualifications. Such third broker shall be furnished the written reports of the first two brokers. Within fifteen (15) days after the appointment of the third broker, the third broker shall appraise the Fair Market Rent, and the Fair Market Rent shall equal the average of the two closest determinations; provided, however, that (a) if any one determination is agreed upon by any two of the brokers, then the Fair Market Rent shall be such determination, and (b) if any one determination is equidistant from the other two determinations, then the Fair Market Rent shall be such middle determination. Landlord and Tenant shall each bear the cost of its broker and shall share equally the cost of the third broker.

(D) Upon the timely giving of Tenant’s First Extension Notice or Tenant’s Second Extension Notice, as applicable, the Term shall be automatically extended for, as applicable, the First Extension Term or the Second Extension Term without the execution of any additional documents, and all references to the Term shall mean the Term as so extended, unless the context clearly otherwise requires. Promptly upon determination of the Annual Fixed Rent for the First Extension Term or the Second Extension Term, as applicable, Landlord and Tenant shall enter into an agreement setting forth the same. If Tenant shall not timely give Tenant’s First Extension Notice, then Tenant’s option for the First Extension Term and the Second Extension Term shall be void and of no further force and effect. If Tenant shall not timely give Tenant’s Second Extension Notice, then Tenant’s option for the Second Extension Term shall be void and of no further force and effect.

3.3	CURRENTLY-COMMITTED PUT PREMISES.

(A) Background. Reference is made to the fact that the Currently-Committed Put Premises (as hereinafter defined) in the Building are presently leased to other tenants in the Building and may not become available for lease for Tenant during the Term of the Lease, as it may be extended. However, if any Portion of the Currently-Committed Put Premises becomes available for lease to Tenant during the Term of this Lease (either because Landlord enters into a Put Premises Termination Agreement, as hereinafter defined, or because of the expiration or prior termination of the Landlord’s lease with the Put Premises Tenant currently leasing such Portion of the Currently-Committed Put Premises), Tenant desires to lease such Portion of the Currently-Committed Put Premises from Landlord and Landlord desires to lease such Portion of the Currently-Committed Put Premises to Tenant on the terms and conditions hereinafter set forth.

(B) Landlord hereby represents to Tenant that Exhibit 3.3 accurately sets forth the information relating to the leases of the Put Premises Tenants. Following the Execution Date, Landlord agrees to enter into negotiations with the current tenants (“Put Premises Tenants”) of the Currently-Committed Put Premises to determine whether Landlord is able to enter into an agreement (“Put Premises Termination Agreement”) with each Put Premises Tenant effecting the early termination of Landlord’s lease with such Put Premises Tenant on terms acceptable to Landlord, in Landlord’s good faith judgment, as of a date not earlier than December 31, 2017. Landlord shall use good faith efforts to enter into a Put Premises Termination Agreement with each of the Put Premises Tenants (with respect to all of such Put Premises Tenants’ leased premises). If, for any reason, Landlord is not able to enter into a Put Premises Termination Agreement with respect to any Portion of the Currently-Committed Put Premises, then Landlord shall have no liability to Tenant, and Tenant shall have no claim against Landlord based upon such inability to enter into such a Put Premises Termination Agreement.

(C) Definition of Currently-Committed Put Premises. The “Currently-Committed Put Premises” consist of: (i) 16,451 square feet of Rentable Floor Area (“Put Premises A”) located on the third (3rd) floor of the Building as shown on Exhibit 1.1.2, Sheet 3 attached hereto and incorporated herein, (ii) 2,223 square feet of Rentable Floor Area (“Put Premises B”) located on the fourth (4th) floor of the Building as shown on Exhibit 1.1.2, Sheet 4 attached hereto and incorporated herein and (iii) 10,440 square feet of Rentable Floor Area (“Put Premises C”) located on the first (1st) floor of the Building as shown on Exhibit 1.1.2, Sheet 1 attached hereto and incorporated herein.

(D) Terms of Tenant’s Demise of Currently-Committed Put Premises. Upon the expiration or earlier termination of an existing lease with respect to any portion of the Currently-Committed Put Premises (including, without limitation, Landlord entering into a Put Premises Termination Agreement with respect to such portion of the Currently-Committed Put Premises), Landlord shall promptly give Tenant written notice (the “Currently-Committed Put Premises Demise Notice”) advising Tenant of: (i) the Portion of the Currently-Committed Put Premises subject to the Put Premises Termination Agreement, (ii) the Rentable Floor Area of such Put Portion of the Currently-Committed Put Premises (taking into account the provisions of Section 2.1(B), Exhibit 2.1 and Section 3.4(C)), and (iii) the estimated commencement date (“Estimated Currently-Committed Put Premises Commencement Date”) with respect to such Portion of the Currently-Committed Put Premises, which Estimated Currently-Committed Put Premises Commencement Date shall be not sooner than the later of (y) January 1, 2018, and (z) four (4) months following the Currently-Committed Put Premises Demise Notice. Tenant shall lease such Portion of the Currently-Committed Put Premises from Landlord, and Landlord shall lease such Portion of the Currently-Committed Put Premises to Tenant on all of the same terms and conditions of the Lease applicable to the demise of the other Portions of the Premises leased to Tenant, except as follows:

(1) Commencement Date: The Commencement Date with respect to such Portion of the Currently-Committed Put Premises shall be later of: (i) the Estimated Currently-Committed Put Premises Commencement Date set forth in the Currently-Committed Put Premises Demise Notice, and (ii) the date that Landlord delivers such Portion of the Currently-Committed Put Premises in its as-is condition and free and clear of all tenants and occupants.

(2) Annual Fixed Rent: The Annual Fixed Rent payable with respect to such Portion of the Currently-Committed Put Premises shall be the product of: (i) the Rentable Area of such Portion of the Currently-Committed Put Premises, taking into account the provisions Section 2.1(B) and Section 3.4(C), multiplied by the Annual Fixed Rent Rental Rate (as defined in Section 1.1), from time to time.

(3) Rent Commencement Date. Subject to Sections 3.3(D)(4) and Section 5.1(B) below, the Rent Commencement Date for such Portion of the Currently-Committed Put Premises shall be the date that is six (6) months after the Commencement Date for such Portion of the Currently-Committed Put Premises.

(4) Condition of Currently-Committed Put Premises. Subject to the provisions of this Section 3.3(D)(4) and Section 3.5, Tenant shall take such Portion of the Currently-Committed Put Premises in its “as-is” and “where is” condition, without any representations or warranties by Landlord or Landlord’s agents with respect to the Currently-Committed Put Premises or the Building. Landlord shall have no obligation to perform any work, supply any materials, incur any expense (except for providing the Currently-Committed Put Premises Allowance, as hereinafter defined) or make any alterations, additions or improvements to the Currently-Committed Put Premises to prepare any Portion of the Currently-Committed Put Premises for Tenant’s occupancy, provided, however, nothing herein contained shall in any way diminish or affect Landlord’s on-going repair, maintenance and/or replacement or service obligations under Article 7 of the Lease.

(5) Currently-Committed Put Premises Allowance. Landlord shall grant to Tenant a Tenant Improvement Allowance in the amount of $50.00 per rentable square foot of the applicable Portion of the Currently-Committed Put Premises, multiplied by a fraction, the numerator of which is the number of months remaining in the Term as of the applicable Rent Commencement Date for the applicable Portion of the Currently-Committed Put Premises and the denominator of which is 120 (the “Currently-Committed Put Premises Allowance”) for the purpose of defraying the cost of performing any leasehold improvements in such Portion of the Currently-Committed Put Premises (“Tenant’s Currently-Committed Put Premises Work”). Said Tenant Improvement Allowance shall be disbursed subject to the same terms, conditions and rights as are applicable to the disbursement of Landlord’s Base Contribution, as set forth in Section 3 of Exhibit 4.1, except that: (i) Tenant’s Currently-Committed Put Premises Work for each Portion of the Currently-Committed Put Premises shall be deemed to be a “Project”, and (ii) the Outside Requisition Date with respect to each Portion of the Currently-Committed Put Premises shall be the date that is eighteen (18) months after the Commencement Date with respect to such Portion of the Currently-Committed Put Premises.

(6) Expansion Amendment. Notwithstanding the fact that Tenant’s lease of the any Portion of the Currently-Committed Put Premises shall be self-executing, as aforesaid, Tenant hereby agrees to execute a lease amendment accurately reflecting the applicable Portion of the Currently-Committed Put Premises within a reasonable time after it shall have received the same from Landlord, confirming the lease of such Portion of the Currently-Committed Put Premises to Tenant.

3.4	BASEMENT PUT PREMISES.

(A) Background. Reference is made to the fact that the Basement Put Premises (as hereinafter defined) are vacant as of the Execution Date. However, if Tenant leases Put Premises C (i.e., the portion of the Building currently leased to Nature Publishing Group), Tenant desires and agrees to lease the Basement Put Premises if Landlord elects pursuant to this Section 3.4 to make such Basement Put Premises available to lease to

Tenant. The “Basement Put Premises” consists of approximately 6,078 usable square feet located on the basement floor of the Building as shown on Exhibit 3.4.1 attached hereto and incorporated herein. However, for the purposes of determining the amount of Annual Fixed Rent payable by Tenant with respect to the Basement Put Premises, the rentable area of the Basement Put Premises (subject to Section 3.4(C) below) shall be 6,078 usable square feet, less, with respect to the initial Term of the Lease only and not with respect to any Extension Term, 200% of the amount (if any) of any reduction (“Put Premises C Rentable Area Reduction”) in the rentable floor area of Put Premises C as the result of the performance of the Landlord’s Access/Egress Work. For the avoidance of doubt:

(x) the parties acknowledge that the provisions of this Section 3.4(A), 3.4(B), 3.4(C), and 3.4(D) shall only apply if Landlord timely exercises the Basement Put Premises Option, as set forth in this Section 3.4, it being agreed that (i) Landlord shall have no obligation to lease the Basement Put Premises to Tenant, (ii) Sections 3.4(A), 3.4(B), 3.4(C), and 3.4(D) shall be void and without force or effect if Landlord does not elect to lease the Basement Put Premises to Tenant, but (iii) for the avoidance of doubt, the provisions of Section 3.4(E) shall be in force and effect whether or not Landlord timely exercises the Basement Put Premises Option.

(y) Tenant’s obligation to pay Annual Fixed Rent and other charges with respect to Put Premises C during the initial Term of the Lease shall be determined as if there were no Put Premises C Rentable Area Reduction, but Tenant’s obligation to pay Annual Fixed Rent and other charges with respect to Put Premises C with respect to any Extension Term shall be determined based upon the actual rentable area of Put Premises C (i.e., taking into account any Put Premises C Rentable Area Reduction).

(B) Terms of Tenant’s Demise of the Basement Put Premises. Landlord shall have the option (“Basement Put Premises Option”), on or before the date (“Outside Basement Put Premises Option Exercise Date”) sixty (60) days after the expiration or earlier termination of the existing lease with respect to Put Premises C (including, without limitation, if Landlord enters into a Put Premises Termination Agreement with respect to the existing tenant of Put Premises C), to give Tenant written notice (the “Basement Put Premises Demise Notice”) advising Tenant: (i) that Landlord has elected to lease the Basement Put Premises to Tenant and (ii) of the estimated commencement date (“Estimated Basement Put Premises Commencement Date”) with respect to the Basement Put Premises, which Estimated Basement Put Premises Commencement Date shall not be sooner than the latest of (x) the Commencement Date with respect to Put Premises C, (y) January 1, 2018, and (z) four (4) months following the Basement Put Premises Demise Notice. In the event Landlord gives Tenant a Basement Put Premises Demise Notice, Tenant shall lease the Basement Put Premises from Landlord, and Landlord shall lease the Basement Put Premises to Tenant on all of the same terms and conditions of the Lease applicable to the demise of the other Portions of the Premises leased to Tenant, except as follows:

(1) Commencement Date: The Commencement Date with respect to the Basement Put Premises (the “Basement Put Premises Commencement Date”)

shall be later of: (i) the Estimated Basement Put Premises Commencement Date set forth in the Basement Put Premises Demise Notice, and (ii) the date that Landlord delivers the Basement Put Premises to Tenant in the Basement Put Premises Delivery Condition (as hereinafter defined). The “Basement Put Premises Delivery Condition” shall mean that (i) the Basement Put Premises are vacant, broom clean, free and clear of all tenants and occupants and (ii) Landlord shall have substantially completed Landlord’s Shell Condition Work (as hereinafter defined).

(2) Annual Fixed Rent: The Annual Fixed Rent payable with respect to the Basement Put Premises shall be the product of: (i) the Rentable Area of the Basement Put Premises, as determined in accordance with Sections 3.4(A) and 3.4(C), multiplied by the then-applicable Annual Fixed Rent rental rate applicable to the Basement Put Premises as set forth on the schedule attached hereto as Exhibit 3.4.2.

(3) Rent Commencement Date. Subject to Sections 3.4(B)(4) and Section 5.1(B) below, the Rent Commencement Date for the Basement Put Premises shall be the date that is six (6) months after the Basement Put Premises Commencement Date (the “Basement Put Premises Rent Commencement Date”).

(4) Condition of Basement Put Premises. Subject to the provisions of this Section 3.4(B)(4), Section 3.4(B)(1) and Section 3.5, Tenant shall take the Basement Put Premises in its “as-is” and “where is” condition, without any obligation on the part of Landlord to prepare or construct the Basement Put Premises for Tenant’s occupancy (except for Landlord’s Basement Put Premises Work (as hereinafter defined)), and without any representations or warranties by Landlord or Landlord’s agents with respect to the Basement Put Premises or the Building (except as set forth in Section 3.5); provided, however, nothing herein contained shall in any way diminish or affect Landlord’s on-going repair, maintenance and/or replacement or service obligations under Article 7 of the Lease. Landlord shall, at Landlord’s cost, perform the work (“Landlord’s Basement Put Premises Work”) in the Basement Put Premises necessary to (i) deliver the Basement Put Premises to Tenant in the condition described on Exhibit 3.4.3 (“Landlord’s Shell Condition Work”) and (ii) provide an elevator between the Basement Put Premises and the first (1st) floor of the Building that is compliant with code and the Americans with Disabilities Act, including, subject to the next following sentence, installation of a second staircase if required by Applicable Laws to enable the Basement Put Premises to be used by Tenant for Tenant’s intended use (“Landlord’s Access/Egress Work”). Notwithstanding the foregoing, Tenant shall pay to Landlord the incremental cost, if any, required in connection with the installation of a second staircase to the extent that such additional cost is required by Applicable Laws as the result of the use of the Basement Put Premises for any use other than general business office use and uses accessory thereto. Landlord’s Access/Egress Work shall be: (x) in location(s) proposed by Landlord, subject to Tenant’s prior written approval, which approval shall not be unreasonably withheld, conditioned, or delayed, the parties hereby agreeing to use reasonable efforts to minimize any reduction in the rentable area of Put Premises C as the result of Landlord’s Access/Egress Work, and (y) performed in accordance with plans and specifications prepared by Landlord and approved by Tenant, which approval shall not be unreasonably withheld, conditioned, or delayed. Tenant acknowledges and agrees that, if Landlord enters into a Put Premises Termination Agreement with the Tenant of Put Premises C, Landlord may, subject to the provisions of Section 3.4(B) commence Landlord’s Access/Egress Work prior to January 1, 2018. Landlord shall use reasonable efforts and due diligence to substantially complete Landlord’s Access/Egress Work on or before the date that is thirty (30) days after the Basement Put Premises Commencement Date (the “Estimated Landlord’s Access/Egress Work Completion Date”); provided, however, that Landlord shall not be liable to Tenant for the failure to substantially complete Landlord’s Access/Egress Work on or before the Estimated Landlord’s Access/Egress Work Completion Date except that any delay beyond such date may be considered a “Landlord Delay Condition” which may extend the Basement Put Premises Rent Commencement Date pursuant to Section 5.1(B).

(5) Basement Put Premises Allowance. Landlord shall disburse to Tenant a Tenant Improvement Allowance in the amount of $50.00 per rentable square foot of the Basement Put Premises, multiplied by a fraction, the numerator of which is the number of months remaining in the Term as of the Basement Put Premises Rent Commencement Date and the denominator of which is 120 (the “Basement Put Premises Allowance”) towards the cost of performing any leasehold improvements in the Basement Put Premises (“Tenant’s Basement Put Premises Work”). Said Basement Put Premises Allowance shall be disbursed subject to the same terms, conditions and rights as are applicable to the disbursement of Landlord’s Base Contribution, as set forth in Section 3 of Exhibit 4.1, except that: (i) Tenant’s Basement Put Premises Work shall be deemed to be a “Project”, and (ii) the Outside Requisition Date with respect to the Basement Put Premises shall be the date that is eighteen (18) months after the Basement Put Premises Rent Commencement Date.

(6) Operating Expenses and Taxes. Notwithstanding anything in this Lease to the contrary, during the Term and any extensions thereof: (i) the Annual Fixed Rent payable under this Section 3.4 with respect to the Basement Put Premises shall be a gross rent, (ii) Tenant shall not have any obligation to pay Operating Expenses Allocable to the Premises or Landlord’s Tax Expenses Allocable to the Premises with respect to the Basement Put Premises, and (iii) the Basement Put Space will not be included in the calculation of the Tenant’s Share for any purpose under this Lease.

(C) Determination of the Rentable Floor Area of the Basement Put Premises. The parties shall mutually agree upon the Rentable Floor Area of the Basement Put Premises,

as defined in Section 3.4(A). However, if there is any dispute between the parties with respect to the Rentable Floor Area of the Basement Put Premises (i.e., either because the parties disagree as to the actual usable floor area of the Basement Put Premises or as to the actual reduction in the Rentable Floor Area of Put Premises C as the result of the performance of Landlord’s Access/Egress Work), then: (i) such dispute shall be submitted to arbitration pursuant to Section 16.33), (ii) Tenant shall commence paying Annual Fixed Rent with respect to the Basement Put Premises as if the Rentable Floor Area of the Basement Put Premises were 6,078 usable square feet less 200% of the Put Premises C Rentable Area Reduction, as designated by Landlord in a written notice to Tenant on or before the Basement Put Premises Rent Commencement Date, and (iii) in the event that it is finally agreed or determined that the Rentable Floor Area of the Basement Put Premises is different than the amount designated by Landlord, then either, Tenant shall, within thirty (30) days of such agreement or determination, pay any underpayment of Annual Fixed Rent with respect to the Basement Put Premises to Landlord, or Landlord shall credit the amount of any overpayment of Annual Fixed Rent with respect to the Basement Put Premises against the next installment of Annual Fixed Rent payable by Tenant under the Lease.

(D) Expansion Amendment. Notwithstanding the fact that Tenant’s lease of the Basement Put Premises shall be self-executing, as aforesaid, Tenant hereby agrees to execute a lease amendment confirming the lease of the Basement Put Premises to Tenant consistent with the provisions of this Section 3.4(D).

(E) Landlord’s Covenant Not to Lease Basement Put Premises to Third Parties.

Landlord hereby covenants and agrees that, except as set forth in this Section 3.4(E), Landlord will not, during the Term of this Lease, as it may be extended pursuant to the provisions of this Lease, enter into a lease, license or other occupancy agreement of the Basement Put Premises, or any portion thereof, with a third party. Notwithstanding the foregoing, the parties expressly agree that:

(i) a lease, license or other occupancy agreement of the Basement Put Premises, or any portion thereof, entered into by Landlord with a third party prior to date (“Basement Put Premises Leasing Limitation Date”) which is the earlier of: (x) the Outside Basement Put Premises Option Exercise Date, and (y) the Substantial Full Occupancy Commencement Date, shall not be deemed to violate the provisions of this Section 3.4(E) so long as: (1) such lease, license or agreement contains a right by Landlord to terminate such lease, license or other occupancy agreement as of the Basement Put Premises Leasing Limitation Date and (2) Landlord exercises such termination right effective as of the Basement Put Premises Leasing Limitation Date, and

(ii) the use of the Basement Put Premises by Landlord or Landlord’s managing agent as a management office or for other Building purposes (“Landlord Uses”) shall not be deemed to violate the provisions of this Section 3.4(E).

For avoidance of doubt, if Landlord does not timely exercise the Basement Put Premises Option, Landlord: (i) shall not, during the Term of the Lease, as it may be extended, lease, license, or permit occupancy of the Basement Put Premises by any third party, and (ii) shall terminate any then existing leases, licenses, or other occupancy agreements in effect for the Basement Put Premises, provided that the provisions of this sentence shall not prohibit Landlord Uses, as defined above.

3.5	LANDLORD’S COMMON AREA WARRANTY WITH RESPECT TO THE PUT PREMISES.

(A) Landlord’s Put Premises Common Area Warranty. Notwithstanding anything to the contrary contained herein or in the Lease, as of the Commencement Date with respect to each Portion of the Put Premises (i.e., the Currently-Committed Put Premises and the Basement Put Premises), the Common Areas of the Building (including, without limitation, the roof and structure of the Building and the Building systems) shall be in good working order (“Landlord’s Put Premises Common Area Warranty”).

(B) Tenant’s Sole Remedies with respect to Breaches of Landlord’s Put Premises Common Area Warranty. In the event of any breach of Landlord’s Put Premises Common Area Warranty with respect to a Portion of the Put Premises, then, and as Tenant’s sole remedies, both in law and in equity:

(i)	Landlord shall bring the portion of the Common Areas that was not in good working order as of the Commencement Date with respect to such Portion of the Put Premises into good working order pursuant to its obligations herein;

(ii)	to the extent such breach actually causes a delay in Tenant’s ability to achieve substantial completion of its tenant improvements with respect to such Portion of the Put Premises, such delay shall be considered a “Landlord Delay Condition” which extends the Rent Commencement Date with respect to such Portion of the Put Premises pursuant to Section 5.1(B); and

(iii)	the cost incurred by Landlord to cure such breach during the period beginning on the Commencement Date with respect to such Portion of the Put Premises and ending on first anniversary of such Commencement Date (each such period, a “Put Premises Exclusion Period”) shall be excluded from Operating Expenses for the Building payable with respect to such Portion of the Put Premises. It is understood and agreed that the provisions of this Section 3.5(B)(iii) shall not affect or limit the inclusion of any costs incurred by Landlord to correct any condition arising after the expiration of the Put Premises Exclusion Period. Nothing in this Section 3.5(B)(iii) shall affect Tenant’s right to exercise its audit right pursuant to Section 6.2(D), with respect to the calendar year(s) in which any Put Premises Exclusion Period occurs, so as to enable Tenant to challenge whether a cost incurred by Landlord during such Put Premises Exclusion Period is properly included in Operating Expenses for the Building payable with respect to such Portion of the Put Premises.

ARTICLE 4

USE OF PREMISES

4.1	USE. Subject to Tenant’s express rights in this Lease, Tenant shall use the Premises solely for general office purposes and lawful ancillary uses and for no other use or purpose. Tenant shall not use the Premises for any unlawful purpose, for any auction sale, or in any manner that will constitute waste, nuisance or unreasonable annoyance to Landlord or any other tenant of the Building. Tenant shall not knowingly generate, use, store, or dispose of any materials posing a health or environmental hazard in or about the Building. Tenant shall comply with and conform to all present and future laws, ordinances, regulations and orders of all applicable governmental or quasi-governmental authorities having jurisdiction over the Premises, including those concerning the use, occupancy and condition of the Premises and all machinery, equipment and furnishings therein (“Applicable Laws”). The party constructing the Tenant’s Work pursuant to Exhibit 4.1 hereto shall obtain any necessary certificate of occupancy for the Premises. Notwithstanding anything in this Lease to the contrary and in addition to the uses permitted under this Lease, Tenant may use the Basement Put Premises for general office use, assembly or training space, and/or for lounge, seating, gathering or recreational uses, including a fitness facility.

4.2	OCCUPANCY TAXES. Tenant shall pay before delinquency any business, rent or other taxes or fees that are now or hereafter levied, assessed or imposed upon Tenant in connection with Tenant’s use or occupancy of the Premises, the conduct of Tenant’s business in the Premises, or Tenant’s equipment, fixtures, furnishings, inventory or personal property. If any such tax or fee is enacted or altered so that such tax or fee is levied against Landlord or so that Landlord is responsible for collection or payment thereof, then Tenant shall pay to Landlord as Additional Rent the amount of such tax or fee.

ARTICLE 5

ANNUAL FIXED RENT

5.1	PAYMENT.

(A) From and after the applicable Rent Commencement Date for the applicable Portion of the Premises and thereafter during the Lease Term, Tenant shall pay the Annual Fixed Rent specified in Section 1.1 for such applicable Portion of the Premises (except that the Annual Fixed Rent payable by Tenant with respect to the Basement Storage Premises is determined in accordance with Section 16.42(b) and Exhibit 16.42.2, and the Annual Fixed Rent payable by Tenant with respect to the Basement Put Premises is determined in accordance with Section 3.4(B)(2) and Exhibit 3.4.2). The Annual Fixed Rent shall be due and payable in equal monthly installments, without notice, demand, setoff or deduction (except as otherwise specifically provided herein), in advance on the first day of each month during each rental period. If the Rent

Commencement Date with respect to any Portion of the Premises is not the first day of a month, then the Annual Fixed Rent payable with respect to such Portion of the Premises from such Rent Commencement Date until the first day of the following month shall be prorated on a per diem basis, and Tenant shall pay such prorated installment of the Annual Fixed Rent on such Rent Commencement Date.

(B) Notwithstanding anything in this Lease to the contrary, in the event that Tenant is denied a building permit or a certificate of occupancy for any Portion of the Premises (including, except as hereinafter noted, without limitation, the Basement Put Premises, but not including any portion of the Existing Premises other than the Delayed Portion of the Existing Premises) or is required to cease or postpone performance of its tenant improvements to any such Portion of the Premises (except any portion of the Existing Premises other than the Delayed Portion of the Existing Premises) due to any of the following conditions (“Landlord Delay Conditions”): (a) any portion of the Building (excluding the Premises) not being in compliance with Applicable Laws, (b) any portion of the Building systems that services such Portion of the Premises not being in good working order as of the Commencement Date for such Portion of the Premises, (c) the discovery of Hazardous Materials in the Premises requiring removal or remediation under Applicable Laws, (d) any breach of the Landlord’s Initially-Contemplated Premises Common Area Warranty, as defined in Section 5.1(C)(i), (e) any breach of the Landlord’s Put Premises Common Area Warranty, as defined in Section 3.5(A), (f) any Labor Harmony Delay, as defined in Section 1C of Exhibit 4.1, or (g) with respect to the Basement Put Premises only, Landlord’s failure to substantially complete Landlord’s Access/Egress Work on or before the Estimated Landlord’s Access/Egress Work Completion Date (as defined in Section 3.4), then, in addition to Section 5.1(C)(ii) with respect to breaches of Landlord’s Initially-Contemplated Premises Common Area Warranty and Section 3.5 with respect to breaches of Landlord’s Put Premises Common Area Warranty, the following shall be Tenant’s sole remedies (both in law and in equity): (x) Landlord, at Landlord’s sole expense, shall, as applicable, (i) correct such noncompliance with Applicable Laws pursuant to its obligations herein, (ii) cure such breach of Landlord’s Initially-Contemplated Premises Common Area Warranty pursuant to its obligations herein, (iii) cure such breach of Landlord’s Put Premises Common Area Warranty pursuant to its obligations herein; (iv) remove or remediate the Hazardous Materials as required by Applicable Law, and/or (v) eliminate such Labor Harmony Delay, and (y) the Rent Commencement Date applicable to the Portion of the Premises affected by Landlord Delay Condition shall be extended by the number of days that Tenant is actually delayed in achieving substantial completion of the tenant improvements for such Portion of the Premises beyond the scheduled Rent Commencement Date for such Portion of the Premises by reason of such Landlord Delay Condition (“Landlord Delay”). The parties hereby acknowledge that clause (y) of the immediately preceding sentence does not apply to any Common Area Projects (as defined in Section 3(A) of Exhibit 4.1). Subject to Section 5.1(C)(ii)(c) and 3.5(B), Landlord shall be solely responsible for the cost of curing any Landlord Delay Conditions. Notwithstanding the foregoing, Landlord shall not be charged with any period of Landlord Delay prior to the time Landlord receives written notice of such Landlord Delay from Tenant. With respect to the Phase I Premises, in the event that any Landlord Delay Conditions occurs during the performance of Tenant’s Expansion Area Work with respect to the Phase I Premises, then Tenant’s obligation to pay Annual Fixed Rent, Landlord’s Tax Expenses Allocable to the Phase I Premises, and Operating Expenses Allocable to the Phase I Premises shall be equitably abated to the extent that Tenant’s Expansion Area Work with respect to the Phase I Premises is actually delayed by reason of such Landlord Delay Condition.

(C) Landlord’s Common Area Warranty with respect to the Initially-Contemplated Premises.

(i)	Landlord’s Initially-Contemplated Premises Common Area Warranty. Landlord hereby represents to Tenant (“Landlord’s Initially-Contemplated Premises Common Area Warranty”) that, as of the Execution Date (i.e., November 1, 2015), the Common Areas of the Building (including, without limitation, the roof and structure of the Building and the Building systems) are in good working order.

(ii)	Tenant’s Sole Remedies with respect to Breaches of Landlord’s Initially-Contemplated Premises Common Area Warranty. In the event of any breach of Landlord’s Initially-Contemplated Premises Common Area Warranty, then, and as Tenant’s sole remedies, both in law and in equity:

(a)	Landlord shall bring the portion of the Common Areas that was not in good working order as of the Execution Date into good working order pursuant to its obligations herein;

(b)	to the extent such breach actually causes a delay in Tenant’s ability to achieve substantial completion of its tenant improvements with respect to any Portion of the Expansion Premises, such delay shall be considered a “Landlord Delay Condition” which extends the Rent Commencement Date with respect to such Portion of the Expansion Premises pursuant to Section 5.1(B); and

(c)	the cost incurred by Landlord to cure such breach during the period beginning on the Execution Date and ending on April 30, 2017 (the “Initially-Contemplated Premises Exclusion Period”) shall be excluded from Operating Expenses for the Building. It is understood and agreed that the provisions of this Section 5.1(C) shall not affect or limit the inclusion of any costs incurred by Landlord to correct any condition arising after the expiration of the Initially-Contemplated Premises Exclusion Period. Nothing in this Section 5.1(C) shall affect Tenant’s right to exercise its audit right pursuant to Section 6.2(D), with respect to calendar years 2015 and 2016, so as to enable Tenant to challenge whether a cost incurred by Landlord during the Initially-Contemplated Premises Exclusion Period is properly included in Operating Expenses for the Building.

5.2	METHOD OF PAYMENT. All sums payable by Tenant under this Lease shall be paid to Landlord by check drawn on a U.S. bank (subject to collection) or by wire transfer, at the address to which notices to Landlord are to be given or to such other party or such other address as Landlord may designate in writing. Landlord’s acceptance of rent after it shall have become due and payable shall not excuse a delay upon any subsequent occasion or constitute a waiver of any of Landlord’s rights.

ARTICLE 6

TAXES AND OPERATING EXPENSES

6.1	TAXES.

(A) DEFINITIONS. With reference to the real estate taxes referred to in this Article 6, it is agreed that terms used herein are defined as follows:

(i)	“Tax Year” shall be any fiscal/tax period in respect of which Taxes are due and payable to the appropriate governmental taxing authority, any portion of which period occurs during the Term of this Lease, the first such Tax Year being the one in which the Lease Commencement Date occurs.

(ii)	“Landlord’s Tax Expenses Allocable to the Premises”, with respect to each Portion of the Premises (exclusive of the Basement Storage Premises and the Basement Put Premises), means the same proportion of Landlord’s Tax Expenses as the Rentable Floor Area of such Portion of the Premises (exclusive of the Basement Storage Premises and the Basement Put Premises) bears to the Rentable Floor Area of the Building.

(iii)	“Landlord’s Tax Expenses” with respect to any Tax Year means the aggregate “Real Estate Taxes” (hereinafter defined) with respect to that Tax Year, reduced by any net abatement receipts and taking into account any other tax benefit program which may be applicable to the Building and the Lot with respect to that Tax Year.

(iv)

“Real Estate Taxes” or “Taxes” shall mean (1) all real estate taxes, including general and special assessments, if any, which are imposed upon Landlord in connection with its ownership of the Building or assessed against the Building and/or the Lot, (2) any other present or future taxes or governmental charges that are imposed upon Landlord in connection with its ownership of the Building or assessed against the Building and/or the Lot which are in the nature of or in substitution for real estate taxes, including any tax levied on or measured by the rents payable by tenants of the Building, (3) any assessments upon Landlord or the Building in connection with any operation to promote, police, clean or otherwise benefit the neighborhood in which the Building is situated, and (4) Landlord’s expenses (including reasonable attorneys’ and appraisers’ fees) incurred in reviewing, protesting or seeking a reduction of real estate taxes. Real estate taxes shall not include any (net) income taxes or any excess profits, excise, estate, succession, inheritance or transfer taxes. For the purposes of this Lease, real estate taxes shall include any payment in lieu of real estate taxes.

(B) TENANT’S PAYMENTS ON ACCOUNT OF LANDLORD’S TAX EXPENSES ALLOCABLE TO THE PREMISES. Commencing as of the Rent Commencement Date with respect to each Portion of the Premises (exclusive of the Basement Storage Premises and Basement Put Premises) and continuing thereafter throughout the Term of the Lease, as the same may be extended, but subject to the provisions of Section 6.1(D) below, Tenant shall, with respect to any full Tax Year or fraction of a Tax Year falling within the Lease Term, pay to Landlord, as Additional Rent, Landlord’s Tax Expenses Allocable to the Premises with respect to such Portion of the Premises. Except as otherwise provided in the immediately following paragraph, Tenant shall pay Landlord’s Tax Expenses Allocable to the Premises with respect to such Portion of the Premises at least thirty (30) days prior to the date or dates within any year during the Term hereof that the same, or any fractional share thereof, shall be due and payable to any governmental authority responsible for collection of same (as stated in a notice to Tenant given at least thirty (30) days prior to the date or dates any such payment shall be due, which notice shall set forth the manner of computation of Landlord’s Tax Expenses Allocable to the Premises with respect to such Portion of the Premises due from Tenant), except that such payment shall be made to Landlord not later than twenty (20) days after such notice to Tenant, if such notice is given subsequent to the date thirty (30) days prior to the date the same is due and payable as aforesaid.

(C) ESTIMATED PAYMENTS. Monthly payments by Tenant on account of Landlord’s Tax Expenses Allocable to the Premises, as reasonably estimated by Landlord, shall be made at the time and in the fashion herein provided for the payment of Annual Fixed Rent. Following the end of each Tax Year, Landlord shall submit a statement showing (1) Landlord’s Tax Expenses Allocable to the Premises actually incurred during the preceding Tax Year, and (2) the aggregate amount of Tenant’s estimated payments during such year. If such statement indicates that the aggregate amount of such estimated payments exceeds Tenant’s actual liability, then Tenant shall deduct the net overpayment from its next monthly rental payment (or, if the Lease Term has expired, Landlord shall promptly reimburse to Tenant the amount of the overpayment). If such statement indicates that Tenant’s actual liability exceeds the aggregate amount of such estimated payments, then Tenant shall pay the amount of such excess within thirty (30) days following its receipt of Landlord’s statement. Landlord’s and Tenant’s obligations to make the payments described in the foregoing sentences shall survive the expiration or termination of this Lease. The statement of Real Estate Taxes submitted by Landlord under this Section 6.1(C) shall become binding and conclusive if not contested by Tenant within ninety (90) days after it is rendered. Landlord shall, within ten (10) business days’ written notice from Tenant, from time to time, deliver to Tenant: (i) copies of any tax bills which are the basis of Landlord’s Tax Expenses Allocable to the Premises payable by Tenant, and (ii) any documentation reasonably necessary for Tenant to verify Landlord’s computation of the Annual Tax Benefit.

(D) ALTERNATIVE TAX STRUCTURE.

(i)	Application. The provisions of this Section 6.1(D) shall only apply if the Alternative Tax Structure Event (defined below) occurs, it being understood that this Section 6.1(D) shall be void and without force or effect if such Alternative Tax Structure Event does not occur. The provisions of this Article 6 shall continue to apply throughout the initial Term of the Lease even upon the occurrence of the Alternative Tax Structure Event except to the extent such provisions are inconsistent with this Section 6.1(D). Tenant acknowledges that the alternative tax provisions contained in this Section 6.1(D) shall have no applicability during the First Extension Term, the Second Extension Term or any other period except for the initial Lease Term.

(ii)	Definitions. It is agreed that the following terms used in this Section 6.1(D) shall be defined as follows:

(a)	“Landlord’s 2016 Real Estate Taxes” shall mean Landlord’s Tax Expenses actually incurred with respect to Tax Year 2016 (i.e., July 1, 2015 through June 30, 2016).

(b)	“Landlord’s 2017 Real Estate Taxes” shall mean Landlord’s Tax Expenses actually incurred with respect to Tax Year 2017 (i.e., July 1, 2016 through June 30, 2017).

(c)	“Fiscal Year 2017 Tax Cap” shall mean one hundred and eight percent (108%) of Landlord’s 2016 Real Estate Taxes.

(d)	“2017 Tax Subsidy” shall mean the amount, if any, by which (i) Landlord’s 2017 Real Estate Taxes exceed (ii) the Fiscal Year 2017 Tax Cap.

(iii)	Tenant’s Tax Obligations Upon Alternative Tax Structure Event. Notwithstanding anything to the contrary herein contained, in the event that Landlord’s 2017 Real Estate Taxes exceed the Fiscal Year 2017 Tax Cap (the “Alternative Tax Structure Event”), then the parties agree that the following alternative provisions shall apply in determining the amount of Landlord’s Tax Expenses Allocable to the Premises for the period commencing on the Alternative Tax Structure Event and continuing throughout the initial Lease Term:

(a)	For the purposes of determining Landlord’s Tax Expenses Allocable to the Premises for Fiscal Year 2017, Landlord’s Tax Expenses shall be equal to the Fiscal Year 2017 Tax Cap.

(b)	For and with respect to each Tax Year during the Lease Term after Fiscal Year 2017, Landlord’s Tax Expenses shall be deemed to equal: (x) the actual amount of Landlord’s Tax Expenses incurred by Landlord with respect to such Tax Year minus (y) the amount of the 2017 Tax Subsidy, provided however, that in no event shall the amount of Landlord’s Tax Expenses for any Tax Year be reduced by the 2017 Tax Subsidy below the Fiscal Year 2017 Tax Cap.

(c)	The amount by which Landlord’s Tax Expenses Allocable to the Premises are reduced for any Tax Year pursuant to the provisions of this subclause (iii) is referred to herein as the “Annual Tax Benefit” for such Tax Year.

(iv)	Tax Subsidy Bank. For purposes hereof, the “Tax Subsidy Bank” shall mean an amount equal to (i) the aggregate amount of Annual Tax Benefit that Tenant receives the benefit of during the Term of the Lease, minus (ii) any amounts paid by Tenant to Landlord in the form of a Tax Subsidy Clawback (as hereinafter defined). The amount deemed to be included in the Tax Subsidy Bank shall fluctuate (upward and downward) on an ongoing basis (a) as the amount of Annual Tax Benefit is determined with respect to a given Tax Year and (b) as Tenant pays Landlord any Tax Subsidy Clawbacks. The parties acknowledge that the sole purpose of the Tax Subsidy Bank is (y) to track the aggregate amount that Tenant has saved during the Term of the Lease as a result of the Annual Tax Benefit and (z) to cap and repay to Landlord the amount of Tax Subsidy Clawback payments that Tenant may be required to pay Landlord.

(v)	Repayment of Annual Tax Benefit. For purposes hereof, the “Tax Subsidy Clawback Breakpoint” shall mean, with respect to a given Tax Year, one hundred and three and one-half percent (103.5%) of Landlord’s Tax Expenses actually incurred with respect to the immediately preceding Tax Year. Commencing as of Tax Year 2018 and continuing thereafter throughout the Term of the Lease, in the event that Landlord’s Tax Expenses actually incurred with respect to a given Tax Year are less than the Tax Subsidy Clawback Breakpoint, then Tenant shall pay to Landlord, as Additional Rent within thirty (30) days of demand therefor, an amount equal to (i) the then-applicable Tenant’s Share multiplied by (ii) (a) the Tax Subsidy Clawback Breakpoint with respect to such Tax Year minus (b) Landlord’s Tax Expenses actually incurred with respect to such Tax Year. Notwithstanding the immediately preceding sentence, Tenant shall only be required to pay Landlord the Tax Subsidy Clawback to the extent that, at the time of Landlord’s demand therefor, such Tax Subsidy Clawback is less than the then balance of the Tax Subsidy Bank. In the event that: (x) the amount of Tax Subsidy Clawback for any Fiscal Year exceeds the then current amount in the Tax Subsidy Bank (such excess being referred to herein as “Unused Tax Subsidy Clawback”), and (y) Tenant is entitled to an Annual Tax Benefit for a subsequent Fiscal Year, then any Unused Tax Subsidy Clawback shall be applied against, and reduce, the amount of the Annual Tax Benefit for such Fiscal Year.

(vi)	Example of Alternative Tax Structure Provisions. The following sample table is provided to illustrate the application of the alternative real estate tax provisions set forth in this Section 6.1(D):

	Tax Year 2016	Tax Year 2017	Tax Year 2018	Tax Year 2019	Tax Year 2020
Landlord’s Tax Expenses	$100.00	$112.00	$118.00	$120.00	$121.00
Tenant’s Tax Obligation*	$100.00	$108.00	$114.00	$116.00	$117.00
Annual Tax Benefit	N/A	$4.00	$4.00	$4.00	$4.00
Tax Subsidy Clawback	N/A	N/A	N/A	$2.13	$3.20
Tax Subsidy Bank	$0.00	$4.00	$8.00	$9.87	$10.67

*	Assumes that Tenant’s Share at all relevant times is 100%.

(E) REAL ESTATE TAX ABATEMENT. If, with respect to any fiscal tax year, Landlord does not, on or before the date thirty (30) days prior to the last date on which real estate tax abatement proceedings for such fiscal tax year may be commenced, then Tenant shall have the right (“Tenant’s Abatement Right”) to commence proceedings for an abatement of Landlord’s Tax Expenses for such fiscal tax year, provided that Tenant may only commence such proceedings if (i) there is no monetary or material non monetary Event of Default in existence and continuing, and (ii) Tenant provides Landlord with written notice of its intent to commence such abatement proceedings at least five (5) business days prior to Tenant actually commencing such proceedings. The following conditions shall apply to Tenant’s Abatement Right: (a) Tenant shall reasonably consult with Landlord concerning the manner and method of conducting such proceedings, (b) Tenant shall not settle any such proceedings without obtaining Landlord’s prior written approval, which approval shall not be unreasonably withheld, and (c) Tenant shall not cancel or withdraw any such proceedings unless Tenant shall, at least fifteen (15) days prior thereto, have notified Landlord of its intention to do so and Landlord shall have failed during such period to notify Tenant of its intention to continue such proceedings. If either party prosecutes an application for an abatement, the other party shall cooperate and promptly furnish any pertinent information reasonably required by the party prosecuting the application for an abatement. If Landlord fails to respond to Tenant’s request to settle any abatement proceedings within ten (10) business days, then Tenant may give Landlord another request therefor, which shall state in bold face, capital letters at the top thereof “WARNING: SECOND REQUEST. FAILURE TO RESPOND TO THIS REQUEST WITHIN THREE (3) BUSINESS DAYS SHALL RESULT IN DEEMED APPROVAL THEREOF.” If Landlord does not respond within three (3) business days after receipt of such second request, Landlord’s approval of such request to settle such abatement proceedings shall be deemed given.

6.2	OPERATING EXPENSES

(A) DEFINITIONS.

(i)

“Operating Expenses Allocable to the Premises” with respect to each Portion of the Premises (exclusive of the Basement Storage Premises and Basement Put Premises) means the same proportion of the Operating

Expenses for the Building (as hereinafter defined) as Rentable Floor Area of such Portion of the Premises (exclusive of the Basement Storage Premises and Basement Put Premises) bears to the Rentable Floor Area of the Building.

(ii)

“Operating Expenses for the Building” means all costs and expenses incurred by Landlord in the ownership and operation of the Building, including all of the following: (1) Electricity Costs (as defined in Section 6.2(A)(iii), as well as the gas, water, sewer and other utility charges; (2) premiums and other charges for insurance (including, but not limited to, property insurance, rent loss insurance and liability insurance which may include terrorism and mold coverage); (3) reasonable management fees (consistent with those incurred in similar commercial buildings in the Boston metropolitan area which are managed by third parties) incurred in the management of the Building; (4) all costs incurred in connection with service and maintenance contracts; (5) maintenance and repair expenses and supplies; (6) amortization (calculated over such reasonable period as Landlord may determine in accordance with generally accepted accounting principles, with interest at Landlord’s cost of funds or (if the capital improvement is not financed) at two (2) percentage points above the prime rate published from time to time in the Money Rates section of The Wall Street Journal (the “Prime Rate”) for capital expenditures that are either (i) made by Landlord for the purpose of complying with Applicable Laws which first become effective and applicable to the Building after the Execution Date (“Legal Compliance Capital Expenditures”), (ii) made by Landlord for the purpose of complying with insurance requirements which first become effective and applicable to the Building after the Execution Date (“Insurance Compliance Capital Expenditures”) or (iii) intended to result in a net decrease in Operating Expenses for the Building (“Savings Capital Expenditures” and, together with Legal Compliance Capital Expenditures and Insurance Compliance Capital Expenditures are referred to collectively herein as “Permitted Capital Expenditures”); (7) reasonable legal fees (except as excluded below), administrative expenses, and accounting and other professional fees and expenses; (8) charges for security, janitorial, and cleaning services and supplies furnished to the Building; (9) costs of operating, maintaining, repairing and re-striping the Garage; and (10) any other expense reasonably incurred by Landlord in maintaining, repairing or operating the Building. Operating Expenses for the Building shall not include (A) interest and amortization of mortgages or any other encumbrances or reserves required in connection therewith; (B) ground rent; (C) depreciation of the Building; (D) income or other taxes imposed or measured by the net income of Landlord from the operation of the Building; (E) costs of preparing, improving or altering tenant space for any new or renewal tenant; (F) leasing commissions and other brokerage or marketing expenses; (G) legal fees incurred in disputes with tenants or in connection with the sale, financing or leasing of the Building; (H) costs of capital improvements other than those described in clause (6) above; (I) expenses reimbursed to Landlord, or paid or payable by third parties, by way of warranties, insurance or condemnation proceeds, or any other source; (J) amounts paid to any partner, shareholder, officer, or director of Landlord, for salary or other compensation; (K) reserves for repairs, maintenance, and replacements; (L) any amounts paid to any person, firm, or corporation related to or otherwise affiliated with Landlord or any general partner, officer or director of Landlord or any of its general partners to the extent they exceed arms-length competitive prices paid in the greater Boston area for the services or goods provided; (M) Excluded Electricity Costs, as defined in Section 6.2(A)(iii); (N) costs relating to maintaining Landlord’s existence as a corporation, partnership or other entity, such as trustees’ fees, annual fees, corporate or partnership organization or administration expenses, deed recordation expenses, and legal and accounting fees (other than with respect to Building operations); (O) costs (including fines and penalties imposed) incurred by Landlord to remove any hazardous or toxic wastes, materials or substances from either the Building or Lot; (P) Landlord’s general corporate overhead and general and administrative expenses; (Q) costs related to any building other than the Building, including any allocation of costs incurred on a shared basis, such as centralized accounting costs, unless the allocation is made on a reasonable and consistent basis that fairly reflects the share of any costs actually attributable to the Building; (R) acquisition costs for sculpture, paintings and other art objects; (S) rental costs and related expenses for leasing systems or equipment that would be considered a capital improvement or expenditure if purchased (unless such purchase would be covered under clause (6) above); (T) costs for selling, marketing, syndicating, financing, mortgaging or hypothecating any part of or interest in the Building; (U) any costs excluded from Operating Expenses under Sections 3.5(B) and 5.1(C) of this Lease; (V) any costs or expense (including design and related costs) incurred to design, permit or perform the Landlord’s Basement Premises Put Work and Landlord’s Access/Egress Work, the parties hereby acknowledging and agreeing that, for avoidance of doubt, Operating Expenses for the Building includes (subject to the provisions and exclusions of this Section 6.2(A)(ii)), any on-going Operating Expenses incurred by Landlord with respect to basement portion of the Building, and (W) travel and entertainment expenses. Notwithstanding anything to the contrary contained herein, costs incurred by Landlord in replacing the roof of the Building may only be deemed to be Permitted Capital Expenditures if such costs and expenses qualify as Legal Compliance Capital Expenditures (i.e., roof replacement costs and expenses may not be included in the Operating Expenses solely on account of such costs and expenses qualifying as either Savings Capital Expenditures or Insurance Compliance Capital Expenditures).

(iii)	Electricity Costs.

(a) Current Payment System. As of the Execution Date of this Lease, “Electricity Costs” are equal to the total cost of providing electricity to the Building that is permitted to be included in Operating Expenses Allocable to the Premises, less the sum of: (i) the cost of Assumed Premises Electricity, as hereinafter defined, plus (ii) Excluded Electricity Costs, as hereinafter defined. Subject to subparagraph (b) below, “Assumed Premises Electricity” shall be $1.50 per Rentable Square Foot of the Building, or such higher per Rentable Square Foot charge as Landlord may impose on Tenant for Electricity Rent, from time to time, pursuant to Section 7.4(D). “Excluded Electricity Costs” are defined as: (x) the costs of providing electricity in connection with overtime HVAC (i.e., electricity provided to the premises of any tenant for HVAC service outside normal business hours), (y) the cost of any electricity in connection with above standard equipment used by any tenant which is separately submetered, and (z) a reasonable charge for electricity consumption to be imposed by Landlord on any tenant (including Tenant) in connection with the use of the Atrium or Courtyard for special events after business hours.

(b) Tenant Election to Require Landlord to Install Submeters Prior to Substantial Full Occupancy Commencement Date. Tenant shall have the right, at any time prior to the Substantial Full Occupancy Commencement Date, upon sixty (60) days prior notice to Landlord and at Tenant’s sole cost and expense, to require Landlord to install separate submeters measuring the consumption of electricity for plugs and lights and above-standard equipment in all tenanted areas of the Building other than the Premises then demised to Tenant. If Tenant exercises such right, then, subject to subparagraph (c) below, with respect to any period of time after from and after the date of installation of such submeters, Assumed Premises Electricity shall be equal to the sum of: (i) the amount of Electricity Rent payable by Tenant pursuant to Section 7.4(D), plus (ii) the cost of electricity measured by such submeters.

(c) From and After Substantial Full Occupancy Commencement Date. From and after Substantial Full Occupancy Commencement Date, Electricity Costs shall be excluded from Operating Expenses for the Building and Section 7.4(E) shall apply.

(B) GROSS UP PROVISION. Notwithstanding the foregoing, in determining the amount of Operating Expenses for the Building for any calendar year or portion thereof falling within the Lease Term, if less than ninety-five percent (95%) of the Rentable Area of the Building shall have been occupied by tenants at any time during the period in question, then those elements of Operating Expenses which vary based upon occupancy for such period shall be adjusted to equal the amount such elements of Operating Expenses would have been for such period had occupancy been ninety-five percent (95%) throughout such period.

(C) TENANT’S SHARE OF OPERATING EXPENSES.

(i)	Commencing as of the Rent Commencement Date with respect to each Portion of the Premises and continuing thereafter throughout the Term of the Lease, as the same may be extended, Tenant shall, with respect to any calendar year falling within the Lease Term, or fraction of a calendar year falling within the Lease Term at the beginning or end thereof, pay to Landlord, as Additional Rent, Operating Expenses Allocable to such Portion of the Premises (as defined above). Except as otherwise provided in the immediately following paragraph, Tenant shall pay Operating Expenses Allocable to such Portion of the Premises to Landlord, as Additional Rent, on or before the thirtieth (30th) day following receipt by Tenant of the statement referred to below in subpart (ii).

(ii)	Estimated payments by Tenant on account of Tenant’s responsibility for Operating Expenses Allocable to the Premises shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent. The amount so to be paid shall be an amount from time to time reasonably estimated by Landlord. Following the end of each calendar year, Landlord shall submit a statement (an “Escalation Statement”) showing (1) Operating Expenses Allocable to the Premises incurred during the preceding calendar year, and (2) the aggregate amount of Tenant’s estimated payments during such year. If such statement indicates that the aggregate amount of such estimated payments exceeds Tenant’s actual liability, then Tenant shall deduct the net overpayment from its next monthly rental payment (or, if the Lease Term has expired, Landlord shall promptly reimburse to Tenant the amount of the overpayment). If such statement indicates that Tenant’s actual liability exceeds the aggregate amount of such estimated payments, then Tenant shall pay the amount of such excess within thirty (30) days following its receipt of Landlord’s statement. Landlord’s and Tenant’s obligations to make the payments described in the foregoing sentences shall survive the expiration or termination of this Lease. The statement of Operating Expenses submitted by Landlord under this Section 6.2(C) shall become binding and conclusive if not contested by Tenant within ninety (90) days after it is rendered.

(D) When requested by Tenant and provided that such request is made in writing within one hundred twenty (120) days following the receipt by it of any Escalation Statement, Landlord shall: (i) furnish to Tenant such additional information as may be reasonably necessary for the verification of such Escalation Statement and of Landlord’s calculation as set forth herein and; (ii) permit the pertinent records to be examined by Tenant or its appointed agent provided such auditors engaged by Tenant are not so engaged on a contingency basis. Tenant shall provide Landlord within thirty (30) days of receipt or preparation, with a copy of such audit report. Such examination shall be confidential and may not be disclosed to any individual or entity without the express written consent of Landlord, other than the Tenant’s employees and professional advisors or except if required by Applicable Laws or in connection with any dispute related to this Lease. It is expressly understood that Landlord shall be under no duty to preserve any such records, or any data or material related thereto, for more than three (3) years after the end of each calendar year. If the aforesaid payments theretofore made for such period by Tenant exceed Operating Expenses Allocable to the Premises, such overpayment shall be credited against the next payments of Rent thereafter to be made by Tenant and, if such overpayments by Tenant were more than ten percent (10%) above Operating Expenses Allocable to the Premises, Landlord shall reimburse Tenant the reasonable cost of the audit; and if Operating Expenses Allocable to the Premises is greater than such payments theretofore made on account for such period, Tenant shall pay such deficiency to Landlord within thirty (30) days of demand therefor.

ARTICLE 7

LANDLORD’S REPAIRS AND SERVICES

7.1	REPAIRS. Except for (a) normal and reasonable wear and use and (b) damage caused by fire or casualty and by eminent domain (which shall be governed by the respective provisions of Sections 14.1 and 14.5 hereof), Landlord shall keep and maintain, or cause to be kept and maintained, (a) in good order, condition and repair consistent with standards for comparable buildings and (b) in compliance with Applicable Laws, the following portions of the Building: (i) the structural portions of the roof, roof membrane, the exterior and load bearing walls, the foundation, the structural columns and floor slabs and other structural elements of the Building, (ii) the mechanical, electrical, fire/life safety, central plant, building management system, plumbing, sprinkler, the common HVAC and security systems serving the Building, including all components thereof and related equipment, and (iii) the Common Areas, including the Building Amenities. Notwithstanding the foregoing, Tenant shall pay to Landlord the cost of (x) any and all such repairs which may be required as a result of repairs, alterations, or installations made by Tenant or any subtenant, assignee, licensee or concessionaire of Tenant or any agent, servant, employee or contractor of any of them (each, a “Tenant Party”) or (y) any loss, destruction or damage to the extent caused by the omission or negligence of Tenant or any Tenant Party.

7.2	WAIVER OF SUBROGATION APPLICABLE. The provisions of this Article 7 shall be subject to the waiver of subrogation contained in Section 13.4.

7.3	SERVICES.

(A) Landlord will provide: air-conditioning and heating during the seasons in which they are required; electrical service to the Premises; water and sewer; passenger and freight elevator service; loading dock; exterior window-cleaning service; and janitorial service. The normal hours of operation of the Building will be 8 a.m. to 6 p.m. on Monday through Friday (except Federal holidays) and 9 a.m. to 1 p.m. on Saturday (except Federal holidays) and such additional hours, if any, as Landlord from time to time reasonably determines. Electricity, elevator service and water/sewer will be available at all times. If Tenant requires air-conditioning or heat beyond the normal hours of operation, then Landlord will furnish the same, provided Tenant gives Landlord notice of such requirement by noon of the prior business day. Tenant shall pay for such extra service at Landlord’s then-current rate for such extra service. Tenant shall have access to the Premises twenty-four (24) hours per day every day of the year. Except as otherwise specified herein, Landlord shall not be required to furnish services and utilities during hours other than the normal hours of operation of the Building

(B) The parties agree to comply with all mandatory energy or water conservation controls and requirements applicable to office buildings that are imposed or instituted by the Federal, state or local governments, including without limitation, controls on the permitted range of temperature settings in office buildings and requirements necessitating curtailment of the volume of energy or water consumption or the hours of operation of the Building. Any terms or conditions of this Lease that conflict or interfere with compliance with such mandatory controls or requirements shall be suspended for the duration of such controls or requirements. It is further agreed that compliance with such controls or requirements shall not be considered an eviction, actual or constructive, of the Tenant from the Premises and shall not entitle Tenant to terminate this Lease or to an abatement of any rent payable hereunder. Landlord shall not have any liability to Tenant whatsoever as a result of Landlord’s failure or inability to furnish any of the utilities or services to be furnished by Landlord hereunder, nor shall such failure or inability be considered an eviction, actual or constructive, of Tenant from the Premises. Should any of the Building equipment or machinery break down, or for any cause or reason cease to function properly, Landlord shall use all reasonable efforts to repair the same as soon as reasonable possible, but Tenant shall have no claim for abatement of rental or for any damages on account of any interruptions in service occasioned thereby or resulting therefrom; provided, however, that if such failure (i) is within Landlord’s reasonable control to remedy, (ii) is continuous for five (5) business days, and (iii) renders the Premises untenantable, then rent shall, subject to Section 16.19(B), abate from the sixth (6th) business day of such failure until the Premises are tenantable again.

(C) A “Service Provider Default” shall be defined as failure by the property management company, the security services contractor and/or the cleaning contractor retained by Landlord for the Building (each, a “Service Provider”) to consistently provide the applicable services contracted for with such provider in a manner consistent with how such services are provided at first-class office buildings in Cambridge, Massachusetts (the “Service Provider Standard”). From and after the Substantial Full Occupancy Commencement Date, and so long as Tenant continues to satisfy either of the Substantial Full Occupancy Conditions, in the event that Tenant believes that the Service Provider is failing to satisfy the Service Provider Standard, then Tenant shall give Landlord written notice thereof (the “Service Provider Default Notice”). The sixty (60) day period commencing as of the date Landlord receives the Service Provider Default Notice is referred to herein as the “Service Provider Test Period.” If Tenant does not believe that the Service Provider Standard with respect to the applicable Service Provider has been satisfied throughout the Service Provider Test Period, then Tenant may give Landlord another written notice (a “Service Provider Termination Request”) requesting that Landlord terminate its existing contract with the Service Provider with which Tenant has expressed dissatisfaction. If Landlord agrees that the Service Provider Standard has not been satisfied throughout the Service Provider Test Period, then Landlord shall, within sixty (60) days of Landlord’s receipt of the Service Provider Termination Request, terminate the existing contract with the applicable Service Provider. If Landlord believes the Service Provider Standard has been satisfied throughout the Service Provider Test Period, then Landlord shall, within ten (10) days after Landlord’s receipt of the Service Provider Termination Request, give Tenant written notice of its disagreement with such Service Provider Termination Request and such dispute shall be submitted to arbitration pursuant to Section 16.33 below. If the arbitrator determines that the Service Provider Standard has not been satisfied throughout the Service Provider Test Period, then Landlord shall terminate its existing contract with the applicable Service Provider within thirty (30) days after Landlord receives written notice of such determination. If the arbitrator determines that the Service Provider Standard has been satisfied by the Service Provider throughout the Service Provider Test Period, then Tenant’s Service Provider Default Notice and Service Provider Termination Request shall each be void and without force or effect and Tenant shall have no right to submit another Service Provider Default Notice with respect to such Service Provider earlier than the date one (1) year after the arbitrator issues such determination. In the event that a Service Provider has been terminated pursuant to this Section 7.3, then Landlord shall promptly transition such terminated services to a new service provider, which new service provider shall be subject to Tenant’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.

7.4	ELECTRICITY.

(A) If Tenant requires electric current for use in the Premises in excess of the per square foot wattage that Tenant currently uses in the Existing Premises as of the Execution Date and if in Landlord’s reasonable judgment, (i) Landlord’s facilities are inadequate for such excess requirements or (ii) such excess use shall result in an additional burden on the Building air conditioning system and additional cost to Landlord on account thereof then, as the case may be, (x) Landlord, at Tenant’s sole cost and expense, will furnish and install such additional wire, conduits, feeders, switchboards and equipment as may be required to supply such additional requirements of Tenant, provided that the same shall be permitted by law and applicable insurance requirements and shall not cause damage to the Building or the Premises or cause or create a dangerous or hazardous condition, or (y) Tenant shall reimburse Landlord for such additional cost, as aforesaid.

(B) Tenant agrees that it will not make any material alteration or addition to the electrical equipment in the Premises without the prior written consent of Landlord, which consent will not be unreasonably withheld.

(C) Commencing as of the Commencement Date with respect to each Portion of the Premises, and continuing thereafter throughout the Term of the Lease, Landlord will furnish electricity to each Portion of the Premises through presently installed electrical facilities for Tenant’s reasonable use for lighting, electrical appliances and equipment.

(D) On account of the electricity furnished to the Premises pursuant to Section 7.4(C), but subject to Section 6.2(A)(iii), Tenant shall pay, as Additional Rent, a sum (“Electricity Rent”) equal to $1.50 per rentable square foot of such Portion of the Premises per year, payable in equal monthly installments with Annual Fixed Rent, but in any event, beginning on the applicable Commencement Dates. Said Additional Rent shall be subject to proportionate increase(s), from time to time and at any time throughout the Term, to the extent that the rate charged to Landlord (without mark-up or administrative fee by Landlord except the management fee included in Operating Expenses for the Building) by the utility company providing electricity to the Building is increased. Tenant agrees that, at Landlord’s sole option, an electrical consultant, selected by Landlord, may make periodic surveys of the electrical equipment in the Premises. In the event such survey(s) indicate that Tenant’s use of electricity is greater than or less than $1.50 per rentable square foot, the electricity charge shall be adjusted accordingly.

(E) Upon the Substantial Full Occupancy Commencement Date, (i) the provisions of Section 7.4(D) above shall be null and void and of no further force and effect and (ii) Tenant shall pay Landlord, as Additional Rent and on a monthly basis, all electricity costs incurred by Landlord with respect to the Building and the Lot, excepting only those costs associated with furnishing electricity to any portions of the Building leased to other tenants including, in any event, Excluded Electricity Costs associated with such other third-party tenants (the “Third-Party Electrical Costs”). The Third-Party Electrical Costs shall be determined, at Landlord’s option, either (a) by a submeter(s) installed by Landlord, at Landlord’s cost, to measure the consumption of electricity in such portion(s) of the Building leased to other tenants or (b) Landlord’s reasonable engineering estimate of such Third-Party Electrical Costs based on prior historical usage to the extent such historical information is available.

(F) In the event that separate meters or submeters measuring the electrical service to the Premises are required by any new law or change in law, Landlord shall be responsible to install such meters or submeters as part of Operating Expenses.

7.5	NO LIABILITY.

(A) Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises for any purposes in this Lease authorized, or for repairing the Premises or any portion of the Building however the necessity may occur. In case Landlord is prevented or delayed from making any repairs, or furnishing any services or performing any other obligation hereunder, by reason of any cause reasonably beyond Landlord’s control, or for any cause due to any act or neglect of Tenant or any Tenant Party, Landlord shall not be liable to Tenant therefor, and except as expressly otherwise provided in this Lease, Tenant shall not be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant’s favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

(B) Landlord reserves the right to temporarily stop any service or utility system, in case of accident or emergency, or until necessary repairs have been completed. Landlord shall exercise reasonable diligence to restore such service or utility. Except in case of emergency, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason of such stoppage.

7.6	Notwithstanding anything contained herein to the contrary, if (i) the services to be provided by Landlord are interrupted for a period of more than seven (7) consecutive calendar days, (ii) such interruption is caused by the negligence, willful misconduct or default of Landlord or Landlord’s agents, employees or contractors, and (iii) such interruption renders all or a substantial portion of the Premises untenantable, then Tenant shall be entitled to a pro rata abatement of the Rent for the period beginning on the eighth (8th) consecutive calendar day that the foregoing conditions exist and continuing until the restoration of such services to the Premises.

ARTICLE 8

TENANT’S REPAIRS

8.1	TENANT’S REPAIRS AND MAINTENANCE. Tenant covenants and agrees that, from and after the Commencement Date with respect to each Portion of the Premises and until the end of the Lease Term, Tenant will keep neat and clean and maintain in good order, condition and repair such Portions of the Premises and every part thereof, excepting only for those repairs for which Landlord is responsible under the terms of Article 7 of this Lease and damage by fire or casualty and as a consequence of the exercise of the power of eminent domain. Tenant shall not permit or commit any waste, and, subject to the waiver set forth in Section 13.4, Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damages to Common Areas in the Building or the Lot by Tenant, Tenant’s agents, employees, contractors, subtenants, licensees, concessionaires or invitees. Tenant shall maintain all its equipment, furniture and furnishings in good order and repair. Notwithstanding anything in this Lease to the contrary, Tenant shall not be responsible to perform any alterations to the Premises to comply with applicable Laws unless such compliance is required due to the specific use of the Premises by Tenant or any alterations performed by Tenant to the Premises or the Common Areas.

If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same forthwith, and, except in the case of an emergency, if Tenant refuses or neglects to commence such repairs and complete the same within applicable notice and cure periods, Landlord may (but shall not be required to) make or cause such repairs to be made and shall not be responsible to Tenant for any loss or damage that may accrue to Tenant’s stock or business by reason thereof. If Landlord makes or causes such repairs to be made, Tenant agrees that Tenant will forthwith on demand, pay to Landlord the cost thereof together with interest thereon at the Lease Interest Rate specified in Section 15.5, and if Tenant shall default in such payment, Landlord shall have the remedies provided for non-payment of rent or other charges payable hereunder.

ARTICLE 9

ALTERATIONS

9.1	TENANT’S EXISTING PREMISES WORK AND TENANT’S EXPANSION PREMISES WORK. All alterations, additions, improvements or other changes (collectively “Alterations”) in or to the Premises or elsewhere in the Building, including, without limitation, Tenant’s Existing Premises Work and Tenant’s Expansion Premises Work, shall be accomplished in accordance with the provisions of the Lease, including, without limitation, Exhibit 4.1.

9.2

RIGHT TO MAKE ALTERATIONS. Tenant shall not make or permit any Tenant Party to make any Alterations in or to the Premises without Landlord’s prior written consent. However, provided that Tenant provides Landlord at least five (5) business days’ prior written notice of such Alterations, Landlord’s consent shall not be required with respect to the following Alterations: (i) any interior cosmetic or decorative Alteration (such as the installation of paint or wall coverings) or (ii) other non-structural alterations which (a) do not affect the functioning of the Building’s mechanical, electrical, plumbing or HVAC systems, (b) are not readily visible from the exterior of the Premises and (c) cost less than $250,000.00 in the aggregate in any one instance. Landlord’s consent shall not be unreasonably withheld, conditioned or delayed with respect to any proposed Alteration that (x) does not affect the structure of the Building, (y) does not affect the functioning of the Building’s mechanical, electrical, plumbing or HVAC systems, and (z) is not readily visible from the exterior of the Premises. Any Alteration made by Tenant shall be made in a good and workmanlike manner by an experienced, reputable contractor reasonably approved by Landlord, in accordance with plans and specifications approved in writing by Landlord (which approval will not be unreasonably withheld, conditioned or delayed), and in accordance with all applicable legal requirements and requirements of any insurance company insuring the Building. Unless required by law, Tenant will not be required to use union labor or union contractors for the performance of any initial Tenant’s Work to the Premises pursuant to Exhibit 4.1 or for any of Tenant’s initial improvements to the Put Premises unless required by law; however, subject to Section 1C of Exhibit 4.1, Tenant shall cause all labor engaged by Tenant or any person claiming through or under Tenant to work in harmony with any labor engaged by Landlord or any other tenant or occupant of the Building (including, without limitation, any permitted subtenants and successors of such tenants) under leases executed prior to the Execution Date. Notwithstanding anything in this Lease to the contrary, if any mechanic’s or materialman’s lien (or a petition to establish such lien) is filed in connection with any Alteration for which Tenant is responsible, then such lien (or petition) shall be discharged by Tenant at Tenant’s expense within ten (10) days thereafter by the payment thereof or the filing of a bond acceptable to Landlord. If Tenant shall fail to discharge any such mechanic’s or materialman’s lien, Landlord may, at its option, discharge such lien and treat the cost thereof (including reasonable attorneys’ fees incurred in connection therewith) as Additional Rent payable with the next monthly installment of Annual Fixed Rent falling due. Landlord’s consent to the making of any Alteration shall not be deemed to constitute Landlord’s consent to subject its interest in the Premises, the Building or the Lot to any mechanic’s or materialman’s lien which may be filed in connection therewith. As set forth in Section 3A of Exhibit 4.1, Landlord shall receive a Construction

Management Fee with respect to any Project, as defined in Section 3A of Exhibit 4.1, and Tenant shall also reimburse Landlord for any reasonable third party fees (e.g., the cost of reviewing Tenant’s plans by a structural engineer, MEP engineer and/or security consultant, if Landlord reasonably deems that such review is necessary) incurred to review Tenant’s plans for any Project (“Third Party Review Fees”). In addition, with respect to any other Alterations made by Tenant: (1) Landlord shall, subject to the next following sentence, receive a construction management fee (the “Construction Management Fee”) equal to one percent (1%) of the sum of (i) Hard Costs plus (ii) any architectural, engineering and designs costs incurred with respect to such Alterations, and (2) Tenant shall also reimburse Landlord for any Third Party Review Fees incurred by Landlord in connection with such Alterations. Notwithstanding the foregoing, the amount of Construction Management Fee with respect to the Existing Premises Project (as such term is defined in Section 3(A) of Exhibit 4.1) shall be reduced by $4,308.12.

9.3	REMOVAL. All Alterations to the Premises shall remain upon and be surrendered with the Premises as a part thereof at the expiration or earlier termination of the Lease Term. However, (i) Tenant shall have the right to remove, prior to the expiration or earlier termination of the Lease Term, all movable furniture, furnishings and equipment installed in the Premises at Tenant’s expense, and (ii) Tenant shall be required to remove all Above-standard Alterations (as hereinafter defined) to the Premises or the Building which Landlord designates in writing for removal; provided, however, that Landlord agrees, upon receipt of a written request from Tenant, to specify whether the Alterations shown on the plans constitute Above-standard Alterations which Tenant will be required to remove at the expiration or earlier termination of the Term, including the original alterations referenced in Exhibit 4.1 hereof. Notwithstanding anything in this Lease or otherwise to the contrary, Landlord covenants and agrees that in no event will Tenant be required to remove any tel/data cabling now or hereafter installed in the Premises or the Building (including the Common Areas and tel/data cabling or other installations ). Tenant shall not have any obligation to remove any alterations or improvements in the Premises as of the Lease Commencement Date. For purposes hereof, “Above-standard Alterations” shall mean Alterations which are unusual or extraordinary for normal office and administrative usage in the Cambridge market area and are, in Landlord’s reasonable judgment, materially more expensive to remove and restore than standard office improvements. Landlord shall have the right to repair at Tenant’s expense all damage and injury to the Premises or the Building caused by such removal or to require Tenant to do the same. If any such designated Alterations, furniture, furnishing or equipment is not removed by Tenant prior to the expiration or earlier termination of the Lease Term, then the same shall become Landlord’s property and shall be surrendered with the Premises as a part thereof, provided, however, that Landlord shall have the right to remove from the Premises at Tenant’s expense such furniture, furnishing or equipment and any Alteration which Landlord designates in writing for removal. Notwithstanding the foregoing, Tenant, upon submitting its request to make any Alteration, shall have the right to request therein that Landlord specify whether and to what extent Landlord will require Tenant to remove the Alterations in question at the end of the Term. If Tenant submits its request for such information in accordance with the foregoing provision and Landlord consents to the Alterations requested, Landlord shall, together with its consent, specify in writing whether and to what extent it will require Tenant to remove the Above-standard Alterations in question at the end of the Term, and if Landlord fails to specify, Tenant shall have no further obligation to remove the Alterations which were subject of Tenant’s request.

9.4	HEAVY EQUIPMENT. Landlord shall have the right to prescribe the weight and position of safes and other heavy equipment and fixtures, which, if considered necessary by the Landlord, shall be installed in such manner as Landlord directs in order to distribute their weight adequately. Any damage to the Premises or the Building caused by moving the property of Tenant into or out of the Premises shall be repaired at Tenant’s cost.

9.5	INCREASE IN TAXES. Tenant shall pay one hundred percent (100%) of any increase in Real Estate Taxes on the Building which shall, at any time after the Commencement Date, result from Above-standard Alterations to the Premises made by Tenant, if the taxing authority specifically determines such increase results from such alterations, additions or improvements made by Tenant. The provisions of this Section 9.5 shall apply, notwithstanding the provisions of Section 6.1(D). However, any amount paid by Tenant pursuant to this Section 9.5 for any Tax Year shall be excluded from Landlord’s Tax Expenses for such Tax Year.

ARTICLE 10

PARKING

10.1	PARKING PERMITS. Commencing as of the Lease Commencement Date, and continuing throughout the Lease Term, Tenant shall have the right to rent and Landlord shall be obligated to provide monthly parking permits (the “Parking Permits”) for unreserved parking spaces in the City of Cambridge Garage located on Thorndike Street, Cambridge (the “Garage”) as provided in this Article 10. Tenant shall have the right, on at least sixty (60) days’ advance written notice, to adjust the number of Parking Permits it uses on a month-to-month basis in an amount not to exceed Tenant’s Maximum Parking Requirement (defined below), provided that Tenant shall at all times during the Lease Term use at least Tenant’s then applicable Minimum Parking Requirement (defined below).

10.2	MAXIMUM AND MINIMUM PARKING REQUIREMENTS

(A) Tenant’s Maximum Parking Requirement. “Tenant’s Maximum Parking Requirement” shall mean the maximum amount of Parking Permits that Landlord will be required to make available to Tenant. Effective as of the Lease Commencement Date, Tenant’s Maximum Parking Requirement shall be 154 Parking Permits (based on the Premises containing 111,954 rentable square feet). Effective as of the Commencement Dates for the Delayed Portion of the Existing Premises, each Portion of the Expansion Premises, and each Portion of the Put Premises (if applicable), Tenant’s Maximum Parking Requirement shall increase in an amount equal to 0.9 Parking Permits per 1,000 rentable square feet of: (i) the Delayed Portion of the Existing Premises, (ii) each Portion of the Expansion Premises demised to Tenant, and (iii) each Portion of the Put Premises demised to Tenant other than the Basement Put Premises. For example, effective as of the Phase I Premises Commencement Date, Tenant’s Maximum Parking Requirement shall increase to 162 Parking Permits. Notwithstanding the immediately foregoing sentence, effective as of the 100% Lease Date and so long as Tenant continues to satisfy the 100% Lease Test, then Tenant’s Maximum Parking Requirement shall be 250 Parking Permits, the parties hereby agreeing that in no event shall Tenant’s Maximum Parking Requirement exceed 250 Parking Permits.

(B) Tenant’s Minimum Parking Requirement. “Tenant’s Minimum Parking Requirement” shall mean the minimum amount of Parking Permits that Tenant must maintain and pay the Parking Charge for throughout the Lease Term. Effective as of the Lease Commencement Date, Tenant’s Minimum Parking Requirement shall be 109 Parking Permits (based on the Premises containing 111,954 rentable square feet). Effective as of the Commencement Dates for the Delayed Portion of the Existing Premises, each Portion of the Expansion Premises, and each Portion of the Put Premises (if applicable), Tenant’s Minimum Parking Requirement shall increase in an amount equal to 0.9 Parking Permits per 1,000 rentable square feet of: (i) the Delayed Portion of the Existing Premises, (ii) each Portion of the Expansion Premises demised to Tenant, and (iii) each Portion of the Put Premises demised to Tenant other than the Basement Put Premises. For example, effective as of the Phase I Premises Rent Commencement Date, Tenant’s Minimum Parking Requirement shall increase to 117 Parking Permits. In the event that Tenant leases the entirety of the Initially-Contemplated Premises (but none of the Put Premises), then Tenant’s Minimum Parking Requirement shall be 176 Parking Permits. Effective as of the 100% Lease Date and so long as Tenant continues to lease the entirety of the Building (i.e., the Initially-Contemplated Premises and the Put Premises), then Tenant’s Minimum Parking Requirement would be 202 Parking Permits.

(C) PARKING CHARGES. Commencing as of the Lease Commencement Date, and continuing thereafter throughout the Term of the Lease, Tenant shall pay for the Parking Permits subscribed for by Tenant from time to time at the prevailing monthly rates from time to time charged to Landlord under the Garage License (the “Monthly Parking Charge”). Such Monthly Parking Charge shall constitute Additional Rent and shall be payable monthly as directed by Landlord upon billing therefor by Landlord. Tenant acknowledges that the Monthly Parking Charge to be paid under this Section is for the use by the Tenant of the Parking Permits referred to herein, and not for any other service.

10.3

GARAGE LICENSE. Tenant acknowledges that Landlord does not own or control the Garage, but rather leases spaces therein pursuant to a long-term license agreement with the City of Cambridge (the “Garage License”). Tenant acknowledges that Tenant’s parking privileges as described in this Article 10 in the Garage are a sublicense of Landlord’s rights under the Garage License, and are subject and subordinate in all respects to the Garage License. Landlord shall, if necessary, timely send any notice that may be required under the Garage License to obtain the additional 75 parking spaces allotted to the Building under the Garage License. Landlord agrees (“Landlord’s Parking Covenant”) (i) to comply with its obligations under the Garage License (ii) not to consent to a termination of the Garage License and (iii) to timely exercise any remaining options to renew the term of the Garage License. In the event that the Garage License is terminated or expires as the result of a breach of Landlord’s Parking Covenant, then, and as Tenant’s sole remedy, both in law and in equity, Landlord shall either (a) secure and provide to Tenant during the remainder of the Term of the Lease (as it may be extended), alternate parking spaces located no further than one-half (1/2) mile from the Building (in which event, the cost to Tenant of such alternate parking spaces shall not exceed the amount of Monthly Parking Charges which would have been payable by Tenant but for the termination of the Garage License), or (b) in the event Tenant secures its own replacement parking spaces, reimburse Tenant, during the remainder of the Term of the Lease (as it may be extended), the amount (if any) by which the cost of such replacement parking spaces exceeds Monthly Parking Charges which would have been payable by Tenant but for the termination of the Garage License. As set forth in Section 16.19(B), Landlord’s Self-Help Default (as defined below) shall include any defaults of Landlord under the Garage License after the giving of any applicable notice and the expiration of any applicable cure periods as provided in the Garage License.

10.4	GARAGE OPERATION. Unless otherwise determined by Landlord or the operator of the Garage (the “Garage Operator”), the Garage is to be operated either on an attendant-managed basis, whereupon Tenant shall be obligated to cooperate with such attendants in parking and removing its automobiles, or on a self-park basis, whereupon Tenant shall be obligated to park and remove its own automobiles, or a combination of both. In any case, Tenant’s parking shall be on an unreserved basis, Tenant having the right to park in any available stalls. Tenant’s access and use privileges with respect to the Garage shall be in accordance with rules and regulations from time to time established by Landlord or the Garage Operator. Tenant shall only permit Tenant’s employees to use the Parking Permits. Tenant shall receive one (1) identification sticker or pass and one (1) magnetic card, or other suitable device providing access to the Garage, for each Parking Permit paid for by Tenant. Tenant shall supply Landlord with an identification roster listing, for each identification sticker or pass, the name of the employee and the make, color and registration number of the vehicle to which it has been assigned, and shall provide a revised roster to Landlord monthly indicating changes thereto. The Parking Permits granted herein are non-transferable (other than to an assignee or subtenant permitted or consented to pursuant to the applicable provisions of Article 11 hereof). Landlord shall not take any actions or consent to any alterations to the Garage that would adversely affect or reduce Tenant’s parking rights under this Article 10. Notwithstanding the immediately preceding sentence, Landlord shall not be liable for any alterations made to the Garage by the City of Cambridge.

10.5	LIMITATIONS. Neither the Landlord nor Garage Operator shall have any liability whatsoever for loss or damage to any automobile or to any personal property therein due to fire or theft or any other cause, except to the extent of their gross negligence or willful acts. Tenant agrees, upon Landlord’s request from time to time, to notify its officers, employees and agents then using any of the parking permits provided for in this Lease, of such limitation of liability. Tenant further acknowledges and agrees that a license only is hereby granted, and no bailment is intended or shall be created.

ARTICLE 11

ASSIGNMENT AND SUBLETTING

11.1	RESTRICTIONS ON TRANSFER. Tenant shall not assign or transfer this Lease or any of Tenant’s rights or obligations hereunder, or sublet or permit anyone to occupy the Premises or any part thereof, without Landlord’s prior written consent. Subject to the provisions of Sections 11.2 through 11.7 below, Landlord’s consent shall not be unreasonably withheld, conditioned or delayed, provided the proposed assignee or subtenant (i) is compatible with the quality and stature of the Building and its tenants (provided that the restriction in this clause (i) shall not apply from and after the Substantial Full Occupancy Commencement Date), (ii) will use the Premises only for the Permitted Use, and (iii) in the reasonable judgment of Landlord, has the financial capability to undertake and perform its obligations under this Lease or under the sublease. Subject to Section 11.2, no assignment or transfer of this Lease may be effected by operation of law or otherwise without Landlord’s prior written consent, which may not be unreasonably withheld, conditioned or delayed. Landlord’s acceptance or collection of rent from any assignee, subtenant or occupant shall not be construed as a consent to or acceptance of such assignee, subtenant or occupant as a tenant. Landlord’s consent to any assignment, subletting or occupancy, or Landlord’s acceptance or collection of rent from any assignee, subtenant or occupant, shall not be construed (a) as a waiver or release of Tenant from liability for the performance of any obligation to be performed under this Lease by Tenant or (b) as relieving Tenant or any assignee, subtenant or occupant from the obligation of obtaining Landlord’s prior written consent to any subsequent assignment, subletting or occupancy.

Upon and during the continuance of an Event of Default of Tenant under this Lease, Tenant authorizes each such subtenant or occupant to pay such rent directly to Landlord if such subtenant or occupant receives written notice from Landlord stating that an Event of Default exists under this Lease and specifying that such rent shall be paid directly to Landlord. Any such payments made by any subtenant or occupant shall be credited against the monthly amounts owed by Tenant under this Lease. Each sublease shall provide that, at Landlord’s election, the subtenant agrees to attorn to Landlord or enter into a direct lease with Landlord on the same terms as the sublease in the event this Lease is terminated by reason of an Event of Default by Tenant. Tenant shall not mortgage this Lease without Landlord’s consent, which consent may be granted or withheld in Landlord’s sole discretion. All restrictions and obligations imposed pursuant to this Lease on Tenant shall be deemed to extend to any subtenant, assignee or occupant of Tenant, and Tenant shall cause such persons to comply with all such restrictions and obligations.

Subject to Section 11.2, if Tenant is a partnership, then any dissolution of Tenant or a withdrawal or change, whether voluntary, involuntary, or by operation of law, of partners owning a controlling interest in Tenant shall be deemed a voluntary assignment of this Lease. If Tenant is a corporation, then any dissolution, merger, consolidation or other reorganization of Tenant, or any sale or transfer of a controlling interest in the capital stock of Tenant, shall be deemed a voluntary assignment of this Lease. Notwithstanding the foregoing, the transfer (by operation of law or otherwise) of the outstanding capital stock of Tenant or other interests in Tenant by persons or parties through the “over the counter market” or through any recognized stock exchange, shall not be deemed an assignment of this Lease.

11.2	EXCEPTIONS. Notwithstanding the foregoing provisions of Section 11.1, Tenant shall have the right, without Landlord’s consent, to assign this Lease or to sublet the Premises (in whole or in part) to (i) any “Tenant Affiliate” (meaning thereby any controlling entity of Tenant or any entity controlled by Tenant or any entity under common control with Tenant) or (ii) any entity into which Tenant may be converted or with which it may merge, or to any entity purchasing a controlling interest in Tenant’s stock other ownership interests or purchasing all or substantially all of Tenant’s assets (each, a “Permitted Tenant Successor”), provided that in the case of a Permitted Tenant Successor (but not with respect to a Tenant Affiliate), the Permitted Tenant Successor has a net worth which is the same or better than the net worth of Tenant immediately prior to the transfer. Subleases and assignments to Tenant Affiliates complying with the provisions of this Section 11.2 and assignments (“Permitted Tenant Successor Assignments”) to Permitted Tenant Successors complying with the provisions of this Section 11.2 are referred to collectively herein as “Permitted Transfers”. Tenant shall give Landlord at least five (5) business days’ prior written notice of any Permitted Transfer, except that, with respect to any Permitted Tenant Successor Assignment, such prior notice shall not be required if such prior notice is either prohibited by law or the terms of a confidentiality agreement between Tenant and such Permitted Tenant Successor, in which event Tenant shall provide written notice to Landlord of such assignment of such Permitted Tenant Successor Assignment as soon as reasonably practicable, but in any event, no later than ten (10) days after the occurrence of such Permitted Tenant Successor Assignment. If any Tenant Affiliate to which this Lease is assigned or the Premises sublet (in whole or in part) shall cease to be such a Tenant Affiliate, and if such cessation was contemplated at the time of the assignment or subletting, such cessation shall be considered an assignment or subletting requiring Landlord’s consent.

11.3	LANDLORD’S RECAPTURE RIGHTS.

(1) Except with respect to (i) transfers permitted pursuant to Section 11.2, and (ii) any Exempt from Recapture Subleases, as hereinafter defined, in the event Tenant desires to assign this Lease or to sublet the whole or any part of the Premises Tenant shall, at any time the Recapture Condition exists, give Landlord a Recapture Offer, which Recapture Offer, at Tenant’s option, may be given to Landlord prior to advertising or marketing the Premises or any part thereof.

(2) For the purposes hereof a “Recapture Offer” shall be defined as a notice from Tenant to Landlord which:

(a)	States that Tenant desires to sublet the Premises, or a portion thereof, or to assign its interest in this Lease.

(b)	Identifies the affected portion of the Premises (“Recapture Premises”).

(c)	Identifies the rental rate of the proposed subletting or assignment.

(d)	Offers to Landlord the option to terminate the Lease in respect of the Recapture Premises (in the case of a proposed assignment of Tenant’s interest in the Lease or a subletting for the remainder of the Term of the Lease) or to suspend the Lease Term in respect of the Recapture Period (meaning that the Lease Term in respect of the Recapture Premises shall be terminated during the Recapture Period, and Tenant’s rental obligations shall be proportionately reduced, and at the expiration of the Recapture Period the Recapture Premises will be returned to Tenant under the terms of the Lease), in either case as of a specified date (the “Release Date”).

(3) The “Recapture Condition” shall be either (i) that more than twenty-five percent (25%) of the Rentable Area of the Premises has been subleased for all or substantially all of the remaining Lease Term (exclusive of any Permitted Transfers or any subleases of the Basement Storage Premises and the Basement Put Premises) or (ii) that Tenant is then Occupying less than fifty-four percent (54%) of the Rentable Area of the Building.

(4) For the purposes hereof, “Exempt from Recapture Subleases” shall be defined as Short-Term Phase II Premises A and Phase III Premises Subleases (as hereinafter defined), (b) the Existing Tenant Put Premises C Sublease (as hereinafter defined), and (c) any sublease of the Basement Put Premises, or any portion thereof.

(a)	Short Term Phase II Premises A and Phase III Premises Subleases. “Short-Term Phase II Premises A and Phase III Premises Subleases” shall be defined as any subleases entered into by Tenant with respect to (1) Phase II Premises A (or any portion thereof) that have a term expiring no later than five (5) years after the Phase II Premises A Rent Commencement Date or (2) with respect to the Phase III Premises (or any portion thereof) that have a term expiring no later than five (5) years after the Phase III Premises Rent Commencement Date.

(b)	Existing Tenant Put Premises C Sublease. The “Existing Tenant Put Premises C Sublease” shall occur only if Landlord enters into a Put Premises Termination Agreement with respect to the existing tenant of Put Premises C (i.e., Nature Publishing Group), in which event, the Existing Tenant Put Premises C Sublease shall be defined as an initial sublease of Put Premises C entered into between Tenant and Nature Publishing Group (or its permitted successors or assigns) for a term commencing immediately after the termination of Landlord’s lease with Nature Publishing Group (or its permitted successors or assigns).

(5) Landlord shall have forty-five (45) days (the “Acceptance Period”) from Landlord’s receipt of the Recapture Offer to accept it, in which case all obligations of Tenant to Landlord under the Lease with respect to the Recapture Premises for the Recapture Period shall cease and terminate and, if applicable, Landlord shall be obligated to physically separate the Recapture Premises from the remainder of the Premises at its expense; provided, however, that if Tenant desires to keep the Recapture Premises rather than allow Landlord to recapture same, Tenant may do so by written notice to Landlord given no more than seven (7) days after Tenant’s receipt of Landlord’s acceptance of the Recapture Offer (time being of the essence thereof). In the event that Landlord shall not exercise its termination or suspension rights as aforesaid, or shall fail to give any timely notice pursuant to this Section, the provisions of Sections 11.4 -11.7 shall be applicable. This Section 11.3 shall not be applicable to an assignment or sublease pursuant to Section 11.2.

11.4	CONSENT OF LANDLORD. In the event that Landlord shall not have exercised the termination or suspension right as set forth in Section 11.3; then for a period of one hundred twenty (120) days after the earlier of (i) the receipt of Landlord’s notice stating that Landlord does not elect the termination or suspension right or (ii) the expiration of the Acceptance Period, Tenant shall have the right to assign this Lease or sublet the portion of the Premises designated in the Recapture Offer, provided that, in each instance, Tenant first obtains the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Landlord shall respond in writing to any request for Landlord’s consent to a proposed assignment or sublease on or before the date thirty (30) days after Landlord receives Tenant’s written request therefor, together with a complete Proposed Transfer Notice with respect to such proposed assignment or sublease as defined in Section 11.5. Without limiting the foregoing, Landlord shall not be deemed to be unreasonably withholding its consent to such a proposed assignment or subleasing if:

(a)	the proposed assignee or subtenant is a tenant in the Building or is (or within the previous sixty (60) days has been) in active negotiation with Landlord for premises in the Building or is not of a character consistent with the operation of a first-class office building (by way of example Landlord shall not be deemed to be unreasonably withholding its consent to an assignment or subleasing to any governmental or quasi-governmental agency), or

(b)	the proposed assignee or subtenant is not of good character and reputation, or

(c)	the proposed assignee or subtenant does not possess adequate financial capability to perform the Tenant obligations as and when due or required, or

(d)	the assignee or subtenant proposes to use the Premises (or part thereof) for a purpose other than the Permitted Use, or

(e)	the character of the business to be conducted or the proposed use of the Premises by the proposed subtenant or assignee shall be likely to increase the burden on elevators or other Building systems or equipment over the burden prior to such proposed subletting or assignment, or

(f)	there shall exist a monetary or material non-monetary Event of Default.

This Section 11.4 shall not be applicable to an assignment or sublease pursuant to Section 11.2.

11.5	TENANT’S NOTICE. Tenant shall give Landlord notice of any proposed sublease or assignment (“Proposed Transfer Notice”), and said notice shall specify the provisions of the proposed assignment or subletting, including (a) the name and address of the proposed assignee or subtenant, (b) in the case of a proposed assignment or subletting subject to the provisions of Section 11.4, the information necessary for Landlord to make the determinations set forth in such Section, (c) all of the terms and provisions upon which the proposed assignment or subletting is to be made, and (d) in the case of a proposed assignment or subletting pursuant to Section 11.2 above, such information as may be reasonably required by Landlord to determine that such proposed assignment or subletting complies with the requirements of Section 11.2.

If Landlord shall consent to the proposed assignment or subletting, then Tenant may thereafter sublease the whole or any part of the Premises or assign pursuant to the Proposed Transfer Notice; provided, however, that if such assignment or sublease shall not be executed and delivered to Landlord within ninety (90) days after the date of Landlord’s consent, the consent shall be deemed null and void and the provisions of Section 11.3 shall again be applicable.

11.6	PROFIT ON SUBLEASING OR ASSIGNMENT. If any sublease, assignment or other transfer (whether by operation of law or otherwise) provides that the subtenant, assignee or other transferee is to pay any amount in excess of the sum of (i) the rent and other charges due under this Lease and (ii) the reasonable out-of-pocket costs incurred by Tenant in connection with the assignment or sublease transaction (which costs shall be amortized on a straight-line basis over the term of the assignment or sublease), then whether such excess is in the form of an increased monthly or annual rental, a lump sum payment, payment at an above-market rate for the sale, transfer or lease of Tenant’s fixtures, leasehold improvements, furniture and other personal property, or any other form (and if the subleased or assigned space does not constitute the entire Premises, the existence of such excess shall be determined on a pro rata basis), Tenant shall pay fifty percent (50%) of any such excess to Landlord as Additional Rent (after first deducting reasonable legal fees, construction costs, tenant improvement allowances, marketing costs, brokerage fees, and architectural and engineering costs incurred by Tenant in order to effect such assignment or sublease) no later than ten (10) days after Tenant’s receipt thereof. Upon at least thirty (30) days’ prior notice to Tenant, Landlord shall have the right to inspect and audit Tenant’s books and records relating to any sublease, assignment or other transfer. Any instrument of sublease, assignment or other transfer shall be subject to Landlord’s reasonable approval.

11.7	ADDITIONAL CONDITIONS.

(A) No assignment or subletting under this Article 11 shall be valid unless both Tenant and the assignee or subtenant agree directly with Landlord to be bound by all the obligations of the Tenant hereunder (including, without limitation, the obligation to pay the Annual Fixed Rent and Additional Rent and to comply with the provisions of this Article 11). Such agreement shall be in form reasonably satisfactory to Landlord. No such assignment or subletting shall relieve the Tenant named herein of any of its obligations under this Lease. The provisions hereof shall not constitute a recognition of the assignment or the assignee thereunder or the sublease or the subtenant thereunder, as the case may be, and at Landlord’s option, upon the termination of the Lease, the assignment or sublease shall be terminated.

(B) Tenant shall promptly reimburse Landlord for the reasonable expenses (including reasonable attorneys’ fees) incurred by Landlord in connection with Tenant’s request for Landlord to give its consent to any assignment, subletting or occupancy.

(C) No assignment or subletting under any of the provisions of Sections 11.2 or 11.4 shall in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting.

ARTICLE 12

LIABILITY OF LANDLORD AND TENANT

12.1	LANDLORD LIABILITY. Except in the case of the negligence or willful misconduct of Landlord and the extent permitted by Applicable Laws, Landlord shall not be liable to Tenant for any damage, injury, loss or claim (including claims for the interruption of or loss to business) based on or arising out of any of the following: repair to any portion of the Premises or the Building; interruption in the use of the Premises or any equipment therein; any accident or damage resulting from any use or operation (by Landlord, Tenant or any other person or entity) of elevators or heating, cooling, electrical, sewerage or plumbing equipment or apparatus; termination of this Lease by reason of damage to the Premises or the Building; fire, robbery, theft, vandalism, mysterious disappearance or any other casualty; actions of any other tenant of the Building or of any other person or entity; failure or inability of Landlord to furnish any utility or service specified in this Lease; and leakage in any part of the Premises or the Building, or from water, rain, ice or snow that may leak into, or flow from, any part of the Premises or the Building, or from drains, pipes or plumbing fixtures in the Premises or the Building. Any property stored or placed by Tenant or Tenant Parties in or about the Premises or the Building shall be at the sole risk of Tenant, and Landlord shall not in any manner be held responsible therefor. Notwithstanding the foregoing provisions of this Section or any other Section of this Lease and subject to the terms of Section 13.4, Landlord shall not be released from liability to Tenant for any damage to the extent caused by Landlord’s willful misconduct or negligence.

12.2	INDEMNITIES.

(A) Tenant shall indemnify and hold Landlord, its employees and agents harmless from and against all costs, damages, claims, liabilities and expenses (including reasonable attorneys’ fees) suffered by or claimed against Landlord, directly or indirectly, based on or arising out of (a) Tenant’s use and occupancy of the Premises or the business conducted by Tenant therein, (b) any negligent or wrongful act or omission of Tenant or any Tenant Party, (c) any breach of Tenant’s obligations under this Lease, including failure to surrender the Premises upon the expiration or earlier termination of the Lease Term, or (d) any entry by Tenant or any Tenant Party upon the Lot prior to the Commencement Date, except in the case of (a), (c) and (d) to the extent caused by the negligent or wrongful act or omission of Landlord, its agents or employees. In the event Landlord and/or its managing agent shall, without fault on their part, be made a party(ies) to any litigation commenced by or against Tenant (other than a suit commenced by one party to this Lease against the other), then Tenant shall protect and hold them harmless, and shall pay all reasonable costs and expenses and reasonable attorneys’ fees incurred or paid by Landlord and/or its managing agent in connection with such litigation.

(B) Landlord shall indemnify and hold Tenant, its employees and agents harmless from and against all costs, damages, claims, liabilities and expenses (including reasonable attorneys’ fees) suffered by or claimed against Tenant, directly or indirectly, based on or arising out of any negligent or wrongful act or omission of Landlord or its agents, vendors, contractors or employees. In the event Tenant shall, without fault on its part, be made a party to any litigation commenced by or against Landlord (other than a suit commenced by one party to this Lease against the other), then Landlord shall protect and hold them harmless, and shall pay all costs, expenses and reasonable attorneys’ fees incurred or paid by Tenant in connection with such litigation.

12.3	SUCCESSOR LANDLORD. If any landlord hereunder transfers the Building or such landlord’s interest therein, then such landlord shall not be liable for any obligation or liability based on or arising out of any event or condition occurring on or after such transfer.

12.4	NO OFFSET. Except for Tenant’s express offset amounts set forth in Section 16.19(B) and Section 3(B) of Exhibit 4.1, Tenant shall not have the right to offset or deduct the amount allegedly owed to Tenant pursuant to any claim against Landlord from any rent or other sum payable to Landlord. Tenant’s sole remedy for recovering upon such claim shall be to institute an independent action against Landlord. Nothing in this Section 12.4 is intended to affect or limit Tenant’s rights under Section 7.3(B), Section 16.19(B), or Section 3(B) of Exhibit 4.1.

12.5	NO PERSONAL LIABILITY. If Tenant is awarded a money judgment against Landlord, then recourse for satisfaction of such judgment shall be limited to execution against Landlord’s estate and interest in the Building and the Lot. No other asset of Landlord, any partner of Landlord or any other person or entity shall be available to satisfy, or be subject to, such judgment, nor shall any such partner, person or entity be held to have personal liability for satisfaction of any claim or judgment against Landlord or any partner of Landlord.

12.6	WAIVER OF CONSEQUENTIAL DAMAGES

(A) In no event shall Landlord ever be liable to Tenant for any loss of business, loss of profits or the like or any other indirect, punitive or consequential damages suffered by Tenant from whatever cause.

(B) In no event shall Tenant ever be liable to Landlord for any loss of business, loss of profits or the like or any other indirect, punitive or consequential damages suffered by Landlord from whatever cause, except that nothing herein shall relieve Tenant from any liability or obligation which Tenant may have in the event of any breach by Tenant of its obligations under Section 16.20 and the third sentence of Section 4.1.

ARTICLE 13

INSURANCE

13.1	TENANT’S LIABILITY INSURANCE. Tenant agrees to maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Lease Term (and thereafter, so long as Tenant is in occupancy of any part of the Premises), a policy of commercial general liability insurance written on an occurrence basis with a form comprehensive liability endorsement under which Tenant is named as insured and Landlord and Landlord’s managing agent (and such other persons as are designated by Landlord from time to time) are named as additional insured parties, and under which the insurer agrees to indemnify and hold said additional insured parties harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages mentioned in Section 12.1. Tenant shall give Landlord written notice of any cancellation or material modification of such insurance within five (5) days after Tenant becomes aware of the same. As of the Commencement Date hereof, the minimum limits of liability of such insurance shall be $5,000,000.00 combined single limit (which may be satisfied through a combination of primary and excess/umbrella insurance), and from time to time during the Lease Term Landlord can require higher limits, if they are carried customarily in the greater Boston area with respect to similar properties. All insurance required to be maintained by Tenant pursuant to this Lease shall be maintained with responsible companies qualified to do business, and in good standing, in Massachusetts and which have a rating of at least “A-” and are within a financial size category of not less than “Class VIII” in the most current Best’s Key Rating Guide (or another rating reasonably selected by Landlord if such Guide is no longer published).

13.2	TENANT’S PROPERTY INSURANCE. Tenant, at Tenant’s expense, shall maintain at all times during the Term of the Lease property insurance covering property damage and business interruption. Covered property shall include tenant improvements in the Premises, office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant’s property on the Premises. Such insurance shall, with respect only to tenant improvements, name Landlord, and any mortgagees designated by Landlord, as additional loss payees as their interests may appear. Such insurance shall be written on an “all risk” of physical loss or damage basis including but not limited to the perils of fire, extended coverage, windstorm, vandalism, malicious mischief, sprinkler leakage, flood and earthquake, for the full replacement cost value of the covered items and in amounts that meet any co-insurance clause of the policies of insurance with a deductible amount not to exceed $5,000.

13.3	TENANT’S WORKERS COMPENSATION INSURANCE. Tenant, at Tenant’s expense, shall maintain at all times during the Term of the Lease Workers’ Compensation Insurance with statutory benefits and Employers Liability Insurance with the following amounts: Each Accident: $500,000; Disease: Policy Limit - $500,000; Disease: Each Employee - $500,000.

13.4	NON-SUBROGATION. Any property insurance carried by either party with respect to the Premises, the Building or any property therein or occurrences thereon shall include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Notwithstanding any provisions of this Lease to the contrary, each party hereby waives any rights of recovery against the other for injury or loss due to hazards (i) covered by such property insurance, or (ii) which would have been covered by property insurance required to be carried by such party under this Lease but not in fact so carried. Without limitation, this waiver of rights by Tenant shall apply to, and be for the benefit of, Landlord’s managing agent.

13.5	LANDLORD’S INSURANCE. Landlord shall procure and maintain the following (1) “All Risk” Property Damage Insurance on the Building and the Property in an amount equal to at least 100% of the replacement value of the Building (and sufficient to avoid any coinsurance) and with the Special Cause of Loss Form, which insurance shall contain a waiver of subrogation by the insurance company; provided, however, that Landlord shall not be obligated to insure any furniture, fixtures, and equipment which Tenant may keep or maintain in the Premises or any alteration, or improvement which Tenant may make upon the Premises, and (2) Commercial General Liability insurance, which shall be in addition to, and not in lieu of, the commercial general liability insurance required to be maintained by Tenant. Such coverage shall be in such amounts, from such companies, and on such other terms and conditions, as Landlord may from time to time reasonably determine; provided, however, that in all cases such determination shall be consistent with the insurance programs maintained by other prudent landlords of first-class office buildings in Boston, Massachusetts. Landlord may elect to secure and maintain any other insurance coverage with respect to the Building and the Property that Landlord deems necessary or desirable.

13.6

HOST LIQUOR LIABILITY INSURANCE. Provided that Tenant (i) complies with all state, municipal and other governmental Applicable Laws with respect to the serving of liquor, beer, wine, and all other alcoholic beverages (collectively, “Alcoholic Beverages”), and (ii) complies with applicable provisions of this Lease, Landlord agrees that Tenant shall have the right to serve Alcoholic Beverages from time to time to Tenant’s age-appropriate employees and guests for consumption within the Premises or in any Building Amenity being reserved for private use by Tenant, subject to and in accordance with all applicable provisions of the Lease and all Applicable Laws. In the event that at any time during the Term of this Lease or any extension or renewal thereof, Alcoholic Beverages are served upon or from the Premises or in any Building Amenity being reserved for private use by Tenant, Tenant shall, at its sole expense, obtain, maintain and keep in force, adequate host liquor liability insurance protecting both Tenant and Landlord in connection therewith with minimum limits of coverage of at least

$5,000,000.00 under an umbrella policy covering excess “liquor law” liability, or such higher limits as the Landlord may from time to time reasonably request if they are carried customarily in the greater Boston area with respect to similar properties by tenants hosting similar events, which shall insure Tenant and Landlord (disclosed or undisclosed), and all those claiming by, through or under Landlord, adequately in Landlord’s good-faith judgment, against any and all claims, demands or actions for personal and bodily injury to, or death of, one person or multiple persons in one or more accidents, and for damage to property, as well as for damages due to loss of means of support, loss of consortium, and the like, so that at all times Landlord will be adequately protected against any claims that may arise by reason of or in connection with the provision of Alcoholic Beverages in and from the Premises. Certificates of such insurance shall at all times be deposited with Landlord showing current insurance in force and all such policies shall name Landlord as an additional insured. In the event Tenant shall fail to procure such insurance and such failure is not cured within one (1) business day or such earlier time as Tenant commences the event serving Alcoholic Beverages, Landlord may procure the same at Tenant’s expense, and such expense shall be treated as Additional Rent hereunder. In the event such insurance is not carried, the serving of Alcoholic Beverages shall be suspended until such coverage is in force. Tenant shall give Landlord written notice of any cancellation or material modification of such insurance within five (5) days after Tenant becomes aware of the same.

Tenant agrees to indemnify and hold harmless Landlord from and against any and all claims and any and all loss, cost, damage or expense relating to the serving of Alcoholic Beverages in and from the Premises, including, without limitation, any such claim arising from any fault or negligence of Tenant, or Tenant’s contractors, licensees, agents, employees or invitees, or from any accident, injury, or damage whatsoever caused to any person or to the property of any person occurring from and after the date hereof and until the end of the Term of the Lease, whether such claim arises or accident, injury or damages occurs within the Premises, within the Building but outside the Premises, or outside the Building. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities (including, without limitation, legal fees, court costs and other reasonable disbursements) incurred or made in connection with any such claim or proceeding brought thereon, and the defense thereof, and shall survive the termination of the Lease. It is understood that without this indemnification of Landlord by Tenant, Landlord would not permit Tenant to serve Alcoholic Beverages in or from the Premises, and Tenant covenants that Tenant’s liability insurance referred to in the Lease shall cover, indemnify and hold harmless the Landlord from all such matters and items mentioned in this indemnity.

ARTICLE 14

FIRE OR CASUALTY AND TAKING

14.1

LANDLORD’S TERMINATION RIGHT. If the Premises or the Building are totally or materially damaged or destroyed, thereby rendering the Premises totally or partially inaccessible or unusable, then Landlord shall diligently repair and restore the Premises and the Building to substantially the same condition they were in prior to such damage or destruction; provided, however, that if in Landlord’s judgment such repair and restoration cannot be completed within one hundred eighty (180) days after the occurrence of such damage or destruction (taking into account the time needed for effecting a satisfactory settlement with any insurance company involved, removal of debris, preparation of plans and issuance of all required governmental permits), then Landlord shall have the right, at its sole option, to terminate this Lease by giving written notice (a “Landlord Casualty Termination Notice”) of termination within forty-five (45) days after the occurrence of such damage or destruction.

14.2	TENANT’S TERMINATION RIGHT. If Landlord determines, in its sole but reasonable judgment, that the repairs and restoration cannot be substantially completed within two hundred seventy (270) days after the date of such damage or destruction, Landlord shall within forty-five (45) days of the occurrence of such damage of destruction, give written notice to Tenant of such determination. For a period of thirty (30) days after receipt of such notice, Tenant shall have the right to terminate this Lease by providing written notice (“Tenant Casualty Termination Notice”) to Landlord. If Tenant does not elect to terminate this Lease within such thirty-(30)-day period, and provided that Landlord has not elected to terminate this Lease, Landlord shall proceed to repair and restore the Premises and the Building. Notwithstanding the foregoing, Tenant shall not have the right to terminate this Lease if the gross negligence or willful misconduct of Tenant or any Tenant Party shall have caused the damage or destruction.

14.3	APPORTIONMENT OF RENT. If this Lease is terminated pursuant to Sections 14.1, 14.2, or 14.4, then all rent shall be apportioned (based on the portion of the Premises which is usable after such damage or destruction) and paid to the date of termination (or, if earlier, the date that the Premises were rendered untenantable). If this Lease is not terminated as a result of such damage or destruction, then until such repair and restoration of the Premises are substantially complete, Tenant shall be required to pay the Annual Fixed Rent and Additional Rent only for the portion of the Premises that is usable while such repair and restoration are being made. Landlord shall bear the expenses of repairing and restoring the Premises (including all leasehold improvements existing as of the Commencement Date) and the Building; provided, however, that Landlord shall not be required to repair or restore any Tenant’s Property, except that if: (i) Landlord complies with its obligation to procure and maintain the “All Risk” insurance required pursuant to Section 13.5, (ii) such damage or destruction is established to have been caused by the gross negligence or willful misconduct of Tenant or any Tenant Party, and (iii) Landlord is unable to fully recover the cost of restoring the Premises and the Building under its “All Risk” insurance policy, then Tenant shall pay the amount by which such expenses exceed the insurance proceeds, if any, actually received by Landlord on account of such damage or destruction.

14.4

WHEN LANDLORD NOT OBLIGATED TO RESTORE; TENANT TERMINATION RIGHT BASED UPON LANDLORD FAILURE TO COMMENCE REPAIR AND RESTORATION. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to restore the Premises or the Building and Landlord shall have the right, by giving written notice of termination (a “Landlord Casualty Termination Notice”) on or before the date sixty (60) days after the occurrence of such damage or destruction, to terminate this Lease if Landlord, in its reasonable judgment, determines that: (a) the holder of any Mortgage fails or refuses to make insurance proceeds available for such repair and restoration, (b) zoning or other Applicable Laws or regulations do not permit such repair and restoration, (c) the insurance proceeds available to Landlord are insufficient to pay for the cost of such restoration, or (d) the cost of repairing and restoring the Building would exceed fifty percent (50%) of the replacement value of the Building, whether or not the Premises are damaged or destroyed, provided the leases of all other tenants in the Building are similarly terminated. If Landlord does not timely give a Landlord Casualty Termination Notice pursuant to either Section 14.1 or this Section 14.4, and if Tenant does not give timely give a Tenant Casualty Termination Notice pursuant to Section 14.2, but Landlord does not, on or before the date ninety (90) days after the occurrence of such damage or destruction, commence repair and restoration of such damage, then Tenant shall have the right to terminate this Lease upon written notice to Landlord given or before the earlier of: (i) the date one hundred twenty (120) days after the occurrence of such damage or destruction, or (ii) the date that Landlord commences such repair and restoration.

14.5	APPORTIONMENT OF PROCEEDS OF ALL RISK INSURANCE WITH RESPECT TO TENANT IMPROVEMENTS. If this Lease is terminated pursuant to Sections 14.1, 14.2, or 14.4, Landlord shall be entitled to Landlord’s Share, as hereinafter defined, of the proceeds (“TI Insurance Proceeds”) of the “all risk” insurance required, pursuant to Section 13.2, to be carried by Tenant with respect to tenant improvements in the Premises and Tenant shall be entitled to Tenant’s Share, as hereinafter defined of such TI Insurance Proceeds.

(a) Landlord’s Share During Initial Term. If the Lease is terminated during the initial term of the Lease as the result of a fire or other casualty, then “Landlord’s Share” shall be a fraction, the numerator of which shall be the amount of Landlord’s Base Contribution actually paid by Landlord to Tenant and the denominator of which shall be the amount of Hard Costs actually incurred by Tenant between the Execution Date and the date of such damage or destruction.

(b) Landlord’s Share During Extension Term. If the Lease is terminated during an Extension Term, “Landlord’s Share” shall be a fraction, the numerator of which shall be the amount of any contribution or allowance paid by Landlord to Tenant during such Extension Term and the denominator of which shall be the amount of Hard Costs actually incurred by Tenant during such Extension Term; provided however, that (i) if Landlord does not provide a construction allowance during such Extension Term, then Tenant’s Share of TI Insurance Proceeds shall not exceed the actual amount of Hard Costs actually incurred by Tenant during such Extension Term, and Landlord’s Share of TI Insurance Proceeds shall be the total amount of TI Insurance Proceeds less Tenant’s Share of TI Insurance Proceeds, and (ii) if Tenant does not incur any Hard Costs during such Extension Term, then Landlord’s Share shall be 100%.

(c) Tenant’s Share. “Tenant’s Share of Casualty Insurance Proceeds” shall, except as provided in Section 14.5(b), be the total amount of TI Insurance Proceeds less Landlord’s Share of TI Insurance Proceeds.

14.6	CONDEMNATION. If one-third (1/3) or more of the Premises or occupancy thereof shall be permanently taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose or sold under threat of such a taking or condemnation (collectively, “condemned”), then this Lease shall terminate on the date title thereto vests in such authority and rent shall be apportioned as of such date. If less than one-third (1/3) of the Premises or occupancy thereof is condemned, then this Lease shall continue in full force and effect as to the part of the Premises not condemned, except that as of the date title vests in such authority, Tenant shall not be required to pay the Annual Fixed Rent and Additional Rent with respect to the part of the Premises condemned. Notwithstanding anything herein to the contrary, if twenty-five percent (25%) or more of the Lot or the Building is condemned (whether or not any portion of the Premises is condemned), and if Landlord determines as a result thereof to cease operating the Building, then Landlord shall have the right to terminate this Lease as of the date title vests in such authority.

14.7	AWARD. All awards, damages and other compensation paid by such authority on account of such condemnation shall belong to Landlord, and Tenant assigns to Landlord all rights to such awards, damages and compensation. Tenant shall not make any claim against Landlord or the authority for any portion of such award, damages or compensation attributable to damage to the Premises, value of the unexpired portion of the Lease Term, loss of profits or goodwill, leasehold improvements or severance damages. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the authority for the value of furnishings, equipment and trade fixtures installed in the Premises at Tenant’s expense and for relocation expenses, provided that such claim shall in no way diminish the award, damages or compensation payable to or recoverable by Landlord in connection with such condemnation.

ARTICLE 15

DEFAULT

15.1

EVENT OF DEFAULT. Each of the following shall constitute an Event of Default: (a) Tenant’s failure to make any payment of the Annual Fixed Rent or Additional Rent within five (5) days following such payment’s due date; provided that, on up to two (2) occasions in any twelve-(12)-month period, there shall exist no Event of Default unless Tenant shall have been given written notice of such failure and shall not have made the payment within five (5) business days following the giving of such notice; or (b) Tenant’s violation or failure to perform or observe any other covenant or condition within twenty (20) days after written notice thereof from Landlord; provided that, if such failure is curable but is not reasonably capable of being cured within twenty (20) days, then such cure period shall be extended for such additional period as may reasonably be required up to an additional sixty (60) days, so long as Tenant commences such cure within said twenty-(20)-day period and thereafter diligently pursues such cure to completion; or (c) the estate hereby created shall be taken on execution or by other process of law; or (d) Tenant shall make an assignment for the benefit of its creditors; or (e) Tenant shall judicially be declared bankrupt or insolvent according to law; or (f) a receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer is appointed to take charge of all or any substantial part of Tenant’s property by a court of competent jurisdiction and such appointment is not discharged within ninety (90) days thereafter; or (g) any petition shall be filed against Tenant in any court in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceeding, and such proceedings shall not be fully and finally dismissed within ninety (90) days after the institution of the same; or (h) Tenant shall file any petition in any court in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceeding; or (i) Tenant abandons the Premises (it being agreed that Tenant’s mere vacating the Premises shall not constitute an Event of Default in the event that and for as long as Tenant continues to satisfy all of its obligations under this Lease and without any occupancy requirement); or (j) following a Landlord draw therefrom, Tenant fails to restore the Security Deposit to its full amount within five (5) business days of a Landlord demand therefor. If, prior to the commencement of the Term of this Lease, Tenant notifies Landlord of or otherwise unequivocally demonstrates an intention to repudiate this Lease, Landlord may, at its option, consider such anticipatory repudiation an Event of Default. In addition to any other remedies available to it hereunder or at law or in equity, Landlord may retain all rent paid upon execution of the Lease and the Security Deposit, if any, to be applied to damages of Landlord incurred as a result of such repudiation, including without limitation reasonable attorneys’ fees, brokerage fees, costs of reletting, and loss of rent. Tenant shall pay in full for all leasehold improvements constructed or installed within the Premises pursuant to this Lease to the date of the breach, and for materials ordered at its request for the Premises.

15.2	LANDLORD’S REMEDIES. If there shall be an Event of Default, then Landlord shall have the right, at its sole option, to terminate this Lease upon five (5) days prior written notice to Tenant. In addition, with or without terminating this Lease, Landlord may re-enter, terminate Tenant’s right of possession and take possession of the Premises. The provisions of this Article shall operate as a notice to quit, any other notice to quit or of Landlord’s intention to re-enter the Premises being hereby expressly waived. If necessary, Landlord may proceed to recover possession of the Premises under and by virtue of the laws of Massachusetts, or by such other proceedings, including re-entry and possession, as may be applicable. If Landlord elects to terminate this Lease and/or elects to terminate Tenant’s right of possession, then everything contained in this Lease to be done and performed by Landlord shall cease, without prejudice, however, to Landlord’s right to recover from Tenant all rent and other sums accrued through the later of termination or Landlord’s recovery of possession. Whether or not this Lease and/or Tenant’s right of possession is terminated, Landlord may, but shall not be obligated to, relet the Premises or any part thereof, alone or together with other premises, for such rent and upon such terms and conditions (which may include concessions or free rent and alterations of the Premises) as Landlord, in its sole discretion, may determine, but Landlord shall not be liable for, nor shall Tenant’s obligations be diminished by reason of, Landlord’s failure to relet the Premises or collect any rent due upon such reletting. Whether or not this Lease is terminated, Tenant nevertheless shall remain liable for any Annual Fixed Rent, Additional Rent or damages which may be due or sustained prior to such default, all costs, fees and expenses (including without limitation reasonable attorneys’ fees, brokerage fees and expenses incurred in placing the Premises in first-class rentable condition) incurred by Landlord in pursuit of its remedies and in renting the

Premises to others from time to time. Tenant shall also be liable for additional damages which at Landlord’s election shall be either:

(a)	an amount equal to the Annual Fixed Rent and Additional Rent which would have become due during the remainder of the Lease Term, less the amount of rental, if any, which Landlord receives during such period from others to whom the Premises may be rented (other than any Additional Rent payable as a result of any failure of such other person to perform any of its obligations), which damages shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following Tenant’s default and continuing until the date on which the Lease Term would have expired but for Tenant’s default. Separate suits may be brought to collect any such damages for any month(s), and such suits shall not in any manner prejudice Landlord’s right to collect any such damages for any subsequent month(s), or Landlord may defer any such suit until after the expiration of the Lease Term, in which event the cause of action shall be deemed not to have accrued until the expiration of the Lease Term. Landlord agrees that if the Premises are relet, Landlord shall act reasonably to obtain a fair market rental value for the Premises; or

(b)	an amount equal to the present value (as of the date of the termination of this Lease) of the difference between (i) the Annual Fixed Rent and Additional Rent which would have become due during the remainder of the Lease Term, and (ii) the fair market rental value of the Premises for the same period, which damages shall be payable to Landlord in one lump sum on demand. For purpose of this Section, present value shall be computed by discounting at a rate equal to one (1) whole percentage point above the discount rate then in effect at the Federal Reserve Bank of New York.

15.3	TENANT WAIVER. Tenant waives any right of redemption, re-entry or restoration of the operation of this Lease under any present or future law, including any such right which Tenant would otherwise have if Tenant shall be dispossessed for any cause.

15.4	LANDLORD RIGHT TO MAKE PAYMENT. If Tenant fails to make any payment to any third party or to do any act herein required to be made or done by Tenant and such failure is not cured after the expiration of applicable notice and cure periods (except that such notice and cure periods shall not apply in the case of any emergency), then Landlord may, but shall not be required to, make such payment or do such act. Landlord’s taking such action shall not be considered a cure of such failure by Tenant or prevent Landlord from pursuing any remedy to which it is otherwise entitled in connection with such failure. If Landlord elects to make such payment or do such act, then all expenses incurred, plus interest thereon at a rate per annum (the “Default Rate”) which is three (3) whole percentage points higher than the Prime Rate from the date incurred to the date of payment thereof by Tenant, shall constitute Additional Rent.

15.5	LATE PAYMENT. If Tenant fails to make any payment of the Annual Fixed Rent or Additional Rent by the date such payment is due and payable, then Tenant shall pay a late charge of five percent (5%) of the amount of such payment. In addition, such payment and such late fee shall bear interest at the Lease Interest Rate from the date such payment was due to the date of payment thereof. Notwithstanding the foregoing, Landlord agrees to waive imposition of the above-described late charge on up to one (1) occasion in any twelve-(12)-month period, provided Tenant tenders the overdue payment to Landlord within five (5) business days after Tenant’s receipt of written notice from Landlord stating that the payment was not received when due. For purposes hereof, “Lease Interest Rate” shall mean a rate equal to the lesser of (i) the Prime Rate plus four percent (4%), or (ii) the maximum applicable legal rate.

15.6	LANDLORD’S DEFAULT. Landlord shall in no event be in default in the performance of any of Landlord’s obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default, after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation.

ARTICLE 16

MISCELLANEOUS PROVISIONS

16.1	INTENTIONALLY OMITTED.

16.2	NO WAIVER. Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of its rights hereunder. Further, no waiver at any time of any of the provisions hereof by either party shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any later time of the same provisions.

No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant. Further, the acceptance by Landlord of Annual Fixed Rent or Additional Rent shall not be or be deemed to be a waiver by Landlord of any default by Tenant, whether or not Landlord knows of such default, except for such defaults as to which such payment relates.

16.3

CUMULATIVE REMEDIES. Landlord’s rights and remedies set forth in this Lease are cumulative and in addition to Landlord’s other rights and remedies at law or in equity, including those available as a result of any anticipatory breach of this Lease. Landlord’s exercise of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. Landlord’s delay or failure to exercise or enforce any of Landlord’s rights or remedies or Tenant’s obligations shall not constitute a waiver of any such rights, remedies or obligations. Landlord shall not be deemed to have waived any default unless such waiver expressly is set forth in an instrument signed by Landlord. If Landlord waives in writing any default, then such waiver shall not be construed as a waiver of any covenant or condition set forth in this Lease, except as to the specific circumstances described in such written waiver. Neither Tenant’s payment of a lesser amount than the sum due hereunder nor Tenant’s endorsement or statement on any check or letter accompanying such payment shall be deemed an accord and satisfaction, and Landlord may accept the same without prejudice to Landlord’s right to recover the balance of such sum or to pursue any other remedy available to Landlord. Landlord’s reentry and acceptance of keys shall not be considered an acceptance of a surrender of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to injunctive relief against any violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease, as well as specific performance of any such covenants, conditions or provisions, provided, however, that the foregoing shall not be construed as a confession of judgment by Tenant.

16.4	QUIET ENJOYMENT. Landlord agrees that, so long as there is no Event of Default in existence and continuing, Tenant shall and may peaceably hold and enjoy the Premises during the Term of this Lease, without interruption or disturbance from Landlord or persons claiming through or under Landlord, subject, however, to the terms of this Lease.

16.5	SURRENDER.

(A) No act or thing done by Landlord during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Premises as an acceptance of a surrender of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of the Lease or a surrender of the Premises.

(B) Upon the expiration or earlier termination of the Lease Term, Tenant shall surrender the Premises to Landlord in the condition as required by Sections 8.1 and 9.3, first removing all goods and effects of Tenant and completing such other removals as may be permitted or required pursuant to Section 9.3.

16.6	BROKERAGE.

(A) Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Lease other than the brokers designated in Section 1.1 hereof (the “Brokers”); and in the event any claim is made against the Landlord relative to Tenant’s dealings with brokers other than the Brokers, Tenant shall defend the claim and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

(B) Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this Lease other than the Brokers; and in the event any claim is made against the Tenant relative to Landlord’s dealings with brokers including the Brokers, Landlord shall defend the claim and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim.

(C) Landlord agrees that it shall be solely responsible for the payment of a brokerage commission to the Brokers pursuant to the terms of a separate written agreement.

16.7	INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

16.8	PROVISIONS BINDING, ETC. The obligations of this Lease shall run with the land, and except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the parties and each of their respective successors and assigns, subject to the provisions herein restraining subletting or assignment. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition.

16.9	RECORDING. Each of Landlord and Tenant agrees not to record this Lease, but each party hereto agrees, on the request of the other, to execute a so-called Notice of Lease or short form lease in recordable form and complying with applicable law and reasonably satisfactory to Landlord’s and Tenant’s attorneys. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is not intended to vary the terms and conditions of this Lease.

16.10	NOTICES AND TIME FOR ACTION. Whenever notice shall or may be given either to Landlord or to Tenant under this Lease, such notices shall be in writing and shall be sent by hand, by registered or certified mail, or by overnight or other commercial courier, postage or delivery charges, as the case may be, prepaid, to the following addresses (or to such other address or addresses as may from time to time hereafter be designated by either party by notice meeting the requirements of this Section 16.10):

If to Landlord:

Jamestown Premier Davenport, LLC

c/o Jamestown

One Overton Park, 12th Floor

3625 Cumberland Boulevard

Atlanta, GA 30339

Attn: Managing Director/Asset Management

And

Jamestown Premier Davenport, LLC

c/o Jamestown

Chelsea Market

75 Ninth Avenue, 5th Floor

New York, NY 10011

Attn: Asset Manager/25 First Street, Cambridge, Massachusetts

With a copy to:

Goulston & Storrs PC

400 Atlantic Avenue

Boston, MA 02110-3333

Attn: Amy Moody McGrath, Esquire

and

The Mortgagee(s) listed on Exhibit 16.10 hereto

at the address(es) indicated thereon

If to Tenant:

25 First Street

Cambridge, MA. 02141

Attn: President

With a copy to:

Goodwin Procter LLP

Exchange Place

53 State Street

Boston, MA 02109

Attn: Katherine L. Murphy, Esquire

Except as otherwise provided herein, all such notices shall be effective when received; provided, that (i) if receipt is refused, notice shall be effective upon the first occasion that such receipt is refused or (ii) if the notice is unable to be delivered due to a change of address of which no notice was given, notice shall be effective upon the date such delivery was attempted.

Where provision is made for the attention of an individual or department, the notice shall be effective only if the wrapper in which such notice is sent is addressed to the attention of such individual or department.

Any notice given by an attorney on behalf of Tenant, Landlord or by Landlord’s managing agent shall be considered as given by Landlord and shall be fully effective.

16.11	WHEN LEASE BECOMES BINDING. The submission of an unsigned copy of this document to Tenant shall not constitute an offer or option to lease the Premises. This Lease shall become effective and binding only upon execution and delivery by both Landlord and Tenant.

16.12	PARAGRAPH HEADINGS. The paragraph headings throughout this instrument are for convenience and reference only, and shall not be considered in construing the provisions of this Lease.

16.13	RIGHTS OF MORTGAGEE. This Lease shall be subject and subordinate to any mortgage now or hereafter on the Building or the Lot or any part thereof (“Mortgage”), and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor, provided, however, that in consideration of and as a condition precedent to Tenant’s agreement to subordinate this Lease with respect to mortgages hereafter placed on the Building shall be the receipt by Tenant of a subordination, non-disturbance and attornment agreement (“SNDA”) in favor of Tenant from such future mortgagee on such mortgagee’s standard form of SNDA with such commercially reasonable changes made thereto as may be reasonably acceptable to such mortgagee and Tenant; provided, however, that such SNDA shall provide that such mortgagee recognizes any abatement right set forth in Section 7.3(B) or offset rights set forth in Section 16.19(B) and in Section 3(B) of Exhibit 4.1. Subject to the foregoing, confirmation of such subordination and recognition, Tenant shall execute and deliver promptly such instruments of subordination as such mortgagee may reasonably request, subject to receipt of such instruments of recognition from such mortgagee as Tenant may reasonably request. Subject to the terms of the applicable SNDA, in the event that any mortgagee or its respective successor in title shall succeed to the interest of Landlord, then this Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or successor and to recognize such mortgagee or successor as its landlord. If any holder of a Mortgage, executed and recorded prior to the Date of this Lease, shall so elect, this Lease, and the rights of Tenant hereunder, shall be superior in right to the rights of such holder, with the same force and effect as if this Lease had been executed, delivered and recorded, or a statutory Notice hereof recorded, prior to the execution, delivery and recording of any such Mortgage. The election of any such holder shall become effective upon either notice from such holder to Tenant or by the recording in the appropriate registry or recorder’s office of an instrument in which such holder subordinates its rights under such Mortgage to this Lease. Landlord shall, on or before January 15, 2016, cause the holder of the existing mortgagee affecting the Premises to execute and deliver an SNDA to Tenant in the form attached hereto as Exhibit 16.13.

16.14	FINANCING. If in connection with obtaining financing a bank, insurance company, pension trust or other institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or condition its consent thereto, provided that such modifications do not increase the monetary obligations or liabilities of Tenant hereunder or adversely affect the leasehold interest hereby created or Tenant’s rights hereunder.

16.15	NOTICE TO MORTGAGEE. After receiving notice from any person, firm or other entity that it holds a Mortgage, no notice of default from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder at the address as specified in said notice (as it may from time to time be changed by notice to Tenant), and the curing of any of Landlord’s defaults by such holder within a reasonable time after such notice (including a reasonable time to obtain possession of the premises if the mortgagee elects to do so) shall be treated as performance by Landlord. If any Mortgage is listed on Exhibit 16.10 then the same shall constitute notice from the holder of such Mortgage for the purposes of this Section 16.14.

16.16	ASSIGNMENT OF RENTS. With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, which assignment is made to the holder of a Mortgage, Tenant agrees:

(a)	That the execution thereof by Landlord, and the acceptance thereof by the holder of such Mortgage, shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder, unless such holder shall, by notice sent to Tenant, specifically otherwise elect; and

(b)	That, except as aforesaid, such holder shall be treated as having assumed Landlord’s obligations hereunder only upon foreclosure of such holder’s Mortgage and the taking of possession of the Premises.

(c)	No Annual Fixed Rent or Additional Rent may be paid by Tenant more than thirty (30) days in advance except with such holder’s prior written consent, and any such payment without such consent shall not be binding on such holder.

16.17	CERTAIN TENANT COVENANTS. Tenant covenants during the Lease Term and for such further time as Tenant occupies any part of the Premises:

(a)	To pay when due all Annual Fixed Rent and Additional Rent.

(b)	Subject to the provisions of Section 16.26 below, to pay all reasonable costs, including attorneys’ and other fees incurred by Landlord in connection with the enforcement by Landlord of any obligations of Tenant under this Lease or in connection with any bankruptcy case involving Tenant or any guarantor.

16.18

ESTOPPELS AND FINANCIAL STATEMENTS. Recognizing that Landlord may find it necessary to establish to third parties, such as accountants, banks, potential or existing mortgagees, potential purchasers or the like, the then current status of performance hereunder, Tenant, within ten (10) days after the request of Landlord made from time to time and referencing this portion of this Lease, will furnish to any existing or potential holder of any Mortgage, or any potential purchaser of the Premises or the Building (each an “Interested Party”) a statement of the status, to Tenant’s actual knowledge, of any factual matter pertaining to this Lease (but without any representations other than to factual matters), including, without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease. If Tenant shall fail to deliver such statement within such ten-(10)-day period, and such failure shall continue for five (5) days after notice thereof, such event shall constitute an Event of Default hereunder without any further notice or cure period. At Tenant’s request, Landlord shall similarly within fifteen (15) business days after Tenant’s request, furnish to Tenant a commercially reasonable statement with similar types of factual information as set forth above, which statement may be relied upon by any actual or prospective assignee, subtenant, lender or purchaser of Tenant.

In addition, Tenant shall deliver to Landlord, or any Interested Party designated by Landlord, upon Landlord’s written request given not more than once in any 12-month period (except that Landlord may make two such requests if an Event of Default by Tenant occurs during such 12-month period or in connection with any sale or financing of the Building by Landlord), the most recent audited financial statements of Tenant or if Tenant, does not have its financials audited, Tenant shall provide financial statements certified by the appropriate accounting or finance officer of Tenant. Notwithstanding the foregoing, so long as Tenant’s stock is publicly traded on a national exchange (or publicly listed in an equivalent manner, such as on NASDAQ) that requires its financial statements to be publicly disclosed, Tenant shall have no obligation to deliver any financial statements of Tenant to Landlord or any Interested Party.

Any such status statement or financial statement delivered by Tenant pursuant to this Section 16.18 may be relied upon by any Interested Party.

16.19	SELF-HELP.

(A) If Tenant fails to make any payment or perform any act which Tenant is obligated to do under this Lease and (except in the case of emergency) if the same continues unpaid or unperformed beyond applicable grace periods, then Landlord may, but shall not be obligated so to do, after fifteen (15) days’ notice to and demand upon Tenant, or without notice to or demand upon Tenant in the case of any emergency, make such payment or perform such act on Tenant’s behalf. Such action by Landlord shall not waive or release Tenant from any obligations of Tenant in this Lease. All sums paid by Landlord in connection with such action, and all reasonable and necessary costs and expenses of Landlord incidental thereto, together with interest thereon at the Lease Interest Rate, from the date of the making of such expenditures by Landlord, shall be payable to the Landlord on demand.

(B) Effective as of the Final Expansion Premises Rent Commencement Date, in the event of a Landlord Self-Help Default (as hereinafter defined), if Landlord fails to cure such Landlord Self-Help Default on or before the date thirty (30) days (or such longer period time as is reasonably required to correct any such Landlord Self-Help Default so long as Landlord is diligently pursuing such cure) after Landlord’s receipt of written notice (“Tenant’s Self-Help Default Notice”) from Tenant advising Landlord of such Landlord Self-Help Default and Tenant’s intent to exercise its rights pursuant to this 16.19(B), then Tenant shall have the right to cure such Landlord Self-Help Default. Landlord shall reimburse Tenant for any out-of-pocket costs reasonably incurred by

Tenant to cure such Landlord Self-Help Default pursuant to this Section 16.19(B) (the parties agreeing, however, that the amount so offset or paid by Landlord to Tenant may be included in Operating Expenses to the extent permitted under this Lease). If Landlord fails to timely reimburse Tenant any amount properly due to Tenant pursuant to the this Section 16.19(B), and if Landlord fails to cure such failure within ten (10) days after Landlord receives written notice of such failure from Tenant, then Tenant shall have the right to deduct such amount from the next installment(s) of Landlord’s Tax Expenses Allocable to the Premises and Operating Expenses Allocable to the Premises thereafter due under the Lease, provided that the amount of such deduction may not exceed ten percent (10%) of any the aggregate amount of any the installment of Landlord’s Tax Expenses Allocable to the Premises and Operating Expenses Allocable to the Premises payable by Tenant with respect to any month. Any dispute as to whether Landlord owes Tenant any amount pursuant to this Section 16.19(B) shall be submitted to arbitration pursuant to Section 16.33. A “Landlord’s Self-Help Default” shall, subject to the next following sentence, be defined as: (i) failure by Landlord to perform any of Landlord’s service, maintenance or repair obligations under the Lease within the Premises or in any Tenant Controlled Common Areas which, pursuant to Section 2.2(E), Tenant has the right to direct Landlord to exclude other tenants of the Building, (ii) failure by Landlord to maintain and repair any portion of any roof of the Building, the condition of which does not affect any other tenant of the Building (iii) any default by Landlord under the Garage License, after the giving of any applicable notice and the expiration of any cure periods under the Garage License and, (iv) upon the 100% Lease Date, failure by Landlord to maintain and repair the Building systems. In no event shall any Landlord’s Self-Help Default include any maintenance and repair obligations, the cure or performance of which would adversely affect any other tenant in the Building. If Tenant exercises its rights under this section 16.19(B), then any rent abatement pursuant to Section 7.3 shall cease as of the expiration of the time period within which Tenant should reasonably have cured such Landlord’s Self-Help Default.

16.20

HOLDING OVER. Tenant shall have no right whatsoever to remain in possession of the Premises following the expiration or earlier termination of the Lease Term, whether or not Landlord has given Tenant notice to vacate. If Tenant does not immediately surrender the Premises upon the expiration or earlier termination of the Lease Term, then Tenant shall become a tenant at sufferance subject to immediate eviction by Landlord at any time, and the rent shall be increased to an amount equal to the greater of (x) 150% of the Annual Fixed Rent and Additional Rent calculated at the highest rate payable under the terms of this Lease during the first 30 days of any such holdover and 200% of the Annual Fixed Rent and Additional Rent calculated at the highest rate payable under the terms of this Lease thereafter, or (y) 150% of the fair market rental value of the Premises. Such rent shall be computed on a monthly basis and shall be payable on the first day of such holdover period and the first day of each calendar month thereafter during such holdover period until the Premises have been vacated. Landlord’s acceptance of such rent shall not in any manner adversely affect Landlord’s other rights and remedies, including Landlord’s right to evict Tenant and to recover damages, and Tenant shall be liable for all loss, cost and damage incurred by Landlord resulting from Tenant’s failure and delay in surrendering the Premises. All property which remains in the Building or the Premises after the expiration or termination of this Lease shall be conclusively deemed to be abandoned and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any part thereof shall be sold, then Landlord may receive the proceeds of such sale and apply the same, at its option against the expenses of the sale, the cost of moving and storage, any arrears of rent or other charges payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under this Lease and at law and in equity.

16.21	ENTRY BY LANDLORD. Landlord, and its duly authorized representatives, shall, upon reasonable prior notice (except in the case of emergency, when no notice shall be required), have the right to enter the Premises at all reasonable times (and at any time in the case of emergency) for the purposes of inspecting the condition of same and making such repairs, alterations, additions or improvements thereto as may be necessary if Tenant fails to do so as required hereunder (but the Landlord shall have no duty whatsoever to make any such inspections, repairs, alterations, additions or improvements except as otherwise provided in this Lease), and to show the Premises to prospective tenants during the twelve (12) months preceding expiration of the Lease Term and at any reasonable time during the Lease Term to show the Premises to prospective purchasers and mortgagees.

16.22	TENANT’S PAYMENTS. Any Additional Rent due hereunder, except for monthly payments on account of Operating Expenses and Taxes, shall be payable, unless otherwise provided in this Lease, within thirty (30) days after written demand by Landlord. If Tenant does not timely pay any amount of Additional Rent, Landlord shall have all the rights and remedies available to Landlord hereunder or by law in the case of non-payment of Annual Fixed Rent. If Tenant has not objected to any statement of Additional Rent which is rendered by Landlord to Tenant within one hundred eight (180) days after the date thereof, then the same shall be deemed to be a final account between Landlord and Tenant not subject to any further dispute, except in connection with Operating Expenses, in which case the audit provisions of Section 6.2(D) shall apply.

16.23	TIME OF THE ESSENCE. Time is of the essence of each provision of this Lease.

16.24	COUNTERPARTS. This Lease may be executed in several counterparts, each of which shall be deemed an original, and such counterparts shall constitute but one and the same instrument.

16.25	ENTIRE AGREEMENT. This Lease constitutes the entire agreement between the parties hereto, and supersedes all prior dealings between them with respect to the Premises and the leasing thereof, and there are no other understandings, agreements, representations or warranties, verbal or written, not expressly set forth in this Lease. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant, unless in writing and signed by the party or parties to be bound.

16.26	PREVAILING PARTY. In the event either party institutes any suit or action against the other in connection with this Lease, the prevailing party shall be entitled to recover from the other all reasonable costs and expenses incurred by the prevailing party in connection with such suit or action, including, without limitation, reasonable attorneys’ fees.

16.27	NO PARTNERSHIP. The relationship of the parties hereto is that of landlord and tenant and no partnership, joint venture or participation is hereby created.

16.28	SECURITY DEPOSIT.

(A) Delivery of Security Deposit. Tenant shall, at the time that Tenant executes and delivers this Lease to Landlord, deliver to Landlord a security deposit (“Security Deposit”) in the amount of $3,457,523.98 in the form of a letter of credit. Reference is made to the fact that Landlord is presently holding a Security Deposit in the amount of $1,350,000.00 (the “Existing Letter of Credit”) in the form of a letter of credit for the Existing Premises under the Prior Lease. Therefore, Tenant shall, at the time that Tenant executes and delivers this Amended and Restated Lease to Landlord, deliver to Landlord either, at Tenant’s election: (i) a Letter of Credit in the amount of $2,107,523.98 complying with the provisions of this Section 16.28 in exchange for the Existing Letter of Credit (the “New Letter of Credit”), or (ii) an amendment to the Existing Letter of Credit, in form and substance reasonably acceptable to Landlord, which increases the amount of the Existing Letter of Credit to $3,457,523.98, and amends the draw requirements so that Landlord has the right draw upon the Existing Letter of Credit pursuant to the provisions of this Lease (i.e., rather than pursuant to the provisions of this Lease). If Tenant elects to exchange the Existing Letter of Credit, Landlord agrees to a simultaneous exchange of the Existing Letter of Credit for the New Letter of Credit, together with a letter from Landlord to the issuer thereof authorizing the immediate cancellation of the Existing Letter of Credit. The Security Deposit shall secure Tenant’s obligations under the Lease and shall be held by Landlord in accordance with this Section 16.28.

(B) Form of Security Deposit. The Security Deposit shall be in the form of an unconditional, irrevocable standby letter of credit (the “Letter of Credit”) from a U.S. banking institution reasonably acceptable to Landlord, insured by a federal insurance agency and authorized to do business in the Commonwealth of Massachusetts (the “Issuer”). The Issuer must have long-term, unsecured and unsubordinated debt obligations rated in the highest category by at least two of Fitch Ratings Ltd. (“Fitch”, which highest rating currently is AAA), Moody’s Investors Service, Inc. (“Moody’s”, which highest rating currently is Aaa), and Standard & Poor’s Ratings Services (“S&P”, which highest rating currently is AAA), or their respective successors (collectively, the “Rating Agencies”), and must have a short term deposit rating in the highest category from at least two Rating Agencies (which currently would be Fl from Fitch, P-1 from Moody’s, and A-1 from S&P). The qualifications in the preceding sentence are collectively referred to as the “Issuer Qualifications.” Notwithstanding the foregoing, Landlord approves Comerica Bank as the issuer of the New Letter of Credit. The Letter of Credit shall (i) meet the requirements of the International Standby Practice ISP98, International Chamber of Commerce (ICC) Publication No. 590, (ii) name Landlord as beneficiary, (iii) be in the amount of the Security Deposit, (iv) be payable in full or partial draws against Landlord’s sight draft upon a statement by Landlord that, pursuant to the provisions of this Lease, Landlord is entitled to draw upon the Letter of Credit, (v) include an “evergreen” provision which provides that the Letter of Credit shall be renewed automatically on an annual basis unless the issuer delivers sixty (60) days prior written notice of cancellation to Landlord, (vi) have an initial expiration date no earlier than one year from the date of issue and an outside expiration date no earlier than sixty (60) days after the expiration of the initial Lease Term, provided, however, if the Letter of Credit outside expiration date is earlier than the foregoing, Tenant shall be responsible to deliver to Landlord a replacement letter of credit meeting the LC Requirements prior to the outside expiration date. If Tenant does not deliver such replacement letter of credit within sixty (60) days prior to the expiration or cancellation of the Letter of Credit then being held by Landlord then Landlord may fully draw upon the Letter of Credit and hold the cash as a replacement Security Deposit until Tenant delivers to Landlord such replacement letter of credit, (vii) be transferable, at no expense to Landlord, to any successor to Landlord as owner of the Building, and (viii) otherwise be in form and substance satisfactory to Landlord (items [i] through [viii] collectively the “LC Requirements”).

(C) In the event that, at any time, either (x) Landlord receives notice from any Issuer of such Issuer’s decision not to renew the Letter of Credit as required under this Section 16.28, (y) the Issuer Qualifications are not met by the then-current Issuer of a Letter of Credit held by Landlord, or (z) the financial condition of the Issuer changes in any other materially adverse way (as determined by Landlord), then Tenant shall, within five (5) days following written notice from Landlord, deliver to Landlord a replacement Letter of Credit that satisfies the LC Requirements and is issued by an Issuer that satisfies the Issuer Qualifications or a cash Security Deposit in lieu thereof. In the event that Tenant fails to timely deliver such substitute Letter of Credit or a cash Security Deposit in lieu thereof, such failure shall constitute an Event of Default for which there shall be no notice and cure period, and, in addition to the rights set forth in Article 15 hereof, Landlord shall have the right under such circumstances to immediately, and without further notice to Tenant, draw upon the then-extant Letter of Credit and hold the proceeds thereof as a cash Security Deposit.

(D) If an Event of Default by Tenant occurs in its obligations under the Lease, then the Landlord shall have the right, at any time after such event, without giving any further notice to Tenant, to draw down from said Letter of Credit: (a) the amount necessary to cure such default or (b) if such default cannot reasonably be cured by the expenditure of money, to exercise all rights and remedies Landlord may have on account of such default, the amount which, in Landlord’s reasonable opinion, is necessary to satisfy Tenant’s liability in five (5) business days of written demand therefor, deliver to Landlord an additional Letter of Credit satisfying the foregoing conditions (“Additional Letter of Credit”), except that the amount of such Additional Letter of Credit shall be the amount of such draw. In addition, in the event of a termination based upon the default of Tenant under the Lease, or a rejection of the Lease pursuant to the provisions of the Federal Bankruptcy Code, Landlord shall have the right to draw upon the Letter of Credit (from time to time, if necessary) to cover the full amount of damages and other amounts due from Tenant to Landlord under the Lease. Any amounts so drawn shall, at Landlord’s election, be applied first to any unpaid rent and other charges which were due prior to the filing of the petition for protection under the Federal Bankruptcy Code. Tenant hereby covenants and agrees not to oppose, contest or otherwise interfere with any attempt by Landlord to draw down from said Letter of Credit including, without limitation, by commencing an action seeking to enjoin or restrain Landlord from drawing upon said Letter of Credit. Tenant also hereby expressly waives any right or claim it may have to seek such equitable relief. In addition to whatever other rights and remedies it may have against Tenant if Tenant breaches its obligations under this paragraph, Tenant hereby acknowledges that it shall be liable for any and all damages which Landlord may suffer as a result of any such breach.

(E) If, at any time, all or part of the Security Deposit is held in cash, Landlord shall not be required to maintain the same in a separate account, and, except as may be required by law, Tenant shall not be entitled to interest on the Security Deposit. Within five (5) Business Days after Tenant’s receipt of written notice of Landlord’s use of the Security Deposit or portion thereof as a result of an Event of Default by Tenant under this Lease, Tenant shall deposit with Landlord cash in an amount sufficient to restore the Security Deposit to its amount prior to such use, and Tenant’s failure to do so shall constitute a default hereunder.

(F) Within approximately thirty (30) days after the later of (a) the expiration or earlier termination of the Lease Term, or (b) Tenant’s vacating the Premises, Landlord shall return the Security Deposit less (i) such portion thereof as Landlord shall have used to satisfy Tenant’s obligations under this Lease, and (ii) such portion thereof as Landlord reasonably determines will be sufficient to satisfy Tenant’s obligations concerning payment of Tenant’s Share of Taxes and Tenant’s Share of Operating Expenses which will not be finally determined until after the end of the calendar year in which the Lease Term ends.

(G) If Landlord transfers the Security Deposit to any transferee of the Building or Landlord’s interest therein, then such transferee shall be liable to Tenant for the return of the Security Deposit (which liability for the return of the Security Deposit shall be confirmed in writing to Tenant, upon Tenant’s request for such confirmation), and Landlord shall be released from all liability for the return of the Security Deposit. The holder of any Mortgage shall not be liable for the return of the Security Deposit unless such holder actually receives the Security Deposit.

(H) So long as there shall not have been a monetary or material non-monetary Event of Default by Tenant under the Lease (i) at any time in the twelve-(12)-month period preceding the Reduction Date, as hereinafter defined, and (ii) on the Reduction Date (as defined below) (the “Reduction Conditions”), Landlord shall reduce the amount of the Security Deposit to $2,593,142.99 effective as of the January 1, 2020 (the “Reduction Date”). The reduction in the Security Deposit shall be accomplished as follows: Tenant shall request such reduction in a written notice to Landlord, and if Landlord confirms that the Reduction Conditions have been satisfied, Landlord shall notify Tenant within ten (10) business days following Tenant’s request, whereupon either (x) Tenant shall provide Landlord with a substitute Letter of Credit in the reduced amount, or an amendment to the Letter of Credit, in form and substance reasonably acceptable to Landlord, reducing it to the reduced amount if the Security Deposit is then in the form of a Letter of Credit or (y) Landlord shall return the sum of $864,381.00 to Tenant if the Security Deposit is in the amount of cash. Notwithstanding anything to the contrary contained herein, if

Tenant’s fails to satisfy the Reduction Conditions on the Reduction Date, Tenant shall be entitled to such reduction of the Security Deposit if Tenant subsequently cures all outstanding defaults and, at the time that it cures all such defaults, Tenant then satisfies both Reduction Conditions.

16.29	GOVERNING LAW. This Lease shall be governed exclusively by the provisions hereof and by the laws of the Commonwealth of Massachusetts.

16.30	WAIVER OF JURY TRIAL. Landlord and Tenant waive trial by jury in any action, proceeding, claim or counterclaim brought in connection with any matter arising out of or in any way connected with this Lease or Tenant’s use or occupancy of the Premises. Tenant consents to service of process and any pleading relating to any such action at the Premises; provided, however, that nothing herein shall be construed as requiring such service at the Premises. Landlord and Tenant waive any objection to the venue of any action filed in any court situated in the jurisdiction in which the Building is located, and waive any right under the doctrine of forum non conveniens or otherwise to transfer any such action filed in any such court to any other court.

16.31	RULES AND REGULATIONS. Tenant will faithfully observe and comply with the reasonable rules and regulations for the Building and the Lot as Landlord hereafter at any time or from time to time may make and for which Landlord provides at least five (5) business days’ prior notice in writing to Tenant (“Rules and Regulations”), provided, however, any such future changes to the Rules and Regulations do not adversely affect Tenant’s rights under this Lease or increase Tenant’s obligations under this Lease by more than a de minimis amount. A copy of the current Rules and Regulations for the Building are attached hereto as Exhibit 16.31. However, in case of any conflict between the provisions of this Lease and any such Rules and Regulations, the provisions of this Lease shall control. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease as against any other tenant. Landlord shall exercise commercially reasonable efforts upon written request from Tenant to enforce the rules issued pursuant to Section 2.2(E) of this Lease; provided, however that in no event shall Landlord be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, contractors, visitors, invitees or licensees. All Rules and Regulations shall be of general applicability to, and non-discriminatorily applied against, all comparable tenants in the Building.

16.32	SIGNAGE.

(A) Directory Signage. Landlord shall provide building standard signage in the standard graphics for the Building listing Tenant, any permitted subtenant or assignee of Tenant on the directory(ies) for the Building. The initial listing of Tenant’s name shall be at Landlord’s expense. Any changes or additions to such directory(ies) shall be at Tenant’s cost and expense.

(B) New Tenant Signage. Effective as of the Execution Date, Tenant shall have the exclusive right to install signage (the “Atrium and Courtyard Signage”) in the Atrium and the Courtyard and the right to install other Tenant identification signage elsewhere in the Building (“Other New Tenant Signage”) in the locations shown on Exhibit 16.32, Sheet 1. Upon the Substantial Full Occupancy Commencement Date, Tenant shall have the right to install other new Tenant identification signage in the Atrium, the Courtyard, and elsewhere in the Building (“Substantial Full Occupancy Tenant Signage”) in the locations shown on Exhibit 16.32, Sheet 2. If Tenant ceases to satisfy at least one of the Substantial Full Occupancy Conditions, or if Tenant ceases to Occupy at least fifty-four (54%) of the Rentable Area of the Building, then Tenant shall, at Tenant’s sole cost and within fifteen (15) days after either such event, remove the Substantial Full Occupancy Tenant Signage. Notwithstanding anything to the contrary contained herein, Landlord reserves the right to install Building-related signage in the Atrium (e.g., and signage describing the history of the Building, informational, directional and branding signage which, as of the Final Expansion Premises Rent Commencement Date, shall be of a size and in locations reasonably approved by Tenant) and not identifying any other tenant, Tenant hereby acknowledging that any such Building signage which exists as of the Execution Date shall not be deemed to violate the provisions of this Section 16.32(B), subject to Section 16.32(C). All Atrium and Courtyard Signage, Other New Tenant Signage, and Substantial Full Occupancy Tenant Signage shall (i) be installed, maintained in good condition, and removed at Tenant’s sole cost and expense (with Tenant repairing any damage to the Building caused by the installation or removal of such signage), and (ii) be subject to Landlord’s prior review and written approval of Tenant’s plans and specifications therefor, which approval shall not be unreasonably withheld, conditioned or delayed. Upon the 100% Lease Date, and so long as Tenant continues to satisfy the 100% Lease Test, Tenant shall have the right to remove the Existing Artwork and replace the same with artwork selected by Tenant and/or with signage and branding identifying Tenant. Tenant shall provide the Existing Artwork to Landlord promptly after removing the same. In the event that, after the 100% Lease Date, Tenant no longer satisfies the 100% Lease Test, Tenant shall, at Landlord’s election and at Tenant’s sole cost and expense, either (i) restore the Existing Artwork to the location where it existed as of the Execution Date or (ii) install mutually acceptable new artwork provided by Landlord.

(C) Exterior Building Signage.

(1) Effective as of the Execution Date, Tenant shall have the non-exclusive right to install exterior signage (the “Exterior Signage”) displaying Tenant’s name and/or logo on the exterior facade of the Building along First Street; however, effective as of the Execution Date, so long as HubSpot, Inc., itself, or a Permitted Tenant Successor, and/or a Tenant Affiliate is Occupying at least fifty-four percent (54%) of the Rentable Floor Area of the Building, Landlord hereby agrees that Landlord shall not grant any signage rights or install any new or additional signage for any current or future tenant of the Building on the Building’s Exterior. Effective as of the Substantial Full Occupancy Commencement Date, and continuing throughout the Lease Term so long as Tenant continues to satisfy both of the following conditions: (i) Tenant is leasing at least eighty-five percent (85%) of the Rentable Area of the Building (“Exclusive Signage Leasing Condition”) (exclusive of the Basement Put Premises), and (ii) HubSpot, Inc., itself, a Permitted Tenant Successor, and/or a Tenant Affiliate is Occupying at least fifty-four percent (54%) of the Rentable Floor Area of the Building (“Exclusive Signage

Occupancy Condition”), the Exterior Signage right described in the immediately preceding sentence shall be exclusive to Tenant and, within a reasonable period of time after the Substantial Full Occupancy Commencement Date, Landlord shall remove any signage on the exterior of the Building identifying any other tenant, occupant or other party, provided that Landlord shall not be required to remove any signage from the monument or placard sign located on the exterior facade of the Building along First Street identifying any other tenant of the Building (as such signage may be modified (but not increased) from time to time pursuant to the provisions of such other tenant’s lease) that exists as of the Execution Date until thirty (30) days after such other tenant (or its successor under its lease with Landlord) is no longer occupying space within the Building. At any time when Tenant ceases to satisfy the Exclusive Signage Occupancy Condition, there shall be no limitations on Landlord’s right to permit tenant identification signage for other tenants and occupants of the Building on the exterior of the Building. At any time when Tenant satisfies the Exclusive Signage Occupancy Condition but does not satisfy the Exclusive Signage Leasing Condition, Landlord shall only have the right to permit other tenants and occupants of the Building to install monument or placard signs similar to the monument or placard signs existing on the exterior of the Building along First Street as of the Execution Date. Notwithstanding the exclusive signage rights described in the immediately preceding sentence, but subject to the provisions of Section 16.32(C)(2), Landlord reserves the right to install Building-related signage on the exterior of the Building (e.g., informational, directional and branding signage of a size and in locations reasonably approved by Tenant) (not in excess of what exists as of the Execution Date), Tenant specifically acknowledging that any such Building signage shall not violate Tenant’s exclusive signage rights contained in this Section 16.32(C). Subject to the following conditions (“Exterior Signage Conditions”), all Exterior Signage shall: (i) be installed, maintained in good condition, and removed at Tenant’s sole cost and expense, (ii) comply with all Applicable Laws, ordinances, rules and regulations, including the Cambridge Zoning Ordinance (including the “Signs and Illumination” provisions contained therein), (iii) be subject to Tenant’s receipt of all necessary governmental permits and/or approvals for such Exterior Signage, and (iv) be subject to Landlord’s prior review and written approval of Tenant’s plans and specifications therefor, which plans and specifications shall specify the type, size, installation method and location of such Exterior Signage, and which approval shall not be unreasonably withheld, conditioned or delayed. Effective as of the 100% Lease Date and so long as Tenant continues to lease the entirety of the Building, Landlord shall not change the name of the Building without Tenant’s prior written consent, which consent may not be unreasonably withheld, conditioned or delayed. Tenant’s right to the Exterior Signage in this Section 16.32(C) is in addition to Tenant’s right to install and maintain Tenant’s existing exterior signage on the Building which signage Tenant shall have the right to maintain (and replace) during the Term of this Lease (as the same may be extended).

(2) Banner Signs. Reference is hereby made to the two banner “Davenport” signs (“Banner Signs”) presently affixed to the Building and to the existing “Davenport” sign located over the main entrance door to the Building. Tenant shall have the right to replace one of the Banner Signs after the Execution Date with a comparable banner sign with Tenant’s name and/or logo, and, after the occurrence of the Substantial Full Occupancy Commencement Date, Tenant shall have the right, at Tenant’s sole cost, to replace the other Banner Sign (“Second Banner Sign”) identical to the initial Banner Sign installed by Tenant pursuant to this Section 16.32(C)(2), subject to the following: (i) Tenant’s compliance with the Exterior Signage Conditions with respect to each Banner Sign, (ii) Landlord shall, within fifteen (15) days after Tenant gives Landlord written notice that it has obtain all necessary permits and approvals for an approved Banner Sign in accordance with this Section 16.32(C)(2), Landlord shall remove the existing “Davenport” sign which is being replaced, and Tenant shall, within fifteen (15) days after Landlord removes such existing “Davenport” sign, install the approved Tenant identification Banner Sign, (iii) if Tenant ceases to satisfy both of the Substantial Full Occupancy Conditions, or if Tenant ceases to Occupy at least fifty-four (54%) of the Rentable Area of the Building, then Tenant shall, at Tenant’s sole cost and within fifteen (15) days after either such event, remove the Second Banner Sign (with Tenant repairing any damage to the Building caused by the installation or removal of such signage),, and (iv) if, for any reason, Tenant removes any Exterior Banner Sign, Landlord shall have the right to replace the removed Exterior Banner Sign with a Banner Sign identifying the then current name of the Building.

(D) Miscellaneous. The signage rights under this Section 16.32 are personal to the original Tenant hereunder and may not be assigned (except in connection with an assignment to a Permitted Tenant Successor pursuant to Section 11.2 above), including in connection with any subleasing by Tenant.

16.33	ARBITRATION. In any case where this Lease references arbitration of a dispute, such dispute shall be submitted to arbitration in accordance with the provisions of applicable law, as from time to time amended. Arbitration proceedings, including the selection of an arbitrator, shall be conducted pursuant to the rules, regulations and procedures from time to time in effect as promulgated by the American Arbitration Association. Prior written notice of application by either party for arbitration shall be given to the other at least ten (10) days before submission of the application to the said Association’s office in Boston, Massachusetts. The arbitrator shall hear the parties and their evidence. The decision of the arbitrator shall be binding and conclusive, and judgment upon the award or decision of the arbitrator may be entered in the appropriate court of law; and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the Court or a Judge thereof may be served outside Massachusetts by registered mail or by personal service, provided a reasonable time for appearance is allowed. The costs and expenses of each arbitration hereunder and their apportionment between the parties shall be determined by the arbitrator in his award or decision. No dispute under this Lease shall be submitted to arbitration until twenty (20) days after the party asserting the existence of the dispute gives notice thereof to the other party, together with a reasonably detailed description of the dispute.

16.34

FORCE MAJEURE. Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant (other than any monetary obligations hereunder, including the payment by Tenant of Annual Fixed Rent), the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to acts or events of Force Majeure (as hereinafter defined), but the unavailability of funds or the shortage of administrative personnel shall not be deemed a cause beyond the reasonable control of either party for this purpose. For purposes of this Lease, “Force Majeure” shall mean any fire, act of God, governmental act or failure to act, strike, labor dispute, inability to procure materials or any other cause beyond a party’s reasonable control (whether similar or dissimilar to the foregoing events).

16.35	EMERGENCY GENERATOR.

(A) Landlord grants to Tenant an exclusive license to access and use Landlord’s 230kw/480v diesel-powered standby generator located outside the rear of the Building and its associated automatic transfer switch located within the main switchgear room in the basement of the Building (the ‘Backup Power System’). The license granted under this Section 16.35 for the Backup Power System shall be referred to herein as the “Generator License”. Landlord represents and warrants that it has full power and authority and all necessary rights to grant the Generator License to Tenant. A drawing depicting the proposed location of Tenant’s Equipment and the connection to the Backup Power System is attached hereto as Exhibit 16.35.

(B) The parties hereby acknowledge that Tenant has installed conduits, wire, panels and transformers (collectively, ‘Tenant’s Equipment’) connecting the Premises to the Backup Power System.

(C) At all times during the term of the Generator License, Tenant shall maintain and repair, at Tenant’s sole cost and expense, Tenant’s Equipment, and the Backup Power System in good, operational working order and condition and in compliance with all Applicable Laws, codes, ordinances, orders, directives, rules and regulations, all insurance requirements, and all reasonable rules and regulations which may be promulgated by Landlord and of which Tenant is notified in writing from time to time. If all or any part of the Backup Power System (including, without limitation, the generator) requires replacement prior to the end of the term of the Generator License, Tenant may elect to (i) replace the Backup Power System at Tenant’s sole cost and expense or (ii) discontinue its use of the Backup Power System and to terminate the Generator License. If Tenant elects to discontinue its use of the Backup Power System and to terminate the Generator License, then Tenant at its sole cost and expense shall remove the Backup Power System prior to the termination or expiration of this Lease and repair any and all damage to the Premises and the Building caused by such removal. If Tenant elects to replace the Backup Power System then Landlord shall have the option to either (i) require Tenant to remove the Backup Power System prior to the termination or expiration of this Lease or (ii) pay Tenant an amount equal to the product of (a) the reasonable out-of-pocket costs incurred by Tenant to replace the Backup Power System multiplied by (b) the percentage based upon the useful life of the Backup Power System that still remains as of the termination or expiration of this Lease as compared to the total useful life of the Backup Power System. Any such replacement shall be with a new or replacement item of similar or better quality and function. A replacement will only be considered required if the Backup Power System functions improperly and Tenant, or Tenant’s designated service provider, cannot remedy such improper function after making reasonable attempts to do so. If Tenant is using or operating the Backup Power System, Tenant shall also maintain a preventative maintenance service contract for the Backup Power System with a licensed generator maintenance contractor and shall provide Landlord with copies of such reports on an annual basis or within fifteen (15) days of Landlord’s request (but not more than twice per year) from time-to-time. Tenant shall also arrange for the testing of the Backup Power System at least once per year, and provide the results of such testing to Landlord within five (5) days of the date of Tenant’s receipt of such results.

(D) Tenant shall not be obligated to pay any license or other fee in connection with its use of the Generator Area. However, Tenant shall (i) pay directly to the applicable provider all fuel costs related to the operation of the Backup Power System and (ii) pay any ongoing legally required permitting costs relating to the use and operation of the Backup Power System.

(E) Tenant acknowledges that (i) Landlord makes no warranty or representation with respect to the Backup Power System or its suitability for Tenant’s use, and (ii) Landlord shall have no responsibility or liability to Tenant in connection with any failures, disruptions or malfunctions of such Backup Power System. Tenant hereby releases Landlord and its property manager and their respective agents and employees, and waives any and all claims for damage or injury to person or property or loss of business sustained by Tenant, in connection with or resulting from the Backup Power System becoming in disrepair, malfunctioning, or failing, all as further set forth in Section 12.1 of this Lease, which shall apply to the license granted pursuant to this Section 16.35.

(F) Tenant’s right to use the Backup Power System is exclusive to Tenant and granted solely to service the Premises, and Tenant shall not permit the use of the Backup Power System by any other party, except for its service providers, contractors or agents. Landlord shall have the right to inspect the Tenant’s Equipment and the Backup Power System, not more than twice per year (except in the case of an emergency), upon twenty-four (24) hours’ prior notice to Tenant (or without prior notice in the case of an emergency), to ensure compliance with the terms of this Lease. Landlord will not cause, or enter into any agreement that would cause, a material impediment to Tenant’s exercise of the Generator License or compliance with its obligations related thereto.

(G) The Generator License shall terminate on the earlier of (i) the termination or expiration of this Lease, or (ii) upon ninety (90) days prior written notice of termination by Tenant to Landlord, which notice may be provided at any time during the Term of this Lease at Tenant’s option. In the event of termination, following the date of termination all of Tenant’s maintenance, service repair, replacement and payment obligations (if any) associated with the Generator License will cease (except as provided in the next sentence). The prior sentence, however, shall not affect Landlord’s rights to enforce any defaults by Tenant existing as of the date of the termination of the Generator License with respect to Tenant’s payment, repair or replacement obligations, nor affect Landlord’s right to enforce Tenant’s indemnification obligations with respect to Hazardous Materials described below, which enforcement rights shall survive the termination of the Generator License. Upon termination of the Generator License, unless otherwise specified by Landlord, Tenant shall return the Backup Power System to Landlord in good and operable condition, reasonable wear and tear excepted. Upon termination of the Generator License (but subject to the next paragraph), Tenant will provide to Landlord

Tenant’s Equipment, which Landlord will accept with the Backup Power System. Landlord acknowledges that (a) Tenant makes no warranty or representation with respect to Tenant’s Equipment or its suitability for use, and (b) Tenant shall have no responsibility or liability to Landlord or any third party in connection with any failures, disruptions or malfunctions of Tenant’s Equipment. Landlord hereby releases Tenant and its respective agents and employees, and waives any and all claims, for damage or injury to person or property or loss of business sustained by Landlord (or another party) after the date of the termination of the Generator License in connection with Landlord’s or another party’s use of Tenant’s Equipment.

(H) Notwithstanding the provisions of the prior paragraph, if Tenant exercises its right to terminate the Generator License for Tenant’s convenience pursuant to clause (ii) of the first sentence of the prior paragraph or if the Lease is terminated by Landlord in accordance with Section 15.2 of the Lease due to an Event of Default, then upon Landlord’s written request pursuant to the next sentence, Tenant will remove, at Tenant’s sole cost and expense, all or a portion of Tenant’s Equipment installed in connection with the Backup Power System to the extent necessary to allow the Backup Power System to be reused by Landlord or another party. Landlord’s written request to remove Tenant’s Equipment in accordance with the prior sentence must be provided to Tenant within thirty (30) days from Landlord’s receipt of Tenant’s notice of termination or Tenant’s receipt of Landlord’s notice of termination (as applicable). Should Tenant require access to or use of the Backup Power System in order to remove Tenant’s Equipment after the termination of the Generator License, Landlord will permit Tenant the right to reasonably access and use the Backup Power System, to the extent reasonably necessary to remove Tenant’s Equipment.

(I) Tenant may not install any additional conduits or other related equipment (other than the Tenant’s Equipment) in connection with the Backup Power System without first obtaining Landlord’s prior written consent, which consent will not be unreasonably withheld.

(J) Subject to Section 13.4 of this Lease, Tenant shall indemnify, defend with counsel engaged in Tenant’s discretion and hold Landlord, Landlord’s managing agent and any mortgagee of the Building fully harmless from and against any and all liability, loss, suits, claims, actions, causes of action, proceedings, demands, costs, penalties, damages, fines and expenses, including, without limitation, attorneys fees, consultants’ fees, laboratory fees and clean up costs, and the costs and expenses of investigating and defending any claims or proceedings, resulting from, or attributable to (i) the release of any Hazardous Materials at, on, under or around the Building arising from the operation, repair, maintenance, replacement or removal by Tenant (or its officers, employees, contractors and agents) of the Backup Power System to the extent such Hazardous Materials were used by Tenant in connection with the operation of the Backup Power System or implanted, deposited or placed by Tenant (or its officers, employees, contractors or agents), and (ii) any violation(s) by Tenant (or its respective officers, employees, contractors, agents or invitees) of any applicable law (including under any ‘Environmental Laws’) regarding Hazardous Materials from or relating to the Backup Power System. This hold harmless and indemnity shall survive the termination of the Generator License.

(K) For purposes of this Lease, “Hazardous Materials” shall mean any substance regulated under any Environmental Law, including those substances defined in 42 U.S.C. Sec. 9601(14) or any related or applicable federal, state or local statute, law, regulation, or ordinance, pollutants or contaminants (as defined in 42 U.S.C. Sec. 9601(33), petroleum (including crude oil or any fraction thereof), any form of natural or synthetic gas, sludge (as defined in 42 U.S.C. Sec. 6903(26A), radioactive substances, medical or biological hazard wastes, hazardous waste (as defined in 42 U.S.C. Sec. 6903(27)) and any other hazardous wastes, hazardous substances, contaminants, pollutants or materials as defined, regulated or described in any of the Environmental Laws. As used in this Lease, “Environmental Laws” means all applicable federal, state and local laws relating to the protection of the environment or health and safety and/or the disposition of Hazardous Materials, and any rule or regulation promulgated thereunder and any order, standard, interim regulation, moratorium, policy or guideline of or pertaining to any federal, state or local government, department or agency.

16.36	DOGS IN PREMISES. Notwithstanding anything to the contrary contained elsewhere in the Lease, Tenant shall be permitted to bring fully domesticated and trained dogs kept by the Tenant’s employees as pets into the Premises, provided and on condition that Tenant shall comply, and shall cause its employees, agents, customers and invitees to comply, with the rules and regulations adopted and altered by Landlord from time to time regarding the presences of dogs in such portion(s) of the Premises (the “Building Dog Policy”). The initial Building Dog Policy is attached hereto as Exhibit 16.36 and such Building Dog Policy shall not be materially changed without Tenant’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

16.37	TENANT’S ROOFTOP ANTENNA RIGHTS

(A) Landlord and Tenant acknowledge that the following equipment (collectively, the “Existing Rooftop Equipment”) has been installed on the roof of the Building and connected to the interior of the Premises as of the date hereof: (i) thirteen (13) condenser units and (ii) one (1) antenna. Landlord hereby approves the Existing Rooftop Equipment. Tenant shall have the right (i) to install (in accordance with Section 9 of the Lease) the following additional equipment (collectively, the “Additional Rooftop Equipment”) on the roof of the Building: (a) up to three (3) dish/antenna or other communication device approved by Landlord (one (1) of which shall not exceed 6’ in diameter, and two (2) of which shall not exceed 3’ in diameter) and the equipment relating thereto (the “Dish/Antenna”), and (b) supplemental HVAC units, and (ii) to connect the Additional Rooftop Equipment to the interior of the Premises through the shafts of the Building and the Building Systems and Structure. The precise specifications and a general description of the Additional Rooftop Equipment, along with the manner in which the Additional Rooftop Equipment will be attached to the roof of the Building and connected to the Premises (the “Additional Rooftop Equipment Plans and Specifications”) shall be subject to the approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. The exact location of the Additional

Rooftop Equipment on the roof shall be subject to the approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed (taking into account that Landlord shall be required to provide a location which permits the proper orientation, line of sight and complete operation of each such Dish/Antenna). Such Additional Rooftop Equipment Plans and Specifications shall be submitted to Landlord, for Landlord’s written approval no later than twenty (20) days before Tenant commences to install the Additional Rooftop Equipment. Such location of the Additional Rooftop Equipment and the location of the Existing Rooftop Equipment shall be collectively referred to herein as the “Rooftop Equipment Space.” Any dispute as to the reasonableness of Landlord’s denial of consent to the location of any Additional Rooftop Equipment or the Additional Rooftop Equipment Plans and Specifications shall be determined by arbitration in accordance with Section 16.33 of the Lease. Landlord shall have the right, upon at least sixty (60) days’ notice to Tenant, to require Tenant to relocate the Rooftop Equipment Space to another area (“Relocation Rooftop Equipment Premises”) on the roof of the Building reasonably acceptable to Tenant and suitable for the use of the Rooftop Equipment. In such event, Tenant shall, at Landlord’s sole cost and expense, on or before the date set forth in Landlord’s notice, relocate its Rooftop Equipment from the Rooftop Equipment Space to the Relocation Rooftop Equipment Premises; provided, however that Landlord shall cooperate with Tenant in arranging and staging such relocation over a weekend or other times where there will be no interruption of service to Tenant. There shall be no rent or other payments due from Tenant, including, but not limited to, Operating Expenses or Taxes, for the Rooftop Equipment Space or Relocation Rooftop Equipment Premises occupied by the Rooftop Equipment but Tenant shall pay for all electricity used in the operation of the Rooftop Equipment. Tenant shall be solely responsible for obtaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing the Rooftop Equipment. Tenant shall notify Landlord upon completion of the installation of the Additional Rooftop Equipment. If Landlord determines that the Additional Rooftop Equipment does not comply with the approved Additional Rooftop Equipment Plans and Specifications, that the Building has been damaged during installation of the Additional Rooftop Equipment or that the installation was defective, Landlord shall notify Tenant of any noncompliance or detected problems and Tenant shall cure the defects, within thirty (30) days thereof. If the Tenant fails to cure the defects within such time, then Landlord shall so notify Tenant thereof and Tenant shall pay to Landlord upon demand the actual third party cost of correcting any defects and repairing any damage to the Building caused by such installation. If at any time Landlord, in its reasonable discretion, deems it necessary, Tenant shall provide and install, at Tenant’s sole cost and expense, appropriate aesthetic screening, reasonably satisfactory to Landlord, for the Additional Rooftop Equipment (the “Rooftop Equipment Aesthetic Screening”).

(B) Landlord agrees that Tenant, upon reasonable prior written or oral notice to Landlord (except in case of emergencies, where simultaneous notice may be given), shall have access to the roof of the Building and the Rooftop Equipment Space for the purpose of installing, maintaining, repairing and removing the Rooftop Equipment, and the appurtenances all of which shall be performed by Tenant or Tenant’s authorized representative or contractors, which shall be approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed, it being agreed that Landlord has approved Convergent (and its subcontractors) as its Dish/Antenna contractor), at Tenant’s sole cost and risk. It is agreed, however, that only authorized engineers, employees or properly authorized contractors of Tenant, FCC (defined below) inspectors, or persons under their direct supervision will be permitted to have access to the roof of the Building and the Rooftop Equipment Space. Landlord and Tenant further agree to exercise oversight over the people requiring access to the roof of the Building and the Rooftop Equipment Space in order to keep to a minimum the number of people having access to the roof of the Building and the Rooftop Equipment Space and the frequency of their visits.

(C) It is further understood and agreed that the installation, maintenance, operation and removal of the Rooftop Equipment, the appurtenances and the Rooftop Equipment Aesthetic Screening is not permitted to damage the Building or the roof thereof. Tenant agrees to be responsible for any damage caused to the roof or any other part of the Building, which may be caused by Tenant or any of its agents or representatives.

(D) Any Additional Rooftop Equipment installed by Tenant shall not interfere with the operation of any previously erected antenna(e) or satellite dish(es) on the Building (at the time of Tenant’s installation) (the “Existing Antenna Equipment”). If, in the reasonable judgment of Landlord, any electrical, electromagnetic, or radio frequency interference of the Existing Antenna Equipment shall result from the installation and operation of any of the Dish/Antenna, Tenant agrees that upon notice to Tenant, Tenant shall act immediately to remedy the situation and curtail such interference. Should Tenant fail to so remedy said interference within 72 hours of such notice, Tenant agrees to cease operations (except for intermittent testing on a schedule approved by Landlord) until the interference has been corrected to the reasonable satisfaction of Landlord. Similarly, Landlord shall prohibit, and shall use reasonable efforts (including litigation) to enforce the prohibition of, any other tenant of the Building from installing any telecommunications equipment that would interfere with any Additional Rooftop Equipment which is installed by Tenant prior to such installation by or for such other tenant.

(E) Tenant shall, at its sole cost and expense, and at its sole risk, install, operate and maintain the Rooftop Equipment in a good and workmanlike manner, and in compliance with all Building, electric, communication, and safety codes, ordinances, standards, regulations and requirements, now in effect or hereafter promulgated, of the Federal Government, including, without limitation, the Federal Communications Commission (the “FCC”), the Federal Aviation Administration (“FAA”) or any successor agency of either the FCC or FAA having jurisdiction over radio or telecommunications, and of the state, city and county in which the Building is located. Tenant shall cooperate generally with Landlord to permit the Building’s rooftop to be and remain in compliance with all FCC and OSHA rules and regulations relating to radio frequency emission levels and maximum permissible exposure, including but not limited to the rules and regulations adopted in FCC document OET 65 (which rules and regulations have also been adopted by OSHA). To the extent the Rooftop Equipment or the operation thereof (or any changes thereto) causes the Building’s rooftop (or any section thereof) to not be in compliance with such rules and regulations, Tenant shall promptly remedy any such non-compliance in accordance with Landlord’s reasonable directions and at Tenant’s sole cost and expense. If Tenant believes that the Rooftop Equipment is excluded from coverage under FCC and OSHA rules and regulations, Tenant shall demonstrate to Landlord’s reasonable satisfaction that any such Rooftop Equipment is so excluded. Under this Lease, the Landlord and its agents assume no responsibility for the licensing, operation and/or maintenance of Tenant’s equipment, provided, however, Landlord shall cooperate with Tenant’s efforts to obtain any permit required or desirable in connection with the installation and operation of any Rooftop Equipment. The Rooftop Equipment shall be connected to Landlord’s power supply in compliance with all applicable Building, electrical, fire and safety codes. Neither Landlord nor its agents shall be liable to Tenant for any stoppages or shortages of electrical power furnished to the Rooftop Equipment or the Rooftop Equipment Space because of any act, omission or requirement of the public utility serving the Building, or the act or omission of any other tenant, invitee or licensee or their respective agents, employees or contractors, or for any other cause beyond the reasonable control of Landlord, and Tenant shall not be entitled to any rental abatement for any such stoppage or shortage of electrical power. Neither Landlord nor its agents shall have any responsibility or liability for the conduct or safety of any of Tenant’s representatives, repair, maintenance and engineering personnel while in or on any part of the Rooftop Equipment Space.

(F) The Rooftop Equipment, the appurtenances Rooftop Equipment Aesthetic Screening shall remain the personal property of Tenant, and shall be removed by Tenant at its own expense at the expiration or earlier termination of this Lease or Tenant’s right to possession hereunder. Tenant shall repair any damage caused by such removal. Tenant agrees to maintain all of the Tenant’s equipment placed on or about the roof or in any other part of the Building in proper operating condition and maintain same in satisfactory condition as to appearance and safety in Landlord’s reasonable discretion. Such maintenance and operation shall be performed in a manner to avoid any interference with any other Existing Antenna Equipment. Tenant agrees that at all times during the Term, it will keep the roof of the Building and the Rooftop Equipment Space free of all trash or waste materials produced by Tenant or Tenant’s agents, employees or contractors.

(G) In light of the specialized nature of the Rooftop Equipment, Tenant shall be permitted to utilize the services of its choice for installation, operation, removal and repair of the Rooftop Equipment, the appurtenances and the wiring related thereto, subject to the reasonable approval of Landlord as described above. Notwithstanding the foregoing, Tenant must provide Landlord with prior written notice of any such installation, removal or repair and coordinate such work with Landlord in order to avoid voiding or otherwise adversely affecting any warranties granted to Landlord with respect to the roof. If necessary, Tenant, at its sole cost and expense, shall retain any contractor having a then existing warranty in effect on the roof to perform such work (to the extent that it involves the roof), or, at Tenant’s option, to perform such work in conjunction with Tenant’s contractor. In the event Landlord contemplates roof repairs that could affect Tenant’s Rooftop Equipment, or which may result in an interruption of the Tenant’s telecommunication service, Landlord shall formally notify Tenant at least 30 days in advance (except in cases of an emergency) prior to the commencement of such contemplated work in order to allow Tenant to make other arrangements for such service.

(H) Tenant may not use the Rooftop Equipment Space and/or Rooftop Equipment to provide telecommunication, video, data or related services (“Communication Services”) to an unaffiliated tenant, occupant or licensee of another building, or to facilitate the provision of Communication Services on behalf of a company that is otherwise a Communication Services provider to an unaffiliated tenant, occupant or licensee of the Building or any other building.

(I) Tenant specifically acknowledges and agrees that the terms and conditions of Article 13 of the Lease (Insurance) shall apply with full force and effect to the Rooftop Equipment Space and any other portions of the roof accessed or utilized by Tenant, its representatives, agents, employees or contractors.

(J) If Tenant defaults under any of the terms and conditions of this Section or the Lease, and Tenant fails to cure said default within the time allowed by Section 18 of the Lease, Landlord shall be permitted to exercise all remedies provided under the terms of the Lease (but Landlord may not separately remove the Rooftop Equipment as a result of an uncured default, unless permitted by law following the expiration or earlier termination of the Lease).

16.38	INTENTIONALLY OMITTED

16.39	TENANT’S SECURITY SYSTEM. Tenant, at Tenant’s sole cost and expense, may (i) install its own access control system for the Premises (“Tenant’s Access Control System”), and, (ii) upon the Substantial Full Occupancy Commencement Date, install security measures (the “Security Measures”) to limit public access to the exterior courtyards and bicycle racks; provided, however, (a) any such Tenant’s Access Control System and Security Measures shall be compatible with all applicable Building systems, (b) Landlord shall have emergency access to Tenant’s Access Control System and the Security Measures, (c) the plans and specifications for any such Tenant’s Access Control System and Security Measures shall be subject to the prior approval of Landlord in all respects (which approval shall not be unreasonably withheld, delayed or conditioned), and (d) if installation of either the Tenant’s Access Control System or the Security Measures requires upgrades to any Building systems, such upgrades shall be at the sole cost of Tenant. The work to install any such Tenant’s Access Control System or Security Measures shall be shall be performed in accordance with this Lease, including, without limitation, Article 9. In accordance with the provisions of Section 12.2(A), Tenant shall indemnify Landlord for any claims or damages arising as a result of Tenant’s Access Control System or the Security Measures except to the extent that such claims or damages are due to the negligence of Landlord or Landlord’s agents or contractors.

16.40	ROOF DECK.

(A) During the Term, Tenant shall have the right to construct a rooftop deck on the roof of the Building (the “Roof Deck”) in the approximate location shown on Exhibit 16.40 attached hereto and incorporated herein. Subject to Force Majeure and closures for repair and maintenance, Tenant shall have the right to use the Roof Deck for Tenant’s exclusive use and at no additional rental or other charge and the Roof Deck will not be included in the area of the Premises for purposes of calculating Tenant’s Share and Tenant will not be required to pay a share of Operating Expenses or Taxes with respect to the Roof Deck, except that Tenant shall pay for any utilities consumed in connection with Tenant’s use of the Roof Deck. Tenant is responsible to obtain all required governmental permits, licenses, and authorizations necessary for the installation and operation of the Roof Deck (the “Roof Permits”). Landlord shall cooperate with Tenant in such manner as Tenant may reasonably require in connection with Tenant’s efforts to obtain the Roof Permits, provided that Landlord shall not be required to incur any third-party out-of-pocket costs or to incur any liability in providing such cooperation. Tenant shall not construct the Roof Deck until (i) Tenant has obtained and submitted to Landlord copies of the Roof Permits and (ii) Landlord has approved the size, design, plans, and specifications for the Roof Deck, which approval not to be unreasonably withheld, conditioned or delayed and provided that the size of the Roof Deck may not be reduced by Landlord from the size shown on Exhibit 16.40. Tenant hereby acknowledges that Landlord’s review of Tenant’s proposed Roof Deck plans and specifications may take into consideration the impact that Tenant’s proposed Roof Deck may, in Landlord’s reasonable judgment, have on (i) the operations of the Building and (ii) other tenants of the Building. Tenant’s rights under this Section 16.40 shall be subject to all of the terms and conditions of this Lease well as the following additional conditions. If any penetrations to the roof are required in connection with any work performed pursuant to this Section 16.40, such work shall be performed by a contractor designated by Landlord. If Tenant elects to construct the Roof Deck, Tenant shall complete such construction on or before December 31, 2020.

(B) Subject to Tenant’s right to use Landlord’s Base Contribution (including the limitations with respect to Landlord’s Base Contribution set forth in Exhibit 4.1, including the Outside Requisition Date) to install the Roof Deck, Tenant shall be solely and exclusively responsible for all costs, expenses and charges, of every kind, of construction, operating, maintaining, repairing and replacing, and the cost of repairing any damage to the Building, or the cost of any necessary improvements to the Building, caused by or as a result of the construction and/or replacement of the Roof Deck, and Landlord shall have no liability or obligation in connection therewith. In addition, Tenant shall comply with all reasonable construction rules and regulations promulgated by Landlord in connection with the construction, maintenance and operation of the Roof Deck. Landlord shall have no obligation to provide any services including, without limitation, electric current or gas service, to the Roof Deck or to provide any furniture, fixtures, or equipment in connection therewith, provided, however, Tenant shall have the right to extend the electrical service for the Premises to the Roof Deck and to install portable heaters subject to (i) Landlord’s construction rules and regulations and (ii) Tenant’s receipt of any required governmental approvals and permits. Landlord makes no warranties or representations to Tenant as to the suitability of the Rooftop Premises for the installation and operation of Tenant’s Rooftop Equipment. In the event that at any time during the Term, Landlord determines, in its reasonable business judgment, that Tenant’s use of the Roof Deck materially interferes with the operation of the Building or the business operations of any existing tenants or occupants of the Building, then Tenant shall, upon notice from Landlord, cease Tenant’s use of the Roof Deck until Tenant gives Landlord reasonable assurances that such interference will cease. In connection with

Landlord’s review of the plans and specifications for the Roof Deck, Landlord may elect to require that Tenant remove the Roof Deck at the expiration or earlier termination of the Lease if either Landlord, in Landlord’s reasonable judgment, determines that upon the expiration of the term of the Lease there will be no material residual value of the Roof Deck. If so requested by Tenant, Landlord shall specify the reasons for requiring such removal, and Tenant may thereafter submit revised plans and specifications addressing Landlord’s concerns. Tenant shall not be required to remove the Roof Deck at the expiration or termination of the term of the Lease based upon Landlord’s review of such revised plans and specifications if, in Landlord’s reasonable judgment, Tenant has addressed Landlord’s reasons for requiring removal, as aforesaid. If such revised plans and specifications do not, in Landlord’s reasonable judgment, address Landlord’s reasons for removal, Landlord may again elect to require that Tenant remove the Roof Deck at the expiration or earlier termination of the Lease. Notwithstanding the immediately foregoing and regardless of whether Landlord elected at plan approval to require removal of the Roof Deck, Landlord may, by giving Tenant written notice of such requirement at least ninety (90) days prior to the expiration or earlier termination of the Lease, require Tenant to remove or repair the Roof Deck at the expiration or earlier termination of the Lease, if in Landlord’s reasonable business judgment the Roof Deck is then in deteriorated condition. If Landlord makes such election, then Tenant shall, on or before the expiration or termination of the term of the Lease, either, at Tenant’s option: (i) repair the Roof Deck, to Landlord’s reasonable satisfaction, or (ii) remove the Roof Deck and repair any damage to the Building or the roof caused by the installation or removal of the Roof Deck.

(C) So long as Tenant Occupies at least fifty four percent (54%) of the Rentable Area of the Building: (i) Landlord shall not grant any other tenants of the Building the right to have a roof deck or terrace on the roof of the Building and (ii) Landlord shall have no right to install any other roof deck or terrace as an amenity for any other tenant or occupant of the Building.

16.41	SODA FOUNTAIN. Subject to Landlord’s Base Contribution (including the limitations with respect to Landlord’s Base Contribution set forth in Exhibit 4.1, including the Outside Requisition Date), Tenant shall have the right to install a soda fountain (the “Soda Fountain”) within the Premises for use by Tenant’s employees and guests, subject to Landlord’s prior written approval of the plans and specifications for same and subject to Landlord’s Rules and Regulations, as the same may be amended from time to time during the Term of this Lease. At the expiration or earlier termination of the Lease, Tenant shall remove the Soda Fountain and repair any damage to the Building resulting from the installation, operation, and subsequent removal of the Soda Fountain.

16.42	BASEMENT STORAGE

Effective as of the Substantial Full Occupancy Commencement Date, Landlord shall demise the Basement Storage Premises, as hereinafter defined, to Tenant, and Tenant shall lease the Basement Storage Premises from Landlord. If the Substantial Full Occupancy Commencement Date does not occur during the Term of the Lease, then this Section 16.42 shall be void and without force or effect. The “Basement Storage

Premises” are areas in the basement of the Building containing approximately 10,000 rentable square feet and are substantially as shown on Exhibit 16.42.1. For the avoidance of doubt, the parties acknowledge that the Basement Storage Premises do not include the Basement Put Premises (as defined in Section 3.4 and shown on Exhibit 16.42.1). The demise of the Basement Storage Premises shall be upon all of the same terms and conditions as are applicable to the Existing Premises, except that:

(A) The Commencement Date with respect to each portion of the Basement Storage Premises shall be the later of: (i) the Substantial Full Occupancy Commencement Date, or (ii) the date that Landlord delivers such portion of the Basement Storage Premises to Tenant, broom clean, free of personal property and equipment, and free and clear of tenants and occupants.

(B) The Rent Commencement Date with respect to each portion of the Basement Storage Premises shall be the Commencement Date with respect to such portion of the Basement Storage Premises.

(C) Rent payable in respect of each portion of the Basement Storage Premises (the “Annual Fixed Basement Rent”) shall be equal to the amount obtained by multiplying (i) the square footage of such portion of the Basement Storage Premises by (ii) the then-applicable Annual Fixed Basement Rent rental rate as set forth on the schedule attached hereto as Exhibit 16.42.2. Monthly payments by Tenant of Annual Fixed Basement Rent shall be made at the time and in the fashion herein provided for the payment of Annual Fixed Rent.

(D) Tenant shall have no obligation to pay Operating Expenses or Taxes with respect to the Basement Storage Premises and the Basement Storage Space will not be included in the calculation of the Tenant’s Share.

(E) Tenant shall take the Basement Storage Premises “as-is”, without any obligation on the part of Landlord to prepare or construct the Basement Storage Premises for Tenant’s occupancy, without any representation or warranty by Landlord, and without any obligation on the part of Landlord to provide any contribution or allowance toward the preparation of the Basement Storage Premises for Tenant’s use.

(F) The Basement Storage Premises shall be used only for the storage of personal property in connection with the office operations of Tenant in the Premises and for no other purpose or purposes.

(G) Landlord shall have no obligation to provide any services to the Basement Storage Premises other electricity for lights in the Basement Storage Premises.

16.43

SWING BASEMENT SPACE. Tenant shall have the right, during the Term of this Lease, to lease the Swing Basement Space for ten Swing Basement Space Terms, as hereinafter defined. The “Swing Basement Space” shall mean the area in the basement of the Building shown on Exhibit 16.43, except Landlord may, from time to time, substitute other comparable “crawl” storage space in the basement which is comparable to the Swing Basement Space shown on Exhibit 16.43 by written notice to Tenant. The demise of the Swing Basement Space shall be upon all of the same terms and conditions as are applicable to the Basement Storage Premises, except that:

(A) Tenant shall have no obligation to pay Annual Fixed Rent with respect to the Swing Basement Space.

(B) Each “Swing Basement Space Term” shall commence on the date (“Swing Basement Space Commencement Date”) which is fifteen (15) days after Landlord’s receipt of a written notice from Tenant that Tenant desires to lease Swing Basement Space and shall expire three (3) months after such Swing Basement Space Commencement Date (the “Swing Basement Space Expiration Date”).

(C) On or before any Swing Basement Space Expiration Date, Tenant shall (i) surrender and yield-up the applicable Swing Basement Space in broom-clean condition, (ii) remove from the applicable Swing Basement Space all of its personal property, trade fixtures, furniture, and equipment and otherwise deliver the Swing Basement Space in the same condition in which it was in as of the commencement of the applicable Swing Basement Space Commencement Date.

(D) Landlord shall have no obligation to provide any services to the Swing Basement Space.

16.44	TERMINATION OF PRIOR LEASE. The parties hereby agree that the term of the Prior Lease shall terminate effective as of 11:59 p.m. (ET) on the day immediately preceding the Lease Commencement Date, except that (i) the Prior Seventh Amendment shall terminate retroactively effective as of October 22, 2015, and (ii) any amounts paid by Tenant pursuant to the Prior Seventh Amendment as Annual Fixed Rent with respect to the Phase I Premises shall be credited towards the next installment of Annual Fixed Rent due hereunder. The provisions of this Section 16.44 shall be self-operative and effective without the necessity of execution of any further instruments by any party.

[REMAINDER OF THIS PAGE IS LEFT BLANK]

EXECUTED as a sealed instrument by persons or officers hereunto duly authorized on the Date set forth in Section 1.1 above.

LANDLORD:

JAMESTOWN PREMIER DAVENPORT, LLC, a Delaware limited liability company

By:	/s/ Shegun Holder
Name:	Shegun Holder
Title:	Authorized Signatory

TENANT:

HUBSPOT, INC., a Delaware corporation

By:	/s/ John Kinzer
Name:	John Kinzer
Title:	CFO

[Signature Page to Amended and Restated Lease Agreement]

EXHIBIT 1.1.1

LEGAL DESCRIPTION

THE DAVENPORT

Beginning at a point, said point being the intersection of the westerly sideline of First Street, and the northerly sideline of Thorndike Street in the City of Cambridge, County of Middlesex, Commonwealth of Massachusetts, bounded and described as follows:

N 80° 28’ 11” W	Along the northerly sideline of Thorndike Street a distance of Four Hundred and Thirty-Eight Hundred feet (400.38’) to a point said point being the intersection of the northerly sideline of Thorndike Street and the easterly sideline of Second Street, thence turning and running;

N 09° 31’ 49” E	Along the easterly sideline of Second Street a distance of Sixty and’ No Hundredths feet (60.00’), to a point, thence turning and running;

S 80° 28’ 11” E	A distance of One Hundred and No Hundredths feet (100.00’) to a point, thence turning and running;

N 09° 36’ 54” E	A distance of One Hundred Forty and Seventy-Two Hundredths feet (140.72’) to a point, said point being along the southerly sideline of Otis Street, thence turning and running;

S 80° 21’ 10” E	Along said southerly sideline of Otis Street a distance of Three Hundred and No Hundredths feet (300.00’) to a point, said point being the intersection of said southerly sideline of Otis Street and the westerly-sideline of First Street, thence turning and running;

S 09° 28’ 49” W	Along said westerly sideline of First Street a distance of Two Hundred and Eleven Hundredths feet (200.11’) to the point of beginning.

Exhibit 1.1.1

EXHIBIT 1.1.2, SHEET 1

FLOOR PLAN OF EACH PORTION OF THE PREMISES, THE ATRIUM AND THE

COURTYARD

Exhibit 1.1.2

EXHIBIT 1.1.2, SHEET 2

FLOOR PLAN OF EACH PORTION OF THE PREMISES, THE ATRIUM AND THE

COURTYARD

25 FIRST STREET

Cambridge, Massachusetts

2ND FLOOR PLAN

Exhibit 1.1.2

Suite 200
Suite 200
Atrium
Suite 205
Suite 200
Courtyard
Phase II Premises A
Suite 204
Phase I Premises
Suite 201

Exhibit 1.1.2

EXHIBIT 1.1.2, SHEET 3

FLOOR PLAN OF EACH PORTION OF THE PREMISES, THE ATRIUM AND THE

COURTYARD

Exhibit 1.1.2

EXHIBIT 1.1.2, SHEET 4

FLOOR PLAN OF EACH PORTION OF THE PREMISES, THE ATRIUM AND THE

COURTYARD

25 FIRST STREET

Cambridge, Massachusetts

Exhibit 1.1.2

4TH FLOOR PLAN

Suite 401
Suite 401
Phase II Premises C
Suite 404
Atrium
Put Premises B
Suite 401
Suite 405
Courtyard
Suite 401
Phase II Premises B
Suite 400

Exhibit 1.1.2

EXHIBIT 1.1.3

ANNUAL FIXED RENT RENTAL RATE PER RENTABLE SQUARE FOOT

Time Period	Annual Fixed Rent Per Rentable Square Foot
5/1/16 – 4/30/17	$53.00
5/1/17 – 4/30/18	$54.00
5/1/18 – 4/30/19	$55.00
5/1/19 – 4/30/20	$56.00
5/1/20 – 4/30/21	$57.00
5/1/21 – 4/30/22	$58.00
5/1/22 – 4/30/23	$59.00
5/1/23 – 4/30/24	$60.00
5/1/24 – 4/30/25	$61.00
5/1/25 – 4/30/26	$62.00
5/1/26 – 4/30/27	$63.00
5/1/27 – 10/31/27	$64.00

Exhibit 1.1.3

EXHIBIT 1.1.4

SAMPLE RENT CHART

Time Period	Annual Fixed Rent	Monthly Installment	Annual Fixed Rent Per Rentable Square Foot
			Existing Premises	Expansion Premises
9/1/17 – 4/30/18	$7,847,159.00*	$653,930.00*	See Exhibit 1.1.5	$54.00
5/1/18 – 4/30/19	$8,010,327.00	$667,527.22	See Exhibit 1.1.5	$55.00
5/1/19 – 4/30/20	$8,199,998.00	$683,333.15	See Exhibit 1.1.5	$56.00
5/1/20 – 11/30/20	$8,336,045.00*	$694,670.45*	See Exhibit 1.1.5	$57.00

Time Period	Annual Fixed Rent	Monthly Installment	Annual Fixed Rent Per Rentable Square Foot
12/1/20 – 4/30/21	$10,570,536.00*	$880,878.00*	$57.00
5/1/21 – 4/30/22	$10,755,984.00	$896,332.00	$58.00
5/1/22 – 4/30/23	$10,941,432.00	$911,786.00	$59.00
5/1/23 – 4/30/24	$11,126,880.00	$927,240.00	$60.00
5/1/24 – 4/30/25	$11,312,328.00	$942,694.00	$61.00
5/1/25 – 4/30/26	$11,497,776.00	$958,148.00	$62.00
5/1/26 – 4/30/27	$11,683,224.00	$973,602.00	$63.00
5/1/27 – 10/31/27	$11,868,672.00*	$989,056.00*	$64.00

*	Annualized

Exhibit 1.1.4

EXHIBIT 1.1.5

ANNUAL FIXED RENT RENTAL RATE FOR THE EXISTING PREMISES

FROM NOVEMBER 1, 2015 THROUGH NOVEMBER 30, 2020

Suite 100 Portion of the Existing Premises
Time Period	Annual Fixed Rent Per Rentable Square Foot
11/1/15 – 10/31/16	$34.15
11/1/16 – 10/31/17	$35.15
11/1/17 – 11/30/18	$36.15
12/1/18 – 11/30/19	$37.15
12/1/19 – 11/30/20	$38.15

Suite 104 Portion of the Existing Premises
Time Period	Annual Fixed Rent Per Rentable Square Foot
11/1/15 – 10/31/16	$32.65
11/1/16 – 10/31/17	$33.65
11/1/17 – 10/31/18	$34.65
11/1/18 – 11/30/18	$36.15
12/1/18 – 11/30/19	$37.15
12/1/19 – 11/30/20	$38.15

Suite 105 Portion of the Existing Premises
Time Period	Annual Fixed Rent Per Rentable Square Foot
11/1/15 – 11/30/15	$33.15
12/1/15 – 11/30/16	$34.15
12/1/16 – 11/30/17	$35.15
12/1/17 – 11/30/18	$36.15
12/1/18 – 11/30/19	$37.15
12/1/19 – 11/30/20	$38.15

Exhibit 1.1.5

Suite 106 Portion of the Existing Premises
Time Period	Annual Fixed Rent Per Rentable Square Foot
11/1/15 – 11/30/15	$33.15
12/1/15 – 11/30/16	$34.15
12/1/16 – 11/30/17	$35.15
12/1/17 – 11/30/18	$36.15
12/1/18 – 11/30/19	$37.15
12/1/19 – 11/30/20	$38.15

Suite 108 Portion of the Existing Premises
Time Period	Annual Fixed Rent Per Rentable Square Foot
11/1/15 – 11/30/15	$33.15
12/1/15 – 11/30/16	$34.15
12/1/16 – 11/30/17	$35.15
12/1/17 – 11/30/18	$36.15
12/1/18 – 11/30/19	$37.15
12/1/19 – 11/30/20	$38.15

Suite 114 Portion of the Existing Premises
Time Period	Annual Fixed Rent Per Rentable Square Foot
11/1/15 – 11/30/15	$33.15
12/1/15 – 11/30/16	$34.15
12/1/16 – 11/30/17	$35.15
12/1/17 – 11/30/18	$36.15
12/1/18 – 11/30/19	$37.15
12/1/19 – 11/30/20	$38.15

Suite 200 Portion of the Existing Premises
Time Period	Annual Fixed Rent Per Rentable Square Foot
11/1/15 – 11/30/15	$33.15
12/1/15 – 11/30/16	$34.15
12/1/16 – 11/30/17	$35.15
12/1/17 – 11/30/18	$36.15
12/1/18 – 11/30/19	$37.15
12/1/19 – 11/30/20	$38.15

Exhibit 1.1.5

Suite 205 Portion of the Existing Premises
Time Period	Annual Fixed Rent Per Rentable Square Foot
11/1/15 – 8/31/16	$24.15
9/1/16 – 11/30/16	$34.15
12/1/16 – 11/30/17	$35.15
12/1/17 – 11/30/18	$36.15
12/1/18 – 11/30/19	$37.15
12/1/19 – 11/30/20	$38.15

Suite 401 Portion of the Existing Premises
Time Period	Annual Fixed Rent Per Rentable Square Foot
11/1/15 – 11/30/15	$33.15
12/1/15 – 11/30/16	$34.15
12/1/16 – 11/30/17	$35.15
12/1/17 – 11/30/18	$36.15
12/1/18 – 11/30/19	$37.15
12/1/19 – 11/30/20	$38.15

Suite 405 Portion of the Existing Premises
Time Period	Annual Fixed Rent Per Rentable Square Foot
11/1/15 – 11/30/15	$33.15
12/1/15 – 11/30/16	$34.15
12/1/16 – 11/30/17	$35.15
12/1/17 – 11/30/18	$36.15
12/1/18 – 11/30/19	$37.15
12/1/19 – 11/30/20	$38.15

Delayed Portion of the Existing Premises
Time Period	Annual Fixed Rent Per Rentable Square Foot
Delayed Portion of the Existing Premises Commencement Date – Day Immediately Preceding the Delayed Portion of the Existing Premises Rent Commencement Date	$-0-
Delayed Portion of the Existing Premises Rent Commencement Date – 11/30/16	$34.15
12/1/16 – 11/30/17	$35.15
12/1/17 – 11/30/18	$36.15
12/1/18 – 11/30/19	$37.15
12/1/19 – 11/30/20	$38.15

Exhibit 1.1.5

EXHIBIT 2.1

REVISED RENTABLE AREA OF PREMISES AND PUT PREMISES BEFORE AND

AFTER THE SUBSTANTIAL FULL OCCUPANCY COMMENCEMENT DATE

Portion of the Premises	Prior to Substantial Full Occupancy Commencement Date	On and After Substantial Full Occupancy Commencement Date
Existing Premises
Suite 100 Portion of the Existing Premises	8,794	8,882
Suite 104 Portion of the Existing Premises	5,631	5,688
Suite 105 Portion of the Existing Premises	2,269	2,292
Suite 106 Portion of the Existing Premises	2,207	2,229
Suite 108 Portion of the Existing Premises	6,337	6,401
Suite 114 Portion of the Existing Premises	4,095	4,136
Suite 200 Portion of the Existing Premises	35,803	36,162
Suite 205 Portion of the Existing Premises	8,258	8,341
Suite 401 Portion of the Existing Premises	32,134	32,456
Suite 405 Portion of the Existing Premises	6,426	6,490
Delayed Portion of the Existing Premises	6,607	6,673
Total	118,561	119,750

Expansion Premises
Phase I Premises	8,143	8,225
Phase II Premises A	4,996	5,046
Phase II Premises B	8,202	8,284
Phase II Premises C	2,712	2,739
Phase III Premises	42,834	43,264
Total	66,887	67,558

Put Premises (if Tenant does not lease the Basement Put Premises)
Put Premises A	16,451	16,616
Put Premises B	2,223	2,245
Put Premises C	10,440	10,545
Total	29,114	29,406

Put Premises (if Tenant leases the Basement Put Premises)
Put Premises A	16,451	16,616
Put Premises B	2,223	2,245
Put Premises C	10,440	10,545
Basement Put Premises	N/A	6,078	*
Total	29,114	35,379	*

*	Subject to Sections 3.4(A) and 3.4(C) of the Lease

Exhibit 2.1

EXHIBIT 2.2.1, SHEET 1

FLOOR PLAN OF CERTAIN COMMON AREAS ON FLOOR 2

Exhibit 2.2.1

EXHIBIT 2.2.1, SHEET 2

FLOOR PLAN OF CERTAIN COMMON AREAS ON FLOOR 3

25 FIRST STREET

Cambridge, Massachusetts

3RD FLOOR PLAN

Exhibit 2.2.1

Phase 3
Phase 3
Phase 3
Put Premises A
Phase 3
Phase 3
Phase 3
Floor 3 Common Area A
Floor 3 Common Area B

Exhibit 2.2.1

EXHIBIT 2.2.1, SHEET 3

FLOOR PLAN OF CERTAIN COMMON AREAS ON FLOOR 4

Exhibit 2.2.1

EXHIBIT 3.1

FORM OF COMMENCEMENT DATE AGREEMENT

Reference is made to that certain Lease dated             , 20    , by and between JAMESTOWN PREMIER DAVENPORT, LLC, a Delaware limited liability company (hereinafter referred to as “Landlord”), and HUBSPOT, INC., a Delaware corporation (hereinafter referred to as “Tenant”).

This Commencement Date Agreement is applicable to the following Portion of the Premises demised under said Lease:                      rentable square feet on the                      floor of the Building (i.e., Phase     ).

Landlord and Tenant hereby confirm and agree that: (i) the Commencement Date with respect to such Portion of the Premises is                     , and (ii) the Rent Commencement Date with respect to such Portion of the Premises is                     .

This Commencement Date Agreement is executed as a sealed instrument as of             , 20    .

LANDLORD:

JAMESTOWN PREMIER DAVENPORT, LLC, a Delaware limited liability company

By
Name:
Title:

TENANT:

HUBSPOT, INC., a Delaware corporation

By:
Name:
Title:

Exhibit 3.1

EXHIBIT 3.3

LEASES FOR THE PUT PREMISES TENANTS

	Put Premises A	Put Premises B	Put Premises C
Name of Tenant	ATLAS VENTURES	ATLAS VENTURES	NPG

Location	Third (3rd) Floor	Fourth (4th) Floor	First (1st) Floor

Rentable Square Feet (prior to the Substantial Full Occupancy Commencement Date)	16,451	2,223	10,440

Rentable Square Feet (after the Substantial Full Occupancy Commencement Date)	16,616	2,245	10,545

Expiration Date	10/31/1017	10/31/2017	4/30/2018

Tenant Options	One (1) period of five years	One (1) period of five years	One (1) period of five years

Exhibit 3.3

EXHIBIT 3.4.1

FLOOR PLAN OF THE BASEMENT PUT PREMISES

25 FIRST STREET

Cambridge, Massachusetts

Exhibit 3.4.1

BASEMENT PLAN

Storage Space Upon Substantial Full Occupancy

- Basement Storage Premises
- Basement Put Premises

Exhibit 3.4.1

EXHIBIT 3.4.2

BASEMENT PUT PREMISES ANNUAL FIXED RENT RENTAL RATE

Time Period	Annual Fixed Rent Per Rentable Square Foot
5/1/16 – 4/30/17	$47.00
5/1/17 – 4/30/18	$48.00
5/1/18 – 4/30/19	$49.00
5/1/19 – 4/30/20	$50.00
5/1/20 – 4/30/21	$51.00
5/1/21 – 4/30/22	$52.00
5/1/22 – 4/30/23	$53.00
5/1/23 – 4/30/24	$54.00
5/1/24 – 4/30/25	$55.00
5/1/25 – 4/30/26	$56.00
5/1/26 – 4/30/27	$57.00
5/1/27 – 10/31/27	$58.00

Exhibit 3.4.2

EXHIBIT 3.4.3

BASEMENT PUT PREMISES DELIVERY CONDITION

1.	A contiguous vapor barrier installed at all exterior walls, including fire stopping per code to the extent required for the existing (i.e., as of the Execution Date of the Lease) condition.

2.	Exterior walls framed with a metal stud wall, insulation and one layer of gypsum board at approximate limit of existing concrete curb.

3.	A West Mechanical Room constructed approximately 6’×10’ in plan. This room will house a future heat pump, and city sanitary drain connections to the street.

4.	An East Mechanical Room constructed approximately 6’ × 20’ in plan. This room will house the existing water main valves, and future heat pump.

5.	(2) Existing condensers hung from ceiling relocated to the East Mechanical Room.

6.	(1) Existing hot water heater hung from ceiling relocated to the East Mechanical Room.

7.	Shell condition life safety devices installed including horn strobe and exit signs.

8.	Relocation of existing sanitary drain piping to the exterior perimeter of the space and as close as existing conditions and code required pitch allows.

9.	Relocation of welded condenser water piping to the exterior perimeter and or tight to the underside of framing, as code and other drain piping taking precedence allows.

10.	Relocation of electrical conduit to perimeter walls and or above elevation of existing sprinkler pipe.

11.	Removal of abandoned electrical conduit.

12.	Removal of abandoned ductwork at the exterior wall.

13.	Removal of abandoned piping and under slab conduit.

14.	Nominal ceiling height of 7’-0” from slab elevation to lowermost piping.

15.	Perimeter walls sheetrocked and ready for wall covering.

Existing Utility and Egress Conditions:

1.	Code complaint sprinkler coverage.

2.	Shell condition life safety devices.

3.	Sanitary drain invert at approximately 48” above finished floor.

4.	Access to cold water connection.

5.	Fresh air and exhaust venting access via exterior windows.

6.	Routing for electrical feeders from main distribution panel.

7.	Bringing electrical capacity comparable to Floors 1-4 to the Basement Put Premises.

8.	Routing for data feeders from telecom distribution room.

9.	Access to building egress stairwell.

10.	HVAC equipment with tonnage capable of serving 500 per square foot per ton

Exhibit 3.4.3

EXHIBIT 4.1

WORK LETTER

This Exhibit is attached to and made a part of that certain Lease Agreement dated as of the 1st day of November, 2015 (the “Amended and Restated Lease”), by and between JAMESTOWN PREMIER DAVENPORT, LLC, a Delaware limited liability company, (“Landlord”) and HUBSPOT, INC., a Delaware corporation (“Tenant”).

1.	EXISTING PREMISES.

A. “As-is Condition”. Tenant confirms and acknowledges that Tenant is currently in possession of the Existing Premises and is operating its business therein pursuant to the provisions of the Lease. Tenant is aware of the existing condition of the Existing Premises and agrees that, subject to Section 5.1(C) of the Lease, as of the Execution Date (a) to take the Existing Premises on a strictly “as-is” and “where is” condition, provided, however, the foregoing shall not limit Landlord’s repair and other obligations under this Lease, (b) that neither Landlord nor Landlord’s agents have made any representations or warranties with respect to the Existing Premises or the Building except as expressly set forth herein, and (c) that Landlord has no obligation to perform any work, supply any materials, incur any expense (except for Landlord’s Base Contribution, as hereinafter defined) or make any alterations, additions or improvements to the Existing Premises. Nothing herein contained shall in any way diminish or affect Landlord’s on-going repair, maintenance and/or replacement or service obligations under Article 7 of the Lease.

B. Tenant’s Existing Premises Work. Tenant may perform the leasehold improvements to refurbish the Existing Premises (“Tenant’s Existing Premises Work”) in accordance with plans and specifications (“Tenant’s Existing Premises Plans”), which shall be submitted to Landlord for its approval, as hereinafter set forth. Tenant’s Existing Premises Work shall be performed in accordance with Article 9 of the Lease. Except for Landlord’s Base Contribution, Tenant’s Existing Premises Work shall be performed at Tenant’s sole cost and expense, using Building standard methods, materials, and finishes. Notwithstanding anything to the contrary contained in the Lease, Tenant shall be permitted to use its own general contractor and subcontractors to perform Tenant’s Existing Premises Work, which contractors and subcontractors shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall not be required to use union labor for the Tenant’s Existing Premises Work unless required by law.

C. Labor Harmony Delay. Each party shall use reasonable efforts to cause its contractors and labor performing any work in or about the Building to work harmoniously together. However, if any Project (as hereinafter defined) performed, on or before February 1, 2018, by Tenant with respect to any Portion of the Premises is actually delayed by reason of labor disputes arising solely from contractors or labor engaged by or under Landlord (“Labor Harmony Delay”): (i) Landlord and Tenant shall each use reasonable, good faith efforts (including, without limitation, authorizing overtime work and other measures and, with respect to Landlord, postponing any work by Landlord which may reasonably overcome the delay in the performance of the Project arising from such Labor Harmony Delay), an (ii) so long as Tenant

Exhibit 4.1

uses such reasonable efforts, any such Labor Harmony Delay shall be deemed to be a Landlord Delay with respect to such Project. For the avoidance of doubt, in no event shall there be any Landlord Delay arising from any Labor Harmony Delay with respect to any period of time when Landlord is not engaging any contractor or labor in or about the Building who is involved in a labor dispute or causing any labor disharmony. Landlord shall not designate the Building as a union building at any time prior to February 1, 2018.

2.	EXPANSION PREMISES.

A. Each Portion of the Expansion Premises shall be leased by Tenant “as-is” and “where is”, in the condition in which such Portion of the Expansion Premises is in as of the respective Commencement Date with respect to such Portion of the Expansion Premises but subject to Section 5.1(C), and without Landlord or Landlord’s agents having made any representations or warranties with respect to the Expansion Premises or the Building, provided, however, nothing herein contained shall in any way diminish or affect Landlord’s on-going repair, maintenance and/or replacement or service obligations under Article 7 of the Lease. Except as expressly set forth herein, Landlord has no obligation to perform any work, supply any materials, incur any expense (except for Landlord’s Base Contribution) or make any alterations, additions or improvements to the Expansion Premises.

B. Tenant’s Expansion Premises Work. Tenant shall perform the leasehold improvements to prepare the Delayed Portion of the Existing Premises and the Expansion Premises for Tenant’s occupancy (“Tenant’s Expansion Premises Work”) in accordance with plans and specifications (“Tenant’s Expansion Premises Plans”), which shall be submitted to Landlord for its approval, as hereinafter set forth. Tenant’s Expansion Premises Work shall be performed in accordance with Article 9 of the Lease. Except for Landlord’s Base Contribution, Tenant’s Expansion Premises Work shall be performed at Tenant’s sole cost and expense, using Building standard methods, materials, and finishes. Notwithstanding anything to the contrary contained in the Lease, Tenant shall be permitted to use its own general contractor and subcontractors to perform Tenant’s Expansion Premises Work, which contractors and subcontractors shall be subject to Landlord’s prior approval, which shall not be unreasonably withheld, conditioned or delayed. Tenant shall, as part of Tenant’s Expansion Premises Work, incur at least $40.00 per rentable square foot in Permitted Costs, as hereinafter defined, for leasehold improvements in each Portion of the Expansion Premises. Tenant shall not be required to use union labor for the Tenant’s Expansion Premises Work unless required by law.

3.	LANDLORD’S BASE CONTRIBUTION

A. Landlord’s Base Contribution. Landlord shall, in the manner hereinafter set forth, provide Tenant with Landlord’s Base Contribution to be used to pay for Permitted Costs, as hereinafter defined, incurred by Tenant in connection with Tenant’s Existing Premises Work and Tenant’s Expansion Premises Work. Landlord’s Base Contribution shall not exceed $7,758,706.83 (“Maximum Contribution”). “Permitted Costs” shall be defined as Hard Costs and Soft Costs, each as hereinafter defined. “Hard Costs” shall be defined as the cost of acquisition and installation of leasehold improvements, demolition, common area work, and building permits, construction management fees, the cost of relocating the reception desk pursuant to Section 2.2(D) of the Lease and the cost of constructing the Roof Deck and the Soda

Exhibit 4.1

Fountain. “Soft Costs” shall include the costs of furniture, fixtures and equipment installed by Tenant in the Existing Premises and/or Expansion Premises, architectural, engineering and design fees and data/telecom cabling. “Signage Costs” shall include any costs associated with the installation of signage pursuant to the signage rights granted to Tenant herein. “Landlord’s Base Contribution” shall be the lesser of (i) the actual Permitted Costs incurred by Tenant and (ii) the Maximum Contribution. Each of the following shall be defined as a “Project”: (a) the initial improvements constructed by Tenant in the Existing Premises (except the Delayed Portion of the Existing Premises) shall be deemed to be a single “Project” (the “Existing Premises Project”), (b) the initial improvements constructed by Tenant in the Delayed Portion of the Existing Premises shall be deemed to be a single “Project”, (c) the initial improvements constructed by Tenant in each of the five Portions of the Expansion Premises (i.e., Tenant’s Expansion Premises Work in each of the five Portions of the Expansion Premises) shall each be defined as a single “Project”, and (d) Tenant may designate, by written notice to Landlord up to ten (10) separate Common Area Projects (each, a “Common Area Project”), each of which shall consist of initial leasehold improvements made by Tenant to the Common Areas of the Building and the Lot, including the Roof Deck. Landlord shall receive a Construction Management Fee with respect to each Project, which Construction Management Fee shall, subject to the next following sentence, be equal to one percent (1%) of the sum of (i) Hard Costs plus (ii) any architectural, engineering and designs costs incurred with respect to any such Project. Such Construction Management Fee shall be deducted from Landlord’s Base Contribution. Tenant shall also reimburse Landlord for any reasonable third party fees (e.g., the cost of reviewing Tenant’s plans by a structural engineer, MEP engineer and/or security consultant, if Landlord reasonably deems that such review is necessary) incurred to review Tenant’s plans for each Project. Notwithstanding the foregoing, the amount of Construction Management Fee with respect to the Existing Premises Project shall be reduced by $4,308.12.

B. Disbursement Procedures.

(1) Except in connection with disbursement of Soft Costs (see Section 3B(2) below), Tenant shall only have the right to submit Requisitions on account of Landlord’s Base Contribution upon final completion of each Project. Provided there shall then exist no monetary or material non-monetary default of Tenant under the Lease at the time that Tenant submits a requisition (“Requisition”) to reimbursed by Landlord from Landlord’s Base Contribution for Permitted Costs incurred by Tenant in performing a Project, Landlord shall pay the cost of the work shown on such Requisition within thirty (30) days of Landlord’s receipt of such Requisition. If requested by Tenant at the time of Tenant’s submission of such Requisition, Landlord shall make such payment directly to Tenant’s contractor(s). If Landlord declines to fund any Requisition on the basis of a default of Tenant under the Lease, provided that the Lease is in full force and effect and Tenant cures such default in accordance with the terms and conditions of the Lease, then, subject to the provisions set forth herein, Tenant shall have the right to resubmit such declined Requisition, and Landlord shall pay any amounts properly due under such resubmitted Requisition. Each Tenant Requisition shall be accompanied by the following: (i) a reasonably detailed breakdown of the Permitted Costs for the Project in question, (ii) copies of all Applications for Payment (substantially on the standard AIA form) from Tenant’s contractor for all contractor charges included in the Requisition, (iii) copies of invoices for any architectural fees and other costs not covered by a contractor’s Application for Payment that are included in the Tenant’s Requisition, (iv) a certification by an appropriate officer of

Exhibit 4.1

Tenant or by Tenant’s architect that all of the construction work to be paid for Landlord’s Base Contribution has been completed in a good and workmanlike manner, in accordance plans and specifications approved by Landlord, (v) final executed waivers of mechanic’s or material supplier’s liens (in the form attached hereto at Schedule 1) waiving, releasing and relinquishing all liens, claims and rights to lien under Applicable Laws on account of any labor, materials and/or equipment furnished by any party with respect to the work shown on the Requisition, and (vi) a certification by an appropriate officer of Tenant that Tenant has made (or upon receipt of the amount requested in the Tenant’s Requisition shall make) full payment for all of the work and other costs in connection with such Project. Such Requisition shall also be accompanied by all items required to be delivered by Tenant in connection with such Project pursuant to Article 9 of the Lease.

(2) Soft Cost Requisitions. Notwithstanding the foregoing, after the commencement of the performance of leasehold improvements for any Project, Tenant may, in accordance with the provisions of this Section 3B(2), submit Soft Costs Requisitions, as hereinafter defined, to Landlord, for payment of Soft Costs incurred by Tenant in connection with such Project on a monthly basis. Soft Cost Requisitions may not be submitted more frequently than one time per calendar month. A “Soft Cost Requisition” shall consist of a written request for payment which is accompanied by (a) paid invoices with respect to evidencing the amount of Soft Costs sought to be reimbursed pursuant to such Soft Cost Requisition, and (b) if the architect, vendor or other service provider has the right to record mechanics liens based upon the service or item covered by such Soft Cost Requisition, written lien waivers, in form reasonably acceptable to Landlord, from such architect, vendor or other service provider. For the avoidance of doubt, Tenant’s right to submit monthly Soft Cost Requisitions shall be subject to the Soft Cost Cap (as such term is defined below). Provided there shall then exist no monetary or material non-monetary default of Tenant under the Lease at the time that Tenant submits a requisition to be reimbursed by Landlord from Landlord’s Base Contribution for Permitted Costs Landlord shall pay the cost of the work shown on such Soft Cost Requisition within thirty (30) days of Landlord’s receipt of such Soft Cost Requisition. If Landlord declines to fund any Soft Cost Requisition on the basis of a monetary or material non-monetary default of Tenant under the Lease, provided that the Lease is in full force and effect and Tenant cures such default in accordance with the terms and conditions of the Lease, then, subject to the provisions set forth herein, Tenant shall have the right to resubmit such declined Soft Cost Requisition, and Landlord shall pay any amounts properly due under such resubmitted Soft Cost Requisition.

(3) Tenant’s Right of Offset. If Landlord fails timely to pay any portion of Landlord’s Base Contribution properly due to Tenant pursuant to this Exhibit 4.1, and if Landlord fails to cure such failure within ten (10) days after Landlord receives written notice of such failure from Tenant, then Tenant shall have the right to deduct such amount from the next installment(s) of Annual Fixed Rent thereafter due under the Lease. Any dispute as to whether Landlord has properly withheld any payment of Landlord’s Base Contribution shall be resolved in accordance with the arbitration procedures set forth in Section 16.33.

Exhibit 4.1

C. Conditions to Payment of Landlord’s Base Contribution. Notwithstanding anything to the contrary herein contained:

(1) Except with respect to work and/or materials previously paid for by Tenant, as evidenced by paid invoices and written lien waivers provided to Landlord, Landlord shall have the right with respect to any Tenant contractor or vendor that has filed a lien against the Property for work performed, or claimed to be performed, which has not been discharged or bonded over, to have Landlord’s Base Contribution paid to both Tenant and such contractor or vendor jointly, or directly to such contractor or vendor.

(2) Landlord shall have no obligation to pay Landlord’s Base Contribution in respect of any Requisition submitted after December 31, 2020 (the “Outside Requisition Date”).

(3) Tenant shall not be entitled to any unused portion of Landlord’s Base Contribution.

(4) Tenant may not use more than ten percent (10%) of Landlord’s Base Contribution to pay for Soft Costs (the “Soft Cost Cap”).

(5) Tenant may not use Landlord’s Base Contribution to pay for Signage Costs.

4.	PLANS

Landlord and Tenant shall cooperate with each other in the design process for each Project (collectively, “Tenant’s Work”). Tenant shall submit to Landlord for Landlord’s approval a full set of construction drawings for each Project (collectively “the Plans”), at least twenty one (21) days prior to Tenant’s anticipated work start date for such Project. The Plans shall contain at least the information required by, and shall conform to the requirements of, applicable law, and shall contain all information required for the issuance of a building permit for the work shown thereon. Landlord must approve or state the reasons for disapproval of the Plans within seven (7) business days of receipt of the Plans. Landlord’s approval of the Plans shall not be unreasonably withheld, conditioned or delayed. Landlord’s approval is solely given for the benefit of Landlord under this Section 5 and neither Tenant nor any third party shall have the right to rely upon Landlord’s approval of Tenant’s plans for any other purpose whatsoever. Tenant shall be responsible for all elements of the design of Tenant’s Plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s Plans shall in no event relieve Tenant of the responsibility for such design.

5.	QUALITY AND PERFORMANCE OF WORK.

(A) Quality of Work. All construction work required or permitted by this Lease shall be done in a good and workmanlike manner and in compliance with all Applicable Laws and all insurance requirements.

(B) Correction of Defects. Tenant warrants to Landlord that Tenant’s Work will be performed free from defects in workmanship and materials (“Tenant’s Warranty”). Tenant’s Warranty shall be subject to the exclusions which are set forth in Section 3.5.1 of the form A201

Exhibit 4.1

General Conditions published by the American Institute of Architects (1997 edition). Tenant’s obligations under this Section 8(B) shall only apply during the Warranty Period, as hereinafter defined. The “Warranty Period” shall be twelve (12) months after the applicable Commencement Dates; however, Tenant agrees to notify Landlord promptly after Tenant’s discovery of any alleged defect. The Warranty Period shall apply to any defect which Tenant either discovers or of which Landlord notifies Tenant during such Warranty Period. Tenant agrees to correct or repair, at Tenant’s expense, items which are in breach of Tenant’s Warranty or which do not conform materially to the work contemplated in Tenant’s Plans.

6. DISPUTES. Any dispute between the parties with respect to the provisions of this Exhibit shall be submitted to arbitration in accordance with Section 16.

Exhibit 4.1

SCHEDULE 1

FORMS OF

PARTIAL WAIVER OF LIEN

(Contractor)

COMMONWEALTH OF MASSACHUSETTS:	Date:

COUNTY	Application for Payment No.:

OWNER:

CONTRACTOR:

1.	Original Contract Amount:	$

2.	Approved Change Orders:	$

3.	Adjusted Contract Amount:	$
(line 1 plus 2)

4.	Completed to Date:	$

5.	Less Retainage:	$

6.	Total Payable to Date:	$
(line 4 less line 5)

7.	Less Previous Payments:	$

8.	Current Amount Due:	$
(line 6 less line 7)

9.	Pending Change Orders:	$

10.	Disputed Claims:	$

The undersigned who has a contract with                                          for furnishing labor or materials or both labor and materials or rental equipment, appliances or tools for the erection, alteration, repair or removal of a building or structure or other improvement of real property known and identified as                      located in                      (city or town),                      County, Commonwealth of Massachusetts and owned by                     , upon receipt of                      ($        ) in payment of an invoice/requisition/application for payment dated                      does hereby:

(a) waive any and all liens and right of lien on such real property for labor or materials, or both labor and materials, or rental equipment, appliances or tools, performed or furnished through the following date:                      (“Application for Payment Date”), except for retainage, unpaid, agreed or pending change orders, and disputed claims (“Disputed Claims”) as stated above;

Schedule 1

(b) release and forever discharge the Owner, and its subsidiaries, officers, directors, agents, attorneys, successors, and assigns of and from all debts, demands, actions, causes of action, liens, suits, accounts, covenants, contracts, bonds, claims, damages, and any and all claims, demands and liabilities whatsoever, of every name and nature, both in law and equity, which the undersigned now has, ever had or ever will have, whether known or unknown, arising from, in connection with, or in any way relating to any work or labor performed and any materials, machinery, equipment, services, insurance, bonds or supplies furnished in connection with the Project through the Application for Payment Date; and

(c) certify and warrant that all persons, parties, or entities that furnished materials and performed labor, or either, to, for or through the undersigned in connection with the Project have been paid in full and the undersigned further certifies and warrants that all taxes, benefits, assessments and bills of any other descriptive title for labor performed, materials furnished, and equipment supplied to, for or through the undersigned through the Application for Payment Date in connection with the Project have been paid in full.

The undersigned intends that this instrument shall be a recordable notice within the meaning of G.L.c.254, §10 partially dissolving any lien which the undersigned may now have or be entitled to have on account of work performed through Application for Payment Date to the extent payment is received, except for the Disputed Claims amount, if any.

Signed under the penalties of perjury this      day of         , 20    .

CONTRACTOR

By:
(Name) (Title)
Hereunto Duly Authorized

Witness Date

COMMONWEALTH OF MASSACHUSETTS

COUNTY OF	, 201

On this      day of         , 201  , before me, the undersigned notary public, personally appeared                     who proved to me through satisfactory evidence of identification, which was                     , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose as                     of                     .

Schedule 1

Notary Public
My commission expires:

Schedule 1

SUBCONTRACTOR’S LIEN WAIVER

General Contractor:

Subcontractor:

Owner:

Project:

Total Amount Previously Paid:	$

Amount Paid This Date:	$

Retainage (Including This Payment) Held to Date:	$

In consideration of the receipt of the amount of payment set forth above and any and all past payments received from the Contractor in connection with the Project, the undersigned acknowledges and agrees that it has been paid all sums due for all labor, materials and/or equipment furnished by the undersigned to or in connection with the Project and the undersigned hereby releases, discharges, relinquishes and waives any and all claims, suits, liens and rights under any Notice of Identification, Notice of Contract or statement of account with respect to the Owner, the Project and/or against the Contractor on account of any labor, materials and/or equipment furnished through the date hereof.

The undersigned individual represents and warrants that he is the duly authorized representative of the undersigned, empowered and authorized to execute and deliver this document on behalf of the undersigned and that this document binds the undersigned to the extent that the payment referred to herein is received.

The undersigned represents and warrants that it has paid in full each and every sub-subcontractor, laborer and labor and/or material supplier with whom undersigned has dealt in connection with the Project and the undersigned agrees at its sole cost and expense to defend, indemnify and hold harmless the Contractor against any claims, demands, suits, disputes, damages, costs, expenses (including attorneys’ fees), liens and/or claims of lien made by such sub-subcontractors, laborers and labor and/or material suppliers arising out of or in any way related to the Project.

Schedule 1

Signed under the penalties of perjury as of this      day of             , 201  .

SUBCONTRACTOR:	Signature and Printed Name of
Individual Signing this Lien Waiver

WITNESS:

Name:
Title:

Dated:

Schedule 1

CONTRACTOR’S WAIVER OF CLAIMS AGAINST OWNER AND ACKNOWLEDGMENT OF

FINAL PAYMENT

Commonwealth of Massachusetts	Date:

COUNTY OF	Invoice No.:

OWNER:

CONTRACTOR:

PROJECT:

1.	Original Contract Amount:	$

2.	Approved Change Orders:	$

3.	Adjusted Contract Amount:	$

4.	Sums Paid on Account of Contract Amount:	$

5.	Less Final Payment Due:	$

The undersigned being duly sworn hereby attests that when the Final Payment Due as set forth above is paid in full by Owner, such payment shall constitute payment in full for all labor, materials, equipment and work in place furnished by the undersigned in connection with the aforesaid contract and that no further payment is or will be due to the undersigned.

The undersigned hereby attests that it has satisfied all claims against it for items, including by way of illustration but not by way of limitation, items of: labor, materials, insurance, taxes, union benefits, equipment, etc. employed in the prosecution of the work of said contract, and acknowledges that satisfaction of such claims serves as an inducement for the Owner to release the Final Payment Due.

The undersigned hereby agrees to indemnify and hold harmless the Owner from and against all claims arising in connection with its Contract with respect to claims for the furnishing of labor, materials and equipment by others. Said indemnification and hold harmless shall include the reimbursement of all actual attorney’s fees and all costs and expenses of every nature, and shall be to the fullest extent permitted by law.

The undersigned hereby irrevocably waives and releases any and all liens and right of lien on such real property and other property of the Owner for labor or materials, or both labor and materials, or rental equipment, appliances or tools, performed or furnished by the undersigned, and anyone claiming by, through, or under the undersigned, in connection with the Project.

The undersigned hereby releases, remises and discharges the Owner, any agent of the Owner and their respective predecessors, successors, assigns, employees, officers, shareholders, directors, and principals, whether disclosed or undisclosed (collectively “Releasees”) from and against any and all claims, losses, damages, actions and causes of action (collectively “Claims”) which the undersigned and anyone claiming by, through or under the undersigned has or may have against the Releasees, including, without limitation, any claims arising in connection with the Contract and the work performed thereunder.

Schedule 1

Notwithstanding anything to the contrary herein, payment to the undersigned of the Final Payment Due sum as set forth above, shall not constitute a waiver by the Owner of any of its rights under the contract including by way of illustration but not by way of limitation guarantees and/or warranties. Payment will not be made until a signed waiver is returned to Owner.

The undersigned individual represents and warrants that he/she is the duly authorized representative of the undersigned, empowered and authorized to execute and deliver this document on behalf of the undersigned.

Schedule 1

Signed under the penalties of perjury as of this      day of         ,         .

Corporation

By:
Name:
Title:
Hereunto duly authorized

COMMONWEALTH OF MASSACHUSETTS

COUNTY OF SUFFOLK

On this      day of             , 201  , before me, the undersigned notary public, personally appeared                     , proved to me through satisfactory evidence of identification, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it as                      for                     , a corporation/partnership voluntarily for its stated purpose.

NOTARY PUBLIC
My Commission Expires:

Schedule 1

SUBCONTRACTOR’S FINAL LIEN WAIVER, RELEASE AND INDEMNIFICATION

PROJECT:
OWNER:
CONTRACTOR:
SUBCONTRACTOR:

Total Amount Previously Paid:	$

Retainage Held to Date:	$

Final Amount Due:	$

Amount Paid This Date:	$

In consideration of the receipt of the amount of payment set forth above, which payment represents the final payment due to the undersigned in connection with the Project and the work performed by the Subcontractor in connection with the Project, the Subcontractor does hereby:

(a) acknowledge, warrant, represent, and agree that, upon receipt of the final payment referenced above, the undersigned will have been paid in full for all compensation due to the undersigned, and anyone claiming by, through, or under the undersigned, in connection with the Project;

(b) irrevocably waive and release any and all liens and right of lien on such real property and other property of the owner for labor or materials, or both labor and materials, or rental equipment, appliances or tools, performed or furnished by the undersigned, and anyone claiming by, through, or under the undersigned, in connection with the Project; and

(c) release, remise and discharge the Owner, any partner of Owner, any agent of the Owner, the Contractor, and their respective predecessors, successors, assigns, employees, officers, shareholders, directors, and principals, whether disclosed or undisclosed (collectively “Releasees”) from and against any and all claims, losses, damages, actions and causes of action (collectively “Claims”) which the undersigned and anyone claiming by, through or under the undersigned has or may have against the Releasees, including, without limitation, any claims arising in connection with the Contract and the work performed thereunder.

(d) warrants, represents and guarantees that all labor, services, materials, fixtures, apparatus and/or equipment covered by this or any previous application for payment have been incorporated into the Project and title has passed to the Owner or, in the case of materials, fixtures, apparatus and/or equipment stored at the site or at some other location previously agreed to by the Owner, title will pass to the Owner upon receipt of the Final Amount Due, free and clear of all liens, claims, security interests or encumbrances.

(e) warrants, represents and guarantees that no labor, services, materials, fixtures, apparatus and/or equipment provided by the Subcontractor, or any previous Application for Payment, have been acquired subject to an agreement under which any interest or encumbrance is retained by the seller or any other person.

Schedule 1

Without limiting the foregoing, the undersigned acknowledges and agrees that it has been paid all sums due for all labor, materials and/or equipment furnished by the undersigned to or in connection with the Project and the undersigned hereby releases, discharges, relinquishes and waives any and all claims, suits, liens and rights under any Notice of Indemnification, Notice of Contract or statement of account with respect to the Contract, the Owner/Releasees, and/or the Project on account of any labor, materials and/or equipment furnished thereunder.

The undersigned individual represents and warrants that he/she is the duly authorized representative of the undersigned, empowered and authorized to execute and deliver this document on behalf of the undersigned.

The undersigned represents and warrants that it has paid through the date of the prior requisition, and it will pay in full, from the payment received from Contractor, each and every sub-subcontractor (of whatever tier), laborer and labor and/or materials supplier with whom undersigned has dealt in connection with the Project and all taxes and benefits on account thereof and the undersigned agrees at its sold cost and expenses to defend, indemnify and hold harmless the Owner/Releasees against any claims, demands, suits, disputes, damages, costs, expenses (including attorneys’ fees), liens and/or claims of lien made by such sub-subcontractors, laborers and labor and/or material suppliers arising out of or in any way related to the Project. This document is to take effect as a sealed document.

Signed under the penalties of perjury as of this      day of         , 201  .

Corporation

By:
Title Date
Hereunto Duly Authorized

Schedule 1

COMMONWEALTH OF MASSACHUSETTS

COUNTY OF	, 201

On this      day of         , 201  , before me, the undersigned notary public, personally appeared                      who proved to me through satisfactory evidence of identification, which was                     , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose as                                  of                                 .

Notary Public
My commission expires:

Schedule 1

EXHIBIT 16.10

LIST OF MORTGAGEES

1.	JPMorgan Chase Bank, N.A., Commercial Real Estate Loan Administrator, 700 N. Pearl Street, 13th Floor, Dallas, Texas 75201 (attention: CRELA Manager)

Exhibit 16.10

EXHIBIT 16.13

FORM OF SNDA WITH EXISTING MORTGAGEE

JPMORGAN CHASE BANK, N.A.

(Mortgagee)

- and -

HUBSPOT, INC.

(Tenant)

- and -

JAMESTOWN PREMIER DAVENPORT, LLC

(Landlord)

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

Dated:	As of December 14, 2015

Location:	The Davenport Building, 25 First Street, Cambridge, Massachusetts

PREPARED BY AND UPON
RECORDATION RETURN TO:

Locke Lord LLP
600 Travis, Suite 2800
Houston, Texas 77002
Attention: Ryan Morgan

Exhibit 16.13

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made and entered into as of the 14th day of December, 2015, by and among JPMORGAN CHASE BANK, N.A., a national banking association (“Mortgagee”), HUBSPOT, INC., a Delaware corporation (“Tenant”), and JAMESTOWN Premier Davenport, LLC, a Delaware limited liability company (“Landlord”).

RECITALS:

A. Landlord owns, leases or controls the land (“Land”) described in Exhibit A attached hereto and the building and related improvements located thereon (the “Building”; the Land and Building are collectively referred to as the “Property”).

B. Under the terms of a certain Amended and Restated Lease (as the same has been, and may be further, amended, restated, assigned, supplemented or otherwise modified, the “Lease”) dated as of November 1, 2015, between Tenant and Landlord, Tenant has leased a portion of the Building, as more particularly described in the Lease (the “Demised Premises”).

C. Landlord has executed, or will be executing, a mortgage in favor of Mortgagee (the “Mortgage”) pursuant to which Landlord has encumbered or will encumber Landlord’s interest in the Land, Building and Lease to secure, among other things, the payment of certain indebtedness owing by Landlord to Mortgagee as described therein and in all other documents executed by Landlord and evidencing, securing or guaranteeing such indebtedness (collectively, the “Loan Documents”).

D. The parties hereto desire to have the Lease be subordinate to the Mortgage and the lien thereof, to establish certain rights of non-disturbance for the benefit of Tenant under the Lease, and further to define the terms, covenants and conditions precedent for such rights.

AGREEMENT:

NOW, THEREFORE, for good and valuable consideration, the parties hereto mutually agree as follows:

1. Subordination. The Lease, and all of the terms, covenants and provisions thereof and all rights, remedies and options of Tenant thereunder are and shall at all times continue to be subject and subordinate in all respects to the lien of the Mortgage, including without limitation, all renewals, increases, modifications, consolidations, extensions and amendments thereof with the same force and effect as if the Mortgage and the other Loan Documents had been executed, delivered and (in the case of the Mortgage) recorded prior to the execution and delivery of the Lease. Tenant acknowledges that it has been informed that Mortgagee has a right to collect insurance proceeds under the Loan Documents, and Tenant does not object to such right, provided that Landlord must comply with the terms of the Lease.

2. Non-Disturbance. In the event of foreclosure of the Mortgage or conveyance in lieu of foreclosure or the exercise of any similar rights under the Mortgage, which foreclosure or conveyance occurs prior to the expiration of the term of the Lease, including any extensions and renewals of such term now provided thereunder, and so long as Tenant is not in default under any of the terms, covenants and conditions of the Lease beyond any applicable notice and cure periods, Mortgagee agrees on behalf of itself, its successors and assigns, including any purchaser at such foreclosure (each being referred to herein as an “Acquiring Party”), that Tenant shall not be named as a party therein unless such joinder shall be required by law, provided, however, such joinder shall not result in the termination of the Lease or disturb the Tenant’s possession, quiet enjoyment or use of the Demised Premises, and the sale of the Property in any such action or proceeding and the exercise by Mortgagee of any of its other rights under the Mortgage shall be made subject to all rights of Tenant under the Lease (subject to the terms of this Agreement); provided, further, however, that Mortgagee and Tenant agree that the following provisions of the Lease (if any) shall not be binding on Mortgagee or Acquiring Party: any option to purchase or

Exhibit 16.13

any right of first refusal to purchase with respect to the Property, and any provision regarding the use of insurance proceeds or condemnation proceeds with respect to the Property which is inconsistent with the terms of the Mortgage (but Tenant’s rights and Landlord’s obligations set forth in Sections 14.2 and 14.4 of the Lease shall not be affected by this proviso).

3. Attornment. In the event of foreclosure of the Mortgage or conveyance in lieu of foreclosure, which foreclosure or conveyance occurs prior to the expiration date of the term of the Lease, including any extensions and renewals of such term now provided thereunder, Tenant shall, at the election of the Acquiring Party, either: (i) attorn to and recognize the Acquiring Party as the new landlord under the Lease, which Lease shall thereupon become a direct lease between Tenant and the Acquiring Party for the remainder of the term of the Lease (including all extension periods which have been or are hereafter exercised) upon the same terms and conditions as are set forth in the Lease (subject to the terms of this Agreement); or (ii) if the Lease is terminated as a result of rejection in a bankruptcy or similar proceeding, then upon receiving the written request of the Acquiring Party, Tenant shall enter into a new lease of the Demised Premises with the Acquiring Party (a “New Lease”), which New Lease shall be upon the same terms, covenants and conditions as are set forth in the Lease (subject to the terms of this Agreement) for the remainder of the term of the Lease (including all extension periods which have been or are hereafter exercised). In either such event described in the preceding clauses (i) or (ii) of this Section 3 and subject to Tenant’s express rights under the Lease and the terms of this Agreement, Tenant hereby agrees to pay and perform all of the obligations of Tenant pursuant to the Lease (or the New Lease, as applicable) for the benefit of the Acquiring Party. Tenant’s only rights to terminate the Lease are described in Sections 14.2 and 14.4 of the Lease. For all purposes of this Agreement, the word “Lease” shall be deemed to mean the Lease or any such New Lease, as applicable.

4. Limitation of Liability. Notwithstanding anything to the contrary contained herein or in the Lease, in the event of foreclosure of the Mortgage or conveyance in lieu of foreclosure, which foreclosure or conveyance occurs prior to the expiration date of the term of the Lease, including any extensions and renewals of such term now provided thereunder, the liability of Mortgagee, its successors and assigns, or Acquiring Party, as the case may be, shall be limited to its interest in the Property; provided, however, that Mortgagee or Acquiring Party, as the case may be, and their respective successors and assigns, shall in no event and to no extent:

(a) be liable to Tenant for any past act, omission or default on the part of any prior landlord (including Landlord) other than for matters that continue in existence after Mortgagee or Acquiring Party succeeds to the interest of Landlord which are curable by Mortgagee or Acquiring Party, as applicable, and only for the period such act or omission continues after Mortgagee or Acquiring Party succeeds to the interest of Landlord, provided that the foregoing shall not limit Tenant’s express self-help rights set forth in Section 16.19 of the Lease so long as Mortgagee has received a copy of each Tenant’s Self-Help Default Notice;

(b) be liable for or subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord), except that (i) Tenant may exercise its offset and abatement rights expressly set forth in Sections 7.3(B), 16.19(B), and 3(B)(3) of Exhibit 4.1 of the Lease, and (ii) Mortgagee or Acquiring Party shall be liable only with respect to matters that continue in existence after Mortgagee or Acquiring Party succeeds to the interest of Landlord (which may include, to the extent applicable, the offset and abatement rights described in clause (i) of this paragraph) and only for the period after Mortgagee or Acquiring Party acquires title to the Property, and with respect to the offset right set forth in Section 16.19 so long as Mortgagee has received a copy of each Tenant’s Self-Help Default Notice;

(c) be liable for any payment of rent or additional rent which Tenant might have paid for more than one month in advance of the due date thereof or any deposit, rental security or any other sums deposited with any prior landlord (including Landlord), except to the extent such monies are actually received by Mortgagee or Acquiring Party, as applicable;

(d) except with respect to a termination permitted in the Lease upon the occurrence of a casualty or condemnation or any amendment or modification expressly contemplated under the provisions of the Lease as in effect on the date hereof (such as documenting Tenant’s exercise of extension rights set forth in the Lease) or any consents or approvals made by Landlord in accordance with the terms of the Lease, be bound by any amendment, modification or termination of the lease or by any waiver or forbearance on the part of any prior

Exhibit 16.13

landlord (including Landlord), in any case to the extent the same is made or given without the prior written consent of Mortgagee (unless the consent of the Mortgagee thereto is not required or is deemed granted under the Mortgage and/or any other Loan Document, in which event said consent shall not be required), provided that any termination shall be subject to the notice and cure provisions and the New Lease provisions of this Agreement;

(e) be bound by any warranty, representation or indemnity of any nature whatsoever made by any prior landlord (including Landlord) under the Lease including any warranties, representations or indemnities regarding any work required to be performed under the Lease, use, compliance with zoning, hazardous wastes or environmental laws, habitability, fitness for purpose, title or possession, except that the foregoing shall not relieve Acquiring Party of the obligation to perform the repair and maintenance obligations of Landlord under the Lease which accrue from and after the date on which Mortgagee or Acquiring Party acquires title to the Property; or

(f) be liable to Tenant for construction or restoration, or delays in construction or restoration, of the Building or the Demised Premises, or for the obligations of any prior landlord (including Landlord) to reimburse Tenant for or indemnify Tenant against any costs, expenses or damages arising from such construction or any delay in Tenant’s occupancy of the Demised Premises, provided, however, the foregoing shall not limit or postpone Tenant’s express offset right in Section 3(B)(3) of Exhibit 4.1 to the Lease (which shall remain subject to the other provisions of this Agreement) or Tenant’s express termination rights under the Lease for defaults by Landlord in connection with such restoration, provided that any termination right shall be subject to the notice and cure provisions and the New Lease provisions of this Agreement.

5. Rent. Tenant hereby agrees to and with Mortgagee that, upon receipt from Mortgagee of a notice of any default by Landlord under the Mortgage (and the expiration of any applicable notice and/or cure periods), Tenant will pay to Mortgagee directly all rents, additional rents and other sums then or thereafter due under the Lease. In the event of the foregoing, Landlord hereby authorizes Tenant to pay to Mortgagee directly all rents, additional rents and other sums then or thereafter due under the Lease and will credit such payments to Tenant’s obligations under the Lease.

6. No Amendment. Landlord and Tenant each agree not to amend, modify or terminate the Lease in any manner without the prior written consent of Mortgagee (unless the consent of the Mortgagee thereto is not required or is deemed granted under the Mortgage and/or any other Loan Document, in which event said consent shall not be required), except with respect to a termination permitted in the Lease upon the occurrence of a casualty or condemnation or any amendment or modification expressly contemplated under the provisions of the Lease as in effect on the date hereof (such as documenting Tenant’s exercise of extension or expansion rights set forth in the Lease), provided (i) that any termination shall be subject to the notice and cure provisions and the New Lease provisions of this Agreement, (ii) Mortgagee shall not unreasonably withhold or condition its consent to any amendment, modification or termination of the Lease, or any waiver or forbearance relating thereto, and (iii) Mortgagee shall respond to a request for its consent to any such amendment, modification, termination, waiver or forbearance within ten (10) business days after receipt, and Mortgagee’s consent shall be deemed granted in the event Mortgagee fails to respond within said ten (10) business day period.

7. Further Documents. The foregoing provisions shall be self-operative and effective without the execution of any further instruments on the part of any party hereto. Tenant agrees, however, to execute and deliver to Mortgagee or Acquiring Party, as the case may be, or such other person to whom Tenant herein agrees to attorn such other instruments as such party shall reasonably request in order to effectuate said provisions.

8. Notice and Cure. Tenant agrees that if there occurs a default by Landlord under the Lease:

(a) A copy of each notice given by Tenant to Landlord pursuant to the Lease with respect to such default shall also be given simultaneously to Mortgagee, and no such notice shall be effective for any purpose under the Lease unless so given to Mortgagee; and

(b) If Landlord shall fail to cure any such default within the time prescribed by the Lease, Tenant shall give further notice of such fact to Mortgagee. Thereafter, Mortgagee shall have the right (but not the obligation) to remedy any such Landlord default under the Lease, or to cause any such default of Landlord under the

Exhibit 16.13

Lease to be remedied and shall be allowed such additional time as may be reasonably necessary to cure such default or institute and complete foreclosure proceedings (or otherwise acquire title to the Property), so long as (i) in the event Mortgagee elects to cure, Mortgagee commences to cure such default within thirty (30) days after receipt of such further notice and completes such cure within 180 days from receipt of such further notice, and (ii) in the event Mortgagee pursues foreclosure proceedings or other acquisition of title to the Property, Mortgage commences proceedings within forty-five (45) days after such further notice and completes the foreclosure proceedings or otherwise acquires title to the Property within 180 days from receipt of such further notice to Mortgagee. The foregoing provisions of this paragraph shall not inhibit or delay Tenant’s right to exercise the offset, self-help and abatement rights set forth in Sections 7.3(B), 16.19(B), and 3(B)(3) of Exhibit 4.1 of the Lease in accordance with and subject to the other provisions of this Agreement.

9. Notices. All notices, demands, approvals and requests given or required to be given hereunder shall be in writing and shall be deemed to have been properly given upon receipt when personally served or sent by overnight delivery service or upon the third (3rd) business day after mailing if sent by U.S. registered or certified mail, postage prepaid, addressed as follows:

Mortgagee:

JPMorgan Chase Bank, N.A.

Commercial Real Estate Loan Administrator

700 N. Pearl Street, 13th Floor

Dallas, TX 75201

ATTN: CRELA Manager

with a copy to:

Locke Lord LLP

600 Travis, Suite 2800

Houston, Texas 77002

Attention: Brett Hamilton

Landlord:

c/o Jamestown Properties

Ponce City Market, 7th Floor

675 Ponce de Leon Avenue, NE

Atlanta, Georgia 30308

Attn: Shak Presswala

with a copy to:

Goulston & Storrs PC

400 Atlantic Avenue

Boston, Massachusetts 02110

Attn: Raymond M. Kwasnick, Esq.

Tenant:

Hubspot, Inc.

25 First Street

Cambridge, Massachusetts 02141

Attn: General Counsel

Exhibit 16.13

With a copy to:

Goodwin Procter LLP

Exchange Place

Boston, Massachusetts 02109

Attn: Katherine L. Murphy, Esq.

or to such other address in the United States as such party may from time to time designate by written notice to the other parties.

10. Binding Effect. The terms, covenants and conditions hereof shall be binding upon and inure to the benefit of Mortgagee, Landlord and Tenant and their respective successors and assigns.

11. No Oral Modifications. This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by all the parties hereto or their respective successors in interest.

12. Governing Law. This Agreement shall be governed, construed, applied and enforced in accordance with the laws of the State where the Property is located.

13. Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original and all of which together shall constitute one document.

14. Inapplicable Provisions. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect.

15. Authority. Each of the undersigned parties further represents and warrants to the other parties hereto that the person executing this Agreement on behalf of each such party hereto has been duly authorized to so execute this Agreement and to cause this Agreement to be binding upon such party and its successors and assigns.

16. Tenant’s Personal Property. It is expressly agreed to among Mortgagee, Landlord and Tenant that in no event shall the Mortgage cover or encumber (and shall not be construed as subjecting in any manner to the lien thereof) any of Tenant’s moveable trade fixtures, inventory, business equipment, furniture, signs or other personal property at any time placed in, on or about the Property.

17. Subsequent Transfer. If any Acquiring Party, by succeeding to the interest of Landlord under the Lease, should become obligated to perform the covenants of Landlord thereunder, then, upon any transfer of Landlord’s interest in the Building by such Acquiring Party, all obligations shall terminate as to such Acquiring Party with respect to obligations arising after such transfer.

18. Waiver of Jury Trial. LANDLORD, TENANT AND MORTGAGEE HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT.

19. Number and Gender; Terms. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. Capitalized terms used by not defined herein shall have the meanings ascribed in the Lease.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

Exhibit 16.13

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

MORTGAGEE:

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

TENANT:

HUBSPOT, INC., a Delaware corporation

By:
Name:
Title:

LANDLORD:

JAMESTOWN PREMIER DAVENPORT, LLC, a Delaware limited liability company

By:
Name:
Title:

[Signature Page to Subordination, Non-Disturbance and Attornment Agreement]

Exhibit 16.13

ACKNOWLEDGMENTS

STATE OF	)

COUNTY OF	) ss.

On             , 201  , before me,                     , a Notary Public in and for said State, personally appeared                     ,                      of JPMorgan Chase Bank, N.A., a national banking association, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, of the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal

Notary Public

My Commission Expires:

Exhibit 16.13

STATE OF	)

COUNTY OF	) ss.

On             , 201  , before me,                     , a Notary Public in and for said State, personally appeared                     , the                      of HUBSPOT, INC., a Delaware corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, of the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal

Notary Public

My Commission Expires:

Exhibit 16.13

STATE OF GEORGIA	)

COUNTY OF FULTON	) ss.

On this      day of             , 2015, before me,                     , as                      of JAMESTOWN Premier Davenport, LLC, a Delaware limited liability company, proved to me to be the person whose name is signed on the preceding document, through satisfactory evidence of identification, namely, personal knowledge of said individual, and acknowledged to me that he/she signed it voluntarily for its stated purpose.

Notary Public

My Commission Expires:

Exhibit 16.13

EXHIBIT A

LEGAL DESCRIPTION

Tract I - Fee Simple

Beginning at a point, said point being the intersection of the westerly sideline of First Street, and the northerly sideline of Thorndike Street in the City of Cambridge, County of Middlesex, Commonwealth of Massachusetts, bounded and described as follows:

N 80°-28’-11” W	Along the northerly sideline of Thorndike Street a distance of Four Hundred and Thirty-Eight Hundreds feet (400.38’) to a point said point being the intersection of the northerly sideline of Thorndike Street and the easterly sideline of Second Street, thence turning and running;

N 09°-31’-49” E	Along the easterly sideline of Second Street a distance of Sixty and No Hundredths feet (60.00’) to a point thence turning and running;

S 80°-28’-11” E	A distance of One Hundred and No Hundredths feet (100.00’) to a point, thence turning and running;

N 09°-36’-54” E	A distance of One Hundred Forty and Seventy-Two Hundredths feet (140.72’) to a point, said point being along the southerly sideline of Otis Street, thence turning and running;

S 80°-21’-10” E	Along said southerly sideline of Otis Street a distance of Three Hundred and No Hundredths feet (300.00) to a point, said point being the intersection of said southerly sideline of Otis Street and the westerly sideline of First Street, thence turning and running;

S 09°-28’-49” W	Along said westerly sideline of First Street a distance of Two Hundred and Eleven Hundredths feet (200.11) to the point of beginning.

For title see Deed from DWF III Davenport, LLC dated November 24, 2014, recorded with the Middlesex South Registry of Deeds in Book 64564, Page 258 (as to Tract One)

Tract II - Leasehold

The leased portion of the following parcels of land:

Parcel 1 (Registered Land):

A certain piece of land situated in Cambridge, County of Middlesex and Commonwealth of Massachusetts, bounded and described as follows:

Northeasterly by Thorndike Street, one hundred feet;

Southeasterly by First Street, one hundred two and 65/100 feet;

Southwesterly by land now or formerly of Charles M. Irving et al Trs., one hundred feet; and

Northwesterly by land now or formerly of Arthur T. Smith et al Trs., one hundred three and 50/100 feet.

Exhibit A

Exhibit 16.13

All of said boundaries are determined by the Court to be located as shown on a plan, as modified and approved by the Court, filed in the Land Registration Office, a copy of a portion of which is filed in the Registry of Deeds for the South Registry District of Middlesex County in Registration Book 141, Page 333, with Certificate 21982 (Plan No. 11309A). See Certificate 177553.

Parcel 2

A certain piece or parcel of land situated in Cambridge, County of Middlesex and Commonwealth of Massachusetts, bounded and described as follows:

Beginning at a point on the southerly sideline of Thorndike Street at the most northeasterly corner of the parcel to be described, said point being N 80° 28’ 49” W and 100 feet from the southwesterly corner of Thorndike Street and First Street;

THENCE S 09° 31’ 11” W	along land now or formerly of the Tarvis Realty Trust, a distance of 100.00 feet to a point;

THENCE W 80° 28’ 49” W	along land now or formerly of Charles Webb, a distance of 100.09 feet to a point;

THENCE N 09° 38’ 03” E	along land now or formerly of Kolligian Realty Trust, a distance of 100.00 feet to a point on said sideline of Thorndike Street;

THENCE S 80° 28’ 49” E	along said southerly sideline of Thorndike Street, a distance of 99.89 feet to the point of beginning.

Parcel 3

A certain piece or parcel of land situated in Cambridge, County of Middlesex and Commonwealth of Massachusetts, bounded and described as follows:

Beginning at the northwesterly corner of First Street and Spring Street at the most southeasterly corner of the parcel to be described as follows:

THENCE N 80° 17’ 19” W	along the northerly sideline of Spring Street, a distance of 150.36 feet to a point;

THENCE N 09° 38’ 04” E	along other land now or formerly of Charles Webb, a distance of 103.23 feet to a point;

THENCE S 80° 28’ 49” E	along land now or formerly of Irving & Gasson Realty Trust, a distance of 50.09 feet to a point;

THENCE S 09° 31’ 11” W	along land now or formerly of Tarvis Realty Trust, a distance of 3.50 feet to a point;

THENCE S 80° 58’ 02” E	along land now or formerly of Tarvis Realty Trust, a distance of 100.00 feet to a point of the westerly sideline of First Street;

THENCE S 09° 31’ 11” W	along said westerly sideline of First Street, a distance of 0.23 feet to a point;

THENCE S 09° 28’ 49” W	continuing along said westerly sideline of First Street, a distance of 100.85 feet to the point of beginning.

Exhibit 16.13

Parcel 4

A certain piece of land situated in Cambridge, County of Middlesex and Commonwealth of Massachusetts bounded and described as follows:

Beginning at the point on the northerly sideline of Spring Street at the most southeasterly corner of the parcel to be described; Said point being N 80° 17’ 19” W and 150.36 feet from the Northwesterly corner of Spring Street and First Street:

THENCE N 80° 17’19”W	along said northerly sideline of Spring Street, a distance of 50.00 feet to a point;

THENCE N 09° 38’03” E	along land now or formerly of Kolligian Realty Trust, a distance of 103.06 feet to a point;

THENCE S 80° 28’49” E	along land now or formerly of Irving & Casson Realty Trust, a distance of 50.00 feet to a point;

THENCE S 09°38’04”W	along other land now or formerly of Charles Webb, a distance of 103.23 feet to the point of beginning.

Parcel 5

A certain piece of land situated in Cambridge, County of Middlesex and Commonwealth of Massachusetts bounded and described as follows:

Beginning at the northeasterly corner of Spring Street and Second Street at the most southwesterly corner of the parcel to be described:

THENCE N 09° 38’ 03” E	along the easterly sideline of Second Street, a distance of 130.15 feet to a point;

THENCE S 80° 21’ 57” E	along land now or formerly of Kolligian Realty Trust, a distance of 76.14 feet to a point;

THENCE N 09° 38’ 03” E	along land now or formerly of Kolligian Realty Trust, a distance of 72.39 feet to a point

THENCE S 80° 28’ 49” E	along the southerly sideline of Thorndike Street, a distance of 123.86 feet to a point;

THENCE S 09° 38’ 03” W	along land now or formerly of City of Cambridge, a distance of 203.06 feet to the point;

THENCE N 80° 17’ 19” W	along said northerly sideline of Spring Street, a distance of 200.00 feet to a point of beginning.

Exhibit 16.13

EXHIBIT 16.31

RULES AND REGULATIONS

1. The rights of tenants in the entrances, corridors, stairways and elevators in the Building are limited to ingress and egress from the tenant’s premises for the tenants and their employees, licensees and invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of, or use, or permit the use of, such entrances, corridors, stairways or elevators for any purpose other than such ingress and egress. No tenant shall invite to the tenant’s premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the entrances, corridors, stairways, elevators or other facilities in the Building by other tenants. Fire exits and stairways are for such uses that would not violate any Applicable Laws relating thereto. Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as all facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally. The cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants, caused by the negligence of a tenant or the employees, licensees or invitees of such tenant, shall unless covered by Landlord’s normal fire and extended coverage insurance be paid by such tenant.

2. Landlord may refuse admission to the Building before or after regular business hours to any person not known to the watchman or not having an identification card issued by or to the tenant or not properly identified, and may require all persons admitted to or leaving the Building except persons regularly admitted to or leaving the Building before or after regular business hours to register. Any person whose presence in the Building at any time might, in the judgment of Landlord, be prejudicial to the safety, character, reputation or interests of the Building or of its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building. Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of such tenant. Landlord shall, in no way, be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the tenant’s premises or the Building under the provisions of this rule. Canvassing, soliciting or peddling in the Building is prohibited and every tenant shall cooperate to prevent the same.

3. No tenant shall order or take deliveries of towels or other similar articles or obtain or accept the use of barbering, floor polishing, lighting maintenance, cleaning or other similar services, from any persons not approved by Landlord in writing to furnish such articles or services, which approval shall not be unreasonably withheld. Such articles shall be delivered or such services shall be furnished, when so approved, only at such hours, in such places within the tenant’s premises and under such rules as may be fixed by Landlord.

Exhibit 16.31

4. No lettering, sign, advertisement, notice or object shall be displayed in or on the windows or doors, or on the outside of any tenant’s premises, or at any point inside any tenant’s premises where the same might be visible outside of such premises, except that the name and logo of the tenant may be displayed on the entrance doors of, or in the elevator lobbies within, the tenant’s premises subject to the approval of Landlord as to the size, color and style of such display. The inscription of the name of the tenant on the doors of or in the elevator lobbies within the tenant’s premises shall be done at the Landlord’s expense. The original listing of the name of the tenant and its officers and executive personnel on the directory board in the Building shall be done by Landlord at its expense. No tenant shall be allowed in excess of its pro rata share of the space on such directory board for such listings.

5. No tenant shall install awnings or other projections over or around the windows. Only such window blinds and shades as are supplied or permitted by Landlord shall be used in a tenant’s premises. Linoleum, tile or other floor covering shall be laid in a tenant’s premises only in a manner approved by Landlord.

6. Landlord shall have the right to prescribe the weight and position of safes and other objects of excessive weight and no safe or other object weighing more than the lawful load for the area upon which it would stand shall be brought into or kept upon a tenant’s premises. If, in the judgment of Landlord, it is necessary to distribute the concentrated weight of any safe or other heavy object, the work involved in such distribution shall be done at the tenant’s expense and in such manner as Landlord shall determine. The moving of safes and other heavy objects shall not take place during regular business hours and only with previous notice to Landlord and the persons employed to move the same in and out of the Building, shall be subject to the approval of Landlord. No machines of any kind, except typewriters, photocopy machines, office machines, terminals, vending machines and other similar equipment may be installed or operated in the premises without Landlord’s prior written consent and in no event shall any such machines be placed or operated so as to disturb other tenants. Freight, furniture, business equipment, merchandise and bulky matter, of any description shall be delivered to and removed from the tenant’s premises only in the freight elevators and through the service entrances and corridors and only during hours and in a manner approved by Landlord. Any tenant must make special arrangements with Landlord for moving large quantities of furniture and equipment into or out of the Building.

7. No noise, including the playing of musical instruments or the operation of radio, television or audio devices which, in the judgment of Landlord might disturb other tenants in the Building, shall be made or permitted by any tenant. No cooking shall be done in the tenant’s premises, except as expressly approved by Landlord and except for typical kitchenette appliances such as microwaves, toaster ovens and coffee makers. Nothing shall be done or permitted in any tenant’s premises, and nothing shall be brought into or kept in any tenant’s premises which might impair or interfere with any of the building services or the proper and economical heating, cleaning or other servicing of the Building or the tenant’s premises, or the use or enjoyment by any other tenant of any other premises. No tenant shall install any ventilating, air-conditioning, electrical or other equipment of any kind, which, in the judgment of Landlord, might cause any impairment or interference. No dangerous, inflammable, combustible or explosive object or material shall be brought into the Building by any tenant or with the permission of any tenant. Any containers or receptacles used in any tenant’s premises shall be cared for and cleaned by and at the tenant’s expense.

Exhibit 16.31

8. The water closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. The cost of repairing any damage done to such closets and fixtures resulting from any misuse thereof by a tenant or the employees, licensees or invitees of such tenant shall be paid by such tenant.

9. Landlord shall have the right to prohibit any advertising by any tenant, which in its judgment tends to impair the reputation of the Building or its desirability as a first-class office building.

10. No additional locks or bolts of any kind shall be placed upon any of the doors or windows in any tenant’s premises and no lock on any door therein shall be changed or altered in any respect. Duplicate keys for the tenant’s premises and toilet rooms shall be procured only from Landlord, which may make a reasonable charge therefor. Upon the termination of a tenant’s lease, all keys of the tenant’s premises and toilet rooms shall be delivered to Landlord.

11. All entrance doors in each tenant’s premises shall be kept closed at all times. All such doors should be kept locked when the tenant’s premises are not in use.

12. Hand trucks not equipped with rubber tires and side guards shall not be used within the Building.

13. All window blinds shall be lowered when and as required because of the position of the sun during the air conditioning season.

14. Landlord reserves the right to rescind, alter or waive any building rule at any time when, in its judgment it deems it necessary, desirable or proper for its best interest and for the best interests of the tenants, and no alteration or waiver of any building rule in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant. Landlord shall not be responsible to any tenant for the non-observance or violation by any other tenant of any of the Building Rules at any time, Landlord shall exercise its best efforts to see that all tenants comply with the Building Rules.

15. Tenants shall have the right to install canteen facilities and vending machines in their premises.

16. No bicycles, vehicles, or animals of any kind (except as expressly permitted in Section 16.36 of this Lease) shall be brought into or kept in or about the Premises. No space in the Building shall be used for manufacturing or for the sale of merchandise of any kind at auction or for storage thereof preliminary to such sale.

Exhibit 16.31

EXHIBIT 16.32, SHEET 1

OTHER NEW TENANT SIGNAGE

25 FIRST STREET

Cambridge, Massachusetts

Exhibit 16.32

1ST FLOOR PLAN

Upon Lease Execution

HubSpot placard
4 HubSpot banners
HubSpot placard
HubSpot sign to replace Manta sign
Atrium
HubSpot branded hallway
Courtyard
HubSpot banner
Replace one of the two existing banners with a HubSpot banner
HubSpot placard
HubSpot placard
HubSpot sign behind security desk

Exhibit 16.32

EXHIBIT 16.32, SHEET 2

SUBSTANTIAL FULL OCCUPANCY TENANT SIGNAGE

Exhibit 16.32

EXHIBIT 16.35

LOCATION OF TENANT’S EQUIPMENT—GENERATOR

Exhibit 16.35

EXHIBIT 16.36

BUILDING DOG POLICY

Tenant and its employees shall be permitted to bring fully domesticated and trained dogs provided and on condition that:

(a) There shall not be more than three (3) dogs in the Premises (max of 3 per tenant) at any one time; provided, however, as of the Substantial Full Occupancy Commencement Date, the foregoing maximum number of dogs in the Premises will be increased to fifteen (15) dogs.

(b) Any dog brought into the Building is owned by Tenant or its employees. Visiting guests may not be permitted to bring their dog into the building. Two or more failures to inform visiting guests of this policy Landlord may revoke Tenant’s rights under this Section, which shall be Landlord’s sole remedy.

(c) Any dog brought into and remaining in the Building shall be brought into the Building through the Courtyard or Otis St entrances only, using the adjacent stairwell to access the Premises. If needed, the only elevator that may be used when bringing a dog on site is the rear freight elevator located next to the loading dock. Dogs are strictly prohibited from the Atrium, Front Door off of First Street, and the Front/Main Lobby on the ground floor.

(d) All dogs shall be controlled on a leash at all times outside of the Premises and shall not be permitted to foul, damage or otherwise mar any part of the Building or cause any undue noise whether through prolonged barking, growling, or otherwise.

(e) Dogs shall not wander throughout the Building or otherwise be left unattended.

(f) While outside the Premises (i.e., in any common area of the Building), all dogs shall be kept on leashes.

(g) Upon Landlord’s request from time to time, Tenant shall provide Landlord with evidence of all current vaccinations for dogs having access to the Premises and the Building.

(h) No dog with (or suspected of having) fleas is to be brought into the Building.

(i) Tenant shall be responsible for any additional cleaning costs or other costs which may arise from the dogs’ presence in the Building.

(j) Tenant shall be liable for, and shall indemnify and hold Landlord and all Landlord Parties harmless from, any and all claims arising from any and all acts undertaken by (e.g., biting another tenant, occupant, licensee or invitee or an employee of Landlord or any Landlord Party) or the presence of any dog in or about the Premises, the Building or the Real Property.

(k) Tenant immediately removes any dog waste and excrement from the Premises, the Building and the Real Property. If Landlord reasonably determines that Landlord has incurred or is incurring increased janitorial (interior or exterior) maintenance costs as a result of the dogs’ presence, Tenant shall reimburse Landlord for such costs as Additional Rent within twenty (20) days of Landlord’s demand.

Exhibit 16.36

(l) If, at any time during the Term, (x) Landlord receives complaints from other tenants or occupants of, or invitees to, the Building regarding (i) the dogs’ activities, (ii) the dogs’ noise level within the Building or (iii) allergic reactions suffered as a result of the presence of any dog, and such complaints are not remedied by Tenant to Landlord’s reasonable satisfaction within five (5) business days following Landlord’s delivery of written notice to Tenant, or (y) Landlord reasonably determines that the presence of any and all dogs is materially disruptive to the maintenance and operation of the Building, Landlord shall notify Tenant thereof and, if such failure to comply with any of the provisions of this policy is not cured to Landlord’s reasonable satisfaction within five (5) days following Landlord’s delivery of written notice to Tenant, Landlord may revoke Tenant’s rights to bring dogs into the Premises other than guide dogs, which shall be Landlord’s sole remedy. The provisions of this paragraph (l) shall not apply following the 100% Lease Date and so long as Tenant continues to satisfy the 100% Lease Test.

(m) Subject to the waiver of subrogation in the Lease, Tenant shall be responsible for, and indemnify, defend, protect and hold Landlord harmless from and against any and all costs to remedy any and all damages caused to the Building, the Real Property or any portion thereof by any dog.

(n) Tenant shall comply with all applicable Laws associated with or governing the presence of a dog within the Premises and/or the Building and such presence shall not violate the certificate of occupancy for the Building or the temporary certificate of occupancy for the Premises.

Exhibit 16.36

EXHIBIT 16.40

LOCATION OF TENANT’S ROOF DECK

Exhibit 16.40

EXHIBIT 16.42.1

LOCATION OF TENANT’S BASEMENT STORAGE PREMISES

Exhibit 16.42.1

EXHIBIT 16.42.2

ANNUAL FIXED BASEMENT RENT

Time Period	Annual Fixed Basement Rent Per Rentable Square Foot
11/1/15 – 4/30/17	$15.00
5/1/17 – 4/30/18	$15.45
5/1/18 – 4/30/19	$15.91
5/1/19 – 4/30/20	$16.39
5/1/20 – 4/30/21	$16.88
5/1/21 – 4/30/22	$17.39
5/1/22 – 4/30/23	$17.91
5/1/23 – 4/30/24	$18.45
5/1/24 – 4/30/25	$19.00
5/1/25 – 4/30/26	$19.57
5/1/26 – 4/30/27	$20.16
5/1/27 – 10/31/27	$20.76

Exhibit 16.42.2

EXHIBIT 16.43

LOCATION OF SWING BASEMENT PREMISES

Exhibit 16.43